Registration No. 333- _____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ------------------------------
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------
                            FOCUS ENHANCEMENTS, INC.
                 (Name of Small Business Issuer in its Charter)
                         ------------------------------
         Delaware                                                04-3186320
(State or Other Jurisdiction of                                (IRS Employer
Incorporation or Organization)                               Identification No.)

                                      3576
                          (Primary Standard Industrial
                           Classification Code Number)
                         ------------------------------
                             SEC FILE NO. 0000884719
                               600 Research Drive
                         Wilmington, Massachusetts 01887
                                 (978) 988-5888
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Michael D'Addio
                      President and Chief Executive Officer
                            FOCUS Enhancements, Inc.
                               600 Research Drive
                         Wilmington, Massachusetts 01887
                                 (978) 988-5888
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         ------------------------------
                                   Copies to:
                           Gregory A. Gehlmann, Esq. .
                          Manatt Phelps & Phillips, LLP
                          1501 M Street, NW, Suite 700
                              Washington, DC 20005
                                 (202) 463-4334
                         ------------------------------

         Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of the Registration Statement as determined by market conditions.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                                   ------------------------------

                                                   CALCULATION OF REGISTRATION FEE
====================================================== =================== =================== ======================= =============
                                                                           Proposed Maximum      Proposed Maximum         Amount of
                                                          Amount to         Offering Price      Aggregate Offering      Registration
Title of Each Class of Securities to be Registered(1)    Be Registered        Per Share(1)             Price                Fee(10)
------------------------------------------------------ ------------------- ------------------- ------------------------ ------------
Common Stock, par value $.01 per share                    4,000,000(2)          $1.61(7)           $ 6,440,000(8)          $1,610.00
------------------------------------------------------ ------------------- ------------------- ------------------------ ------------
Common Stock, par value $.01 per share)                   1,710,000(3)          $1.61(9)           $ 2,753,100(8)             688.28
------------------------------------------------------ ------------------- ------------------- ------------------------ ------------
Common Stock, par value $.01 per share,
underlying warrants                                         435,000(4)          $1.61(9)           $   700,350                175.09
------------------------------------------------------ ------------------- ------------------- ------------------------ ------------
Common Stock, par value $.01 per shares                     468,322(5)          $1.61(9)           $   753,998                188.50
------------------------------------------------------ ------------------- ------------------- ------------------------ ------------
Common Stock, par value $.01 per share                      243,833(6)          $1.61(9)           $   392,571                 98.14
------------------------------------------------------ ------------------- ------------------- ------------------------ ------------
TOTAL                                                     6,857,155                                $11,040,019             $2,760.01
====================================================== =================== =================== ======================== ============

 (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933.

 (2) Refers to a private equity line of credit.

 (3) Represents 1,400,000 shares issued in a private placement at a price per share of $1.07 and 310,000 shares to be issued at fair market value as liquidated damages resulting from delays in the filing of this registration statement.

 (4) Represents the aggregate amount of warrants issued to three separate parties. The strike price for each of the warrants is $1.625.

 (5) Represents shares of common stock to be issued in satisfaction of indebtedness.

 (6) Represents shares issued to Union Atlantic Capital, L.C., in lieu of investment banker fees.





 (7) The price per common share for the equity line of credit will vary based on the closing bid prices of Focus Enhancements' common stock during the drawdown periods provided for in the private equity line of credit agreement described in this registration statement. The purchase price will be equal to 90% of the average of the three lowest closing bid prices for each trading day within such drawdown pricing periods.

 (8) This represents $1,500,000 previously received from the private placement, less $216,000 in fees and expenses associated with the offering.

 (9) The registration fee is calculated pursuant to Rule 457(c) of the Securities Act of 1933 by taking the average of the bid and asked prices of the registrant's common stock, $.01 par value per share, on February 6, 2001 as reported on the Nasdaq SmallCap Market.


                         ------------------------------

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

REOFFER PROSPECTUS

         SUBJECT TO COMPLETION, DATED FEBRUARY 7, 2001. INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES AS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONTAIN AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                            FOCUS ENHANCEMENTS, INC.

                                  Common Stock

                                6,857,155 Shares


         Of the common stock being offered, 2,847,155 are being offered by the selling stockholders identified on page 53 and are being registered for resale. The selling stockholders may offer and sell their shares from time to time in any manner described in the "Plan of Distribution" section of this prospectus on page 55.

         We will not receive any proceeds from the sale of the shares by the selling stockholders. However, we will receive the proceeds upon the exercise for cash of the stock purchase warrants held by the selling stockholders.

         Up to 4,000,000 shares of common stock may be issued by us through a private equity line of credit agreement with Euston Investments Holdings Limited, as further described in this prospectus. We will receive the sale price of any common stock that we sell though the agreement and Euston may resell those shares pursuant to this prospectus. Euston is an "underwriter" within the meaning of the Securities Act of 1933 in connection with its sales.

         We will pay the costs of registering the shares under this prospectus, including legal fees.

         Our common stock is listed on The Nasdaq SmallCap Market under the ticker symbol: "FCSE". On January 19, 2001, the closing price of one share of our common stock on The Nasdaq SmallCap Market was $1.59.

         Our principal executive offices are located at 600 Research Drive, Wilmington, Massachusetts, 01887, and our telephone number is (978) 988-5888.

                         ------------------------------

         Neither the Securities and Exchange Commission, nor any state securities commission, has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                         ------------------------------

        AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK.
                        SEE "RISK FACTORS" AT PAGES 3-8

                          -----------------------------

     The date of this prospectus is February 7, 2001, subject to completion.

         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

Until May 3, 2001 (90 days after the date of this prospectus), all dealers that buy, sell or trade our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                                                    TABLE OF CONTENTS

PROSPECTUS SUMMARY...............................................................................................1
THE OFFERING.....................................................................................................1
RISK FACTORS.....................................................................................................3
DILUTION.........................................................................................................8
USE OF PROCEEDS..................................................................................................9
SELLING STOCKHOLDERS............................................................................................10
DIVIDEND POLICY.................................................................................................10
PRICE RANGE OF COMMON STOCK.....................................................................................10
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS DECEMBER 31, 1999
COMPARED TO DECEMBER 31, 1998...................................................................................11
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS   NINE MONTHS ENDED
SEPTEMBER 30, 2000 AND SEPTEMBER 30, 1999.......................................................................17
INFORMATION ABOUT FOCUS.........................................................................................23
BUSINESS STRATEGY...............................................................................................23
PRODUCT STRATEGY................................................................................................24
MARKETING AND SALES STRATEGY....................................................................................24
PRODUCTS AND APPLICATIONS.......................................................................................25
CONSUMER PC-TO-TV VIDEO SCAN CONVERSION PRODUCTS................................................................26
DIRECTORS AND EXECUTIVE OFFICERS................................................................................30
SUMMARY COMPENSATION TABLE......................................................................................33
OPTION/SAR GRANTS IN LAST FISCAL YEAR...........................................................................36
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES......................................36
PERCENTAGE OF NUMBER OF SHARES BENEFICIALLY OWNED...............................................................38
DESCRIPTION OF CAPITAL STOCK....................................................................................39
PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION.................................................41
PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BYLAWS..........................................................49
PRIVATE EQUITY LINE OF CREDIT AGREEMENT.........................................................................49
SELLING STOCKHOLDERS............................................................................................53
PLAN OF DISTRIBUTION............................................................................................55
LEGAL MATTERS...................................................................................................58
EXPERTS.........................................................................................................58
ADDITIONAL INFORMATION..........................................................................................58
FOCUS ENHANCEMENTS, INC. REPORT OF INDEPENDENT ACCOUNTANTS.....................................................F-1
FOCUS ENHANCEMENTS, INC. CONSOLIDATED BALANCE SHEETS...........................................................F-2
FOCUS ENHANCEMENTS, INC. CONSOLIDATED STATEMENTS OF OPERATIONS.................................................F-3
FOCUS ENHANCEMENTS, INC. CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY.......................................F-4
FOCUS ENHANCEMENTS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS.................................................F-5
FOCUS ENHANCEMENTS INC. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS.........................................F-7
VIDEONICS INC. REPORT OF INDEPENDENT ACCOUNTANTS..............................................................F-31
VIDEONICS, INC. CONSOLIDATED BALANCE SHEETS...................................................................F-32
VIDEONICS, INC. CONSOLIDATED STATEMENTS OF OPERATIONS.........................................................F-33
VIDEONICS, INC. CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY...............................................F-34
VIDEONICS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS.........................................................F-35
VIDEONICS INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.....................................................F-36


PROSPECTUS SUMMARY

         You should read the following summary together with the more detailed information and financial statements and the notes to those statements appearing elsewhere in this prospectus. You should also carefully consider the risk factors relating to the purchase of our stock, which are described at pages 3 below.

About FOCUS Enhancements

         FOCUS Enhancements, Inc. develops and markets advanced, proprietary multimedia video scan conversion products for the rapidly converging, multi-billion dollar computer and television industries. Our products, which are sold globally through Original Equipment Manufacturers (OEMs) and resellers, merge computer generated graphics and television displays for presentations, training, education, video teleconferencing, Internet viewing and home gaming markets. It is our objective to design, develop, and deliver quality video conversion products to the global marketplace.

         On January 16, 2001, we completed the acquisition of Videonics, Inc. In connection with the acquisition we issued 5,135,219 shares of commons stock to Videonics shareholders and Videonics became a wholly-owned subsidiary of Focus.

         Videonics is a leading designer of affordable, high quality, digital-video equipment for the broadcast, cable, business, industrial, presentation, Internet, and home video production markets. Videonics products include application controllers, edit controllers, mixers, character generators, and video editing software solutions.

         We are located on the Internet at www.Focusinfo.com, our address is 600 Research Drive, Wilmington, Massachusetts 01887 and our telephone number is
(978) 988-5888. We began operations in November 1991.

The Offering

         General. This prospectus covers up to 5,347,155 shares of Focus Enhancements common stock to be sold by selling stockholders identified in this prospectus. The number of shares of common stock currently not outstanding and subject to this prospectus represents 12.7% of our issued and outstanding common stock as of January 19, 2001 and 11.3% after issuance of all currently unissued shares included in this prospectus.

         Private Equity Line of Credit. We signed a private equity line of credit agreement with Euston Investments Holdings Limited, a British Virgin Islands corporation, on July 28, 2000, for the future issuance and purchase of shares of our common stock. The private equity line of credit agreement establishes what is sometimes termed an equity line of credit or an equity drawdown facility.

         In general, the drawdown facility operates in the following manner: the investor, Euston Investments, has committed to provide us up to $5 million as we request it over a 24 month period, in return for common stock we issue to Euston Investments. Once every 30 trading days, we may request a draw of up to an amount equal to 6.66% of the product of the three-month weighted average price of our common stock and the three-month total trading volume of our common stock. Each draw down must be for at least $100,000. We then use the formulas in the private equity line of credit agreement to determine the number of shares we will issue to Euston Investments in return for that money. The formula for determining the final drawdown amounts, the number of shares we issue to Euston Investments and the price per share paid by Euston Investments are described under "Equity Line of Credit Agreement" in detail beginning on page 49.

         The aggregate total of all draws cannot exceed $5 million. We are under no obligation to request a draw for any period, except that if Focus does not use at least $500,000 in each one year period, a non-usage fee will be assessed equal to $50,000 minus 10% of the dollar amount of drawdowns actually issued during such period.

         The market price for our common stock on January 19, 2001 was $1.59. Furthermore, as of January 19, 2001, our three-month weighted average closing bid price was $1.02 and our three-month total trading volume was 17,974,079 shares. Based on the formula, we would multiply the product of the weighted average price and volume by 6.66%. This would result in a maximum drawdown at one time equal to $1,221,015.

         The per share dollar amount Euston Investments pays for our common stock for each drawdown includes a 10% discount to the average of the three lowest bid prices of our common stock for the 15-trading day period around our drawdown request, beginning seven days before the request and ending seven days after. For this example, the average of the three lowest bid prices of our common stock for the 15- trading day period around a drawdown request date of January 19, 2001, equaled $0.92. Applying the 10% discount formula, we would issue Euston Investments 1,489,043 shares at $0.82 per share under the drawdown.

         The aggregate number of shares we can issue under the private equity line of credit is limited to 2,500,000 shares. The number of shares and the proceeds we can receive is limited by a provision of the private equity line of credit agreement that prevents us from issuing shares to Euston Investments to the extent Euston Investments would beneficially own more than 9.9% of our then outstanding common stock. Any resale of shares by Euston Investments under this prospectus would reduce the number of shares beneficially owned by Euston Investments, and would enable us to issue additional shares to Euston Investments without violating this condition.

         As and inducement for Euston Investments to enter into the private equity line of credit, we also issued warrants to purchase 250,000 shares of our common stock at an exercise price of $1.625 per share. The common stock issuable upon exercise of those warrants is included in the registration statement of which this prospectus is a part.

         We will receive the amount of any drawdown less an escrow agent fee of $750 and a 7% placement fee for each drawdown payable to the placement agent, Union Atlantic Capital, L.C., which introduced Euston Investments to FOCUS Enhancements. Union Atlantic is a registered broker dealer. It is not obligated to purchase any of our shares, but as an additional placement fee, we have issued to Union Atlantic Capital, L.C. warrants to purchase 45,000 shares of our common stock at an exercise price of $1.625 per share. The common stock issuable upon exercise of those warrants is included in the registration statement of which this prospectus is a part. A member of Focus Enhancements, Inc's Board of Directors is the Chairman of VFinance.com, Inc., the parent company of Union Atlantic Capital, L.C.

         Other Selling Shareholders. In addition to the above, we issued warrants to purchase 140,000 shares of common stock at an exercise price of $1.625 per share and 1,400,000 shares of common stock to AMRO Investments International, S.A. in a private placement. An additional 310,000 shares of common stock will be issued to AMRO in connection with our agreement to register the 1,400,000 shares on a timely basis. The common stock issued and to be issued, and the common stock issuable upon the exercise of the warrants, is included in the registration statement of which this prospectus is a part.

         In connection with our acquisition of Videonics, Inc. on January 16, 2001, we received investment banking services from Union Atlantic. In lieu of fees of $228,538 for such services, we agreed to issue Union Atlantic Capital, L.C., 243,833 shares of Focus common stock. The common stock to be issued to Union Atlantic is included in the registration statement of which this prospectus is a part.

         Finally, Steve Wood a holder of a $427,437.44 secured promissory note given to him as partial consideration for our purchase PC Video Conversion, agreed convert the remaining balance of the note into 468,322 shares of common stock. The common stock to be issued to Mr. Wood is included in the registration statement of which this prospectus is a part.


            [The Remainder of This Page Is Intentionally Left Blank]

RISK FACTORS

         This offering involves a high degree of risk and should only be purchased by investors who can afford to lose their entire investment. You should carefully consider the following risks relating to our business and our common stock, together with the other information described elsewhere in this prospectus. If any of the following risks actually occur, our business, results of operations and financial condition could be materially affected, the trading price of our common stock could decline, and you might lose all or part of your investment.

The anticipated benefits of the merger may not be realized.

         The success of the merger of Focus and Videonics will depend, in part, on our ability to realize the anticipated growth opportunities and synergies, from combining the businesses of Focus and Videonics. Achieving the benefits of the merger will depend in part on:

         o        effectively   and   efficiently   integrating   the  policies,
                  procedures and operations of Videonics and Focus;

         o successfully retaining and attracting key employees of the combined company, including operating management and key technical personnel, during a period of transition and in light of the competitive employment market; and

         o while integrating the combined company's operations, maintaining adequate focus on our core businesses in order to take advantage of competitive opportunities and to respond to competitive challenges.

         If members of the management team of the combined company are not able to develop strategies and implement a business plan that achieves these objectives, the anticipated benefits of the merger may not be realized, which would have an adverse impact on our combined company and the market prices of shares of Focus common stock.

Focus has been named as a defendant in an alleged class action alleging violation of federal securities laws.

         The lawsuits allege that Focus and its Chairman and certain other present and former officers violated federal securities laws in connection with a number of allegedly false or misleading statements and seek certification as class actions on behalf of persons alleged to have purchased stock from July 17, 1997 to February 19, 1999 or between November 15, 1999 to March 1, 2000, respectively. Focus believes that it has consistently complied with the federal securities laws, and does not believe at this time that this litigation will result in a material adverse effect on its financial condition. Nonetheless, the management time and resources that could be required to respond effectively to such claims and to defend Focus vigorously in such litigation could adversely impact our management's administrative capabilities.

Focus is involved as a defendant in litigation with CRA Systems, Inc.

         In 1996 CRA Systems, Inc., a Texas corporation, and Focus entered into an agreement, the terms and nature of which were subsequently disputed by the parties. Focus contended that the transaction was simply a sale of inventory for which Focus was never paid. CRA contended otherwise. CRA brought suit against Focus for breach of contract contending that Focus grossly exaggerated the demand for the product and the margin of profit that was available to CRA regarding this project. CRA sought to recover out-of-pocket losses exceeding $100,000 and lost profits of $400,000 to $1,000,000. A jury trial in May 2000 in federal district court in Waco, Texas, resulted in a verdict in favor of CRA for $848,000 actual damages and $1,000,000 punitive damages. On October 10, 2000, the court rendered a judgment in favor of CRA for actual damages, punitive damages, attorney's fees, costs and interest, for a total award of approximately $2,000,000. In connection with this judgment, we recorded an expense of $2.1 million in the period ended September 30, 2000. The court overruled the motion for new trial that Focus filed, and Focus now intends to pursue an appeal to the United States Court of Appeals for the Fifth Circuit in New Orleans, Louisiana. The court has granted a stay of any enforcement of the judgment pending appeal, based on the posting of a bond in the approximate amount of $2.3 million (being the approximate amount of the judgment plus 10% to cover interest and costs of
CRA).

Focus will need to raise additional capital

         Historically, we have met our short-and long-term extra cash needs through debt and the sale of common stock in private placements in that cash flow from operations has been insufficient to fund its operations. For example, during 1998, we received $2,827,355 in net proceeds from private offerings of common stock and $7,003,963 from the exercise of common stock options and warrants. In 1999, we received $4,4413,978 in net proceeds from private offerings of common stock and $2,596,023 from the exercise of common stock options and warrants. For the nine months ended September 30, 2000, we received $1,284,000 in net proceeds from private offerings of common stock and $1,120,506. from the exercise of stock options and warrants. Future capital requirements will depend on many factors, including cash flow from operations, continued progress in research and development programs, competing technological and market developments, and our ability to market our products successfully. If we require additional equity or debt financing in the future, there can be no assurance that sufficient funds will be raised. Moreover, any equity financing would result in dilution to our then-existing shareholders and any additional debt financing may result in higher interest expense. Additionally, on October 26, 2000 Focus issued a secured convertible promissory note in the approximate principal amount of $2.3 million in favor of Carl Berg, a shareholder and director of Videonics. The proceeds from this note were used to suspend enforcement of the judgment related to CRA Systems. The promissory note is secured by a security agreement in favor of Mr. Berg granting him a first priority security interest over substantially all of the assets of Focus and can be converted by Mr. Berg, upon certain conditions, into approximately 1,890,000 shares of common stock of Focus. Any further financing, if available, may be on unfavorable terms. If adequate funds are not available, we may be required to curtail our activities significantly. See also, "Focus is involved as a defendant in litigation with CRA Systems, Inc."

         As of January 19, 2001, there were 31,035,422 shares of common stock issued and outstanding. As of January 19, 2001, there were outstanding options, warrants and rights to purchase approximately 6,826,158 shares of our common stock covered by this prospectus. This prospectus covers an additional 5,347,115 shares of common stock, of which 1,400,000 are currently issued and outstanding.

         We may also issue additional shares in acquisitions and may grant additional stock options to our employees, officers, directors and consultants under our stock option plans.

         The issuance of the potential shares under the equity line of credit, to obtain additional financing, and upon exercise of warrants, options or rights will have a dilutive impact on other stockholders and could have a negative effect on the market price of our common stock. In addition, the shares issuable to Euston Investments under the equity line of credit will be issued at a discount to the daily volume weighted average prices of our common stock during 15 trading days beginning seven days before the draw down notice to Euston. This will further dilute our outstanding shares of common stock.

         As we sell shares of our common stock to Euston Investments under the equity line of credit, and then Euston Investments sells the common stock to third parties, our common stock price may decrease due to the additional shares in the market. If we decide to draw down on the equity line of credit as the price of our common stock decreases we will be required to issue more shares of our common stock for any given dollar amount invested by Euston. The more shares that are issued under the equity line of credit, the more our shares will be diluted and the more our stock price may decrease. This may encourage short sales, which could place further downward pressure on the price of our common stock.

Videonics is dependent on a major shareholder and bank to fund its operations

         Videonics, now the wholly-owned subsidiary of Focus, has incurred losses and negative cash flows from operations for each of the two years in the period ended September 30, 2000 and is dependent upon support from a substantial shareholder, a bank loan and upon generating sufficient revenues from existing and soon to be released products in order to fund operations. During 1999, management took steps to further reduce costs, including the sale of its Nova Systems Division, and its German subsidiary, both of which had incurred losses in the two years immediately preceding their sale. Videonics is assessing its product lines to identify how to enhance existing or create new distribution channels. During the first quarter of 2000, Videonics introduced three new products. Two of those products began shipping late in the first quarter with the third product shipping in July. Although there can be no assurances, Videonics is currently developing and expects to introduce two more products during the first half of 2001.

         Videonics currently has outstanding a $400,000 fully secured loan from Pacific Business Funding, an affiliate of Venture Banking Group. Interest is calculated at a rate of 12%. The loan is due on February 5, 2001. Videonics expects to secure additional financing when the loan becomes due. However, there can be no assurance that such additional financing will be available at all or on terms that are acceptable to Videonics.

Videonics has incurred significant delays in the introduction of new products.

         As the complexity of Videonics' product designs and feature sets continues to increase, we may continue to experience product development delays that would and has had in the past an adverse effect on the profitability of our operations. There can be no assurance that it will be successful in the timely development of new products to replace or supplement existing products or that we will be successful in integrating acquired products or technologies with its current business. Delays in new product development have had an adverse material impact on Videonics growth in 1999, 1998 and 1997. Similar adverse effects on results of operations can be expected until new products are successfully introduced and accepted by end users.

Focus relies on sales to a few major customers for a large part of our revenues.

         For the year ended December 1999, approximately 26% of our revenues were derived from sales to a major distributor, approximately 14% of our revenues were derived from sales to two major retailers, and approximately 8% of our revenues were derived from sales to a major consumer electronics manufacturer. Management expects that sales to these customers will continue to represent a significant percentage of Focus' future revenues. We do not have long-term contracts requiring any customer to purchase any minimum amount of products. There can be no assurance that we will continue to receive orders of the same magnitude as in the past from existing customers or we will be able to market its current or proposed products to new customers. Loss of any major customer would have a material adverse effect on the Focus business as a whole.

Videonics received a significant portion of its revenue from one customer in 1999.

         During 1999 sales to one customer accounted for 13% of Videonics total revenues. Any termination by a significant customer of its relationship with Videonics or material reduction in the amount of business such a customer does with Videonics could materially adversely effect Videonics' business, financial condition or operating results. For 1998 and 1997, no one customer accounted for more than 10% of revenues.

International sales are subject to significant risk.

         Protectionist trade legislation in either the United States or other countries, such as a change in the current tariff structures, export compliance laws or other trade policies, could adversely affect our companies ability to sell in international markets. Furthermore, revenues from outside the United States are subject to inherent risks related thereto, including currency rate fluctuations, the general economic and political conditions in each country. There can be no assurance that the economic crisis and currency issues, currently being experienced in certain parts of the world will not have a material adverse effect on our companies' revenue or operating results in the future.

We have a long history of operating losses.

         We have experienced limited profitability since their inception. As of September 30, 2000, Focus had an accumulated deficit of $41,887,032, and the accumulated deficit of Videonics was $18,548,000. Focus and Videonics respectively incurred net losses of $1,480,000 and $2,634,000 for the year ended December 31, 1999, and $12,787,000 and $6,713,000 for the year ended December 31, 1998. Focus had a net loss of $5,208,000 for the first nine months of 2000. Videonics had a net loss of $1,194,000 for the first nine months of 2000. There can be no assurance that the newly merged company will be profitable.

Focus relies on a single vendor for 90% of its product components.

         Approximately 90% of the components for the products of Focus are manufactured by a single vendor on a turnkey basis. This vendor is located overseas. If this vendor experiences production or shipping problems for any reason, Focus in turn could experience delays in the production and shipping of Focus products, which would have an adverse effect on our results of operations.

Focus' products may become obsolete very quickly.

         The computer peripheral markets are characterized by extensive research and development and rapid technological change resulting in short product life cycles. Development by others of new or improved products, processes or technologies may make our products or proposed products obsolete or less competitive. We must devote substantial efforts and financial resources to enhance our existing products and to develop new products. There can be no assurance that we will succeed with these efforts.

Our businesses are very competitive.

         The computer peripheral markets are extremely competitive. Focus currently competes with other developers of video conversion products and with video-graphic integrated circuit developers. Many of our competitors have greater market recognition and greater financial, technical, marketing and human resources. Although Focus is not currently aware of any announcements by its competitors that would have a material impact on its operations, there can be no assurance that Focus will be able to compete successfully against existing companies or new entrants to the marketplace.

         The video production equipment market is highly competitive and is characterized by rapid technological change, new product development and obsolescence, evolving industry standards and significant price erosion over the life of a product. Competition is fragmented with several hundred manufacturers supplying a variety of products to this market. Videonics anticipates increased competition in the video post-production equipment market from both existing manufacturers and new market entrants. Increased competition could result in price reductions, reduced margins and loss of market share, any of which could materially and adversely affect our business, financial condition and results of operations. There can be no assurance that it will be able to compete successfully against current and future competitors.

         Videonics' competitors have greater financial, technical, marketing, sales and customer support resources, greater name recognition and larger installed customer bases than us. In addition, some of our competitors also offer a wide variety of video equipment, including professional video tape recorders, video cameras and other related equipment. In some cases, these competitors may have a competitive advantage based upon their ability to bundle their equipment in certain large system sales.

We are dependent on our suppliers.

         We purchase all of our parts from outside suppliers and from time to time experience delays in obtaining some components or peripheral devices. Additionally, we are dependent on sole source suppliers for certain components. We attempt to reduce the risk of supply interruption by evaluating and obtaining alternative sources for various components or peripheral devices when such sources are available. However, there can be no assurance that supply shortages will not occur in the future which could significantly increase the cost, or delay shipment of, our products, which in turn could adversely affect our results of operations.

We may not be able to protect our proprietary information.

         Although Focus has filed eight patent applications with respect to its PC-to-TV video-graphics products, currently only four patents have been issued. Focus treats its technical data as confidential and relies on internal non-disclosure safeguards, including confidentiality agreements with employees, and on laws protecting trade secrets to protect its proprietary information. There can be no assurance that these measures will adequately protect the confidentiality of Focus proprietary information or prove valuable in light of future technological developments.

Our quarterly financial results are subject to significant fluctuations.

         Focus has been unable in the past to accurately forecast our operating expenses. Its revenues currently depend heavily on volatile customer purchasing patterns. If actual revenues are less than projected revenues, Focus may be unable to reduce expenses proportionately, and its operating results, cash flows and liquidity would likely be adversely affected.

         Videonics has experienced significant quarterly fluctuations in operating results and anticipates that these fluctuations will continue in the future. The fluctuation in revenues in the periods reflected above are attributable to various factors, including the timing of new product introductions and shipments, variations in product mix sold, and private label sales. In 1999 and 1998, Videonics' delay in the sales of previously announced new products had a significant effect on Videonics' results of operations, and there can be no assurance that Videonics will be able to introduce and timely sell new products on a basis which will avoid quarterly fluctuations in the future, or even that such new products will be successful in the marketplace.

Videonics typically operates without a significant amount of backlog.

         Videonics typically operates with a small amount of backlog. Accordingly, it generally does not have a material backlog of unfilled orders, and revenues in any quarter are substantially dependent on orders booked in that quarter. Any significant weakening in customer demand would therefore have and has had in the past an almost immediate adverse impact on Videonics' operating results.

We expect to sell shares of our common stock in the future, including shares issued pursuant to the Equity Line of Credit, and these sales may dilute the interests of other security holders and depress the price of our common stock.

         Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock. We had 31,035,422 common shares issued and outstanding as of January 19, 2001, which does not include 3,947,155 of the 5,347,155 shares covered by this prospectus. As of that date, 29,635,422 of those outstanding shares are eligible for sale under Rule 144 or are otherwise freely tradable. In addition, 6,826,158 stock options and warrants were outstanding as of January 19, 2001. Moreover, we may issue additional shares in acquisitions and may grant additional stock options to our employees, officers, directors and consultants under our stock option plans.

         The issuance or even the potential issuance of shares under the equity line of credit, in connection with any other additional financing, and upon exercise of warrants, options or rights will have a dilutive impact on other stockholders and could have a negative effect on the market price of our common stock. In addition, the shares issuable to Euston Investments under the equity line of credit will be issued at a 10% discount to the average of the three lowest bid prices of our common stock for the 15-trading day period around our drawdown request, beginning seven days before the request and ending seven days after.

         As we sell shares of our common stock to Euston Investments under the equity line of credit, and then Euston Investments sells the common stock to third parties, our common stock price may decrease due to the additional shares in the market. If we decide to draw down on the equity line of credit as the price of our stock decreases, we will be required to issue more shares of our common stock for any given dollar amount invested by Euston, subject to the minimum selling price we specify. The more shares that are issued under the equity line of credit, the more our shares will be diluted and the more our stock price may decrease. This may encourage short sales, which could place further downward pressure on the price of our stock.

We will have broad discretion over the resulting funds.

         We will have broad discretion in the use of the proceeds from the sale of common stock under the private equity line of credit agreement with Euston Investments, and any failure to apply them effectively could negatively affect our business prospects.

         We expect to use the net proceeds from the draw downs under the private equity line of credit agreement with Euston Investments Holdings Limited for general corporate purposes. We will have significant flexibility in applying the net proceeds. You will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the net proceeds. If we fail to apply the net proceeds effectively, our business could be negatively affected.

Focus could be delisted.

         If our common stock price drops below $1.00, we may be delisted from The Nasdaq Small-Cap Market, which could eliminate the trading market for our common stock.

         Under the rules of The Nasdaq Small-Cap Market, one of the listing standards we need to maintain is a bid price for our common stock of at least $1.00 per share. If our common stock trades below $1.00 per share, our common stock may be delisted from The Nasdaq Small-Cap Market, eliminating the only established trading market for shares of our common stock. Euston Investments can also terminate the private equity line of credit agreement if we are delisted. The issuance by us of shares of common stock to Euston Investments, or the subsequent resale by Euston Investments of those shares, in either case at a discount to the market price, may reduce the trading price of our common stock to a level below the Nasdaq minimum bid price requirement.


FORWARD LOOKING STATEMENTS

         In addition to historical information, we have made forward-looking statements in this prospectus and in the documents incorporated by reference in this prospectus, such as those pertaining to capital resources, performance of our various lines of business and results of operations, and the integration of the merger. "Forward-looking statements are projections, plans, objectives or assumptions about Focus. There can be no assurances that the events or circumstances reflected in these statements will actually occur.

         Our forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "pro forma," "estimates," or "anticipates" or in the negative of such terminology other variations of such terminology or comparable terminology, or by discussions of strategy, plans or intentions. Such forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and they may be incapable of being realized.


DILUTION

         The issuance of further shares and the eligibility of issued shares for resale will dilute our common stock and may lower the price of our common stock. If you invest in our common stock, you interest will be diluted to the extent of the difference between the price per share you pay for the common stock and the pro forma as adjusted tangible book value per share of our common stock at the time of sale. We calculated net tangible book value per share by calculating the total assets less goodwill and total liabilities, and by dividing it by the number of outstanding shares of common stock.


USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of shares by the selling shareholders. However, we will receive the sale price of any common stock we sell to Euston Investments under the private equity line of credit agreement described in this prospectus and upon the exercise of warrants held by selling stockholders that pay the exercise price in cash. We expect to use the proceeds of any such sales for general working capital purposes.

SELLING STOCKHOLDERS

         The following shareholders of FOCUS Enhancements, Inc. and holders of outstanding warrants to purchase shares of our common stock are offering to sell up to 6,857,155 shares of our common stock under this prospectus. Throughout this prospectus, we often refer to this entire group collectively as the selling shareholders. The selling shareholders acquired, or will acquire, their shares and/or warrants through privately negotiated purchases or other transactions directly from the company. Except as disclosed below, none of the selling stockholders has had a material relationship with us or any of our affiliates within the past three years. For a detailed description of each transaction, see "Equity Line of Credit Agreement" and "Selling Stockholders" beginning on page 53 of this prospectus.

Common Stock Issued or to be Issued for Resale:

                                   Number of Shares of         Currently       Proceeds to       Percent of Current
Name of Shareholder                   Common Stock            Outstanding        Company           Outstanding*
-------------------                   ------------            -----------        -------           ------------
AMRO International                      1,400,000                 Yes               None                  (a)
                                          310,000                  No               None                  1.0%
Euston Investments                      4,000,000(b)               No                (b)                 12.9(e)
Steve Wood                                468,322                  No               None                  1.5
Union Atlantic Capital, L.C.              243,833                  No               None                  0.8
                                        ---------                                                        ----
Total                                   6,412,155                                                        16.2%
                                        ---------                                                        ----

Common Stock to be Issued Upon Exercise of Warrants:

                                               Proceeds to    Percent of Current
Name of Shareholder     Number of Shares        Company           Outstanding*
-------------------     -----------------       -------           -----------
AMRO International           140,000              (c)                 0.5%
Euston Investments           250,000              (c)                 0.8
Union Atlantic
  Capital, L.C.(d)            45,000              (c)                 0.1
                              ------                                  ---
Total                        435,000                                  1.4%
                             -------                                  ---

----------------
* As of January 19, 2001.

         (a) Shares already outstanding. AMRO purchased such shares from Focus in a private placement on June 9, 2000 for gross proceeds of $1,500,000.

         (b) Up to a maximum of 4,000,000 shares may be issued through a private equity line of credit agreement with Euston Investments Holdings Limited, as further described in this prospectus. We will receive the sale price of any common stock that we sell through the private equity line of credit agreement and Euston Investments may resell those shares pursuant to this prospectus.

         (c) We will receive the proceeds upon the exercise for cash of the stock purchase warrants held by the selling stockholders. Exercise price of $1.625. Warrant expires on June 9, 2005.

         (d) Timothy Mahoney, who is a Focus director, is a principle in the parent company to Union Atlantic Capital LC, and a partner of Union Atlantic L.C. In 1999, Focus paid Union Atlantic LC. $112,226 in consulting fees in connection with equity financing agreements negotiated by Union Atlantic Capital, L.C. Union Atlantic L.C. will also receive 243,9833 shares of our common stock in lieu of investment banking fees in connection with the acquisition of Videonics and 45,000 warrants as described in (c) above.

         (e) This percentage assumes we issue all 4,000,000 shares registered hereunder.

         The selling stockholders may offer shares of our common stock on The Nasdaq Small-Cap Market, in negotiated transactions or otherwise, or by a combination of these methods. The selling stockholders may sell the shares through broker-dealers who may receive compensation from the selling shareholders  in the  form  of  discounts  or  commissions.

Euston Investments Holdings Limited is an "underwriter" and AMRO International may be deemed to be an "underwriter", within the meaning of the Securities Act of 1933 in connection with its sales. We will pay the costs of registering the shares under this prospectus, including legal fees.


DIVIDEND POLICY

         We have never declared or paid any cash dividends on our common stock. We anticipate that any earnings will be retained for development and expansion of our business and we do not anticipate paying any cash dividends in the near future. Our board of directors has sole discretion to pay cash dividends based on our financial condition, results of operation, capital requirements, contractual obligations and other relevant factors.


PRICE RANGE OF COMMON STOCK

         Since our initial public offering on May 25, 1993, our common stock has traded on The Nasdaq Small-Cap Market under the symbol "FCSE." The following table provides the range of high and low sales prices of our common stock for the periods indicated:


                   Fiscal Quarter                High                    Low
                   --------------                ----                    ---
                    4th - 1998                 $ 2.714                $ 1.188

                    1st - 1999                   1.813                  0.906

                    2nd - 1999                   1.750                  1.125

                    3rd - 1999                   1.688                  0.938

                    4th - 1999                   8.438                  1.125

                    1st - 2000                   9.219                  2.313

                    2nd - 2000                   2.906                  1.094

                    3rd - 2000                   1.938                  1.000

                    4th - 2000                   1.750                  0.375

         Based on information supplied by our transfer agent, as of January 19, 2001, there were approximately 400 record holders of our common stock. This does not reflect the number of persons or entities who held stock in nominee or "street" name through various brokerage firms. As of that date, the closing sale price of our common stock as quoted on The Nasdaq Small-Cap Market was $1.59

                            FOCUS ENHANCEMENTS, INC.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

               DECEMBER 31, 1999 AS COMPARED TO DECEMBER 31, 1998

         This discussion includes "forward-looking" statements that reflect our current views with respect to future events and financial performance. We use words such as we "expect", "anticipate", "believe" and "intend" and similar expressions to identify forward-looking statements. Investors should be aware that actual results may differ materially from our expressed expectations because of risks and uncertainties inherent in future events, particularly those risks identified in the "Risk Factors" section of this prospectus, and should not unduly rely on these forward looking statements. We will not necessarily update the information in this discussion if any forward-looking statement later turns out to be inaccurate.

Introduction

         On March 31, 1998, the Company acquired selected assets of Digital Vision, Inc., a manufacturer of both PC-to-TV and TV-to-PC products. The Company marketed two new products as a result of the acquisition, identified as its InVideo product line. Sales of this product line in 1999 totaled approximately $465,000 as compared with $500,000 for 1998. Gross profits for these products were approximately $145,000 as compared to $200,000 in 1998. Sales related expenses totaled $90,000 in 1999 compared to $200,000 in 1998. This acquisition resulted in no additional personnel being added to the Company.

         On July 29, 1998, the Company acquired the net assets of PC Video Conversion, Inc. ("PC Video"), a manufacturer of Professional A/V products. In 1999, revenues from products resulting from this acquisition totaled approximately $2,100,000 compared to approximately $700,000 in 1998. Gross margin on sales of professional A/V products was approximately $1,300,000 in 1999 compared to approximately $500,000 in 1998. Operating expenses totaled approximately $850,000 in 1999 versus approximately $600,000 in 1998. In connection with the Company's sale of its line of computer connectivity products in 1997, the Company acquired 189,701 shares of the common stock of Advanced Electronic Support Products, Inc. ("AESP"). Due to a prolonged decline in the per share market price of the AESP stock investment, the Company adjusted this investment to its estimated net realizable value. This resulted in a charge to earnings of approximately $346,000 in 1998. In June and July 1999, the Company sold the 189,701 shares of AESP stock yielding gross proceeds of approximately $329,000 and recognizing a gain of approximately $80,000.

Net Revenues

         Net revenues for the year ended December 31, 1999 were $17,183,000 as compared with $18,440,000 for the year ended December 31, 1998, a decrease of $1,257,000, or 7%. During the year ended December 31, 1999, the Company had net revenue increases to Professional AV customers (205%) and Internet customers, while it had decreases in net revenue to US Resellers (9%), to International customers (10%), to OEM customers (37%), and Other revenues (79%).

         In 1999, net revenues to US Resellers (Distributors, Retailers, VAR's and Education segments) were approximately $11,402,000 as compared to $12,498,000 in 1998, a decrease of $1,096,000 or 9%. Net revenues included sales to a major distributor totaling approximately $4,318,000 or 25% as compared to 5,686,000 or 31% in 1998. The decrease in absolute dollars is the result of a reduction in major retailers that were directed to this distributor in 1999 as compared to 1998.

         During 1999, net revenues to OEM customers were approximately $2,442,000 as compared to $3,866,000 in 1998, a decrease of $1,424,000 or 37%.
The decline in OEM revenues was primarily due to the delay in development and completion of the Company's new FS400 mixed signal ASIC for the television, computer and internet appliance markets. This ASIC was completed in Q499 and is in full production in Q100.

         Net revenues to international customers in 1999 were approximately $758,000 compared to $605,000 in 1998, an increase of $153,000 or 25%. The increase is principally the result of the addition of professional AV sales to the international sector.

         In 1999, net revenues to Professional AV customers were approximately $2,112,000 compared to $692,000 in 1998, an increase of $1,420,000 or 205%. The increase is primarily due to development of a distribution and reseller channel in 1999, combined with the introduction of two new products. In addition, 1998 results only consist of five months activity pursuant to the purchase of PC Video Conversion, Inc. on July 30, 1998.

         In 1999, net revenues to customers on-line via the internet were approximately $167,000 compared to $0 in 1998. The increase is the result of the Company establishing an e-commerce site which offers products direct to customers.

         Other net revenues in 1999 were approximately $165,000 as compared to $780,000 in 1998, a decrease of $615,000 or 79%. Other revenues in 1998 principally consisted of networking and other discontinued product sales. The Company sold its networking product line in September, 1997 to AESP.

Licensing Fees

         In 1999, the Company received licensing fees of $350,000 as compared with $0 in 1998. Licensing fees in 1999 were comprised of single source, non-recurring licensing revenues.

Cost of Goods Sold

         Cost of goods sold was $10,544,000, or 61% of net sales, for the year ended December 31, 1999, as compared with $15,411,000, or 84% of net sales, for the year ended December 31, 1998, a decrease of $4,867,000 or 32%. In the fourth quarter of 1999, the Company adjusted the carrying values of certain inventory items to their estimated net realizable values. As a result, the Company charged approximately $527,000 to expense in the fourth quarter of 1999 writing off certain items and increasing its inventory reserves to approximately $399,000. In the fourth quarter of 1998, as a result of a detailed review of its inventories the Company identified certain excess and obsolete inventory items and also determined that the cost of certain inventory items required adjustments to their estimated net realizable value. As a result, the Company charged approximately $1,929,000 to expenses in the fourth quarter of 1998, thereby increasing its inventory reserves to approximately $2,168,000 at December 31, 1998. In addition, the Company recognized an additional $240,000 in market development costs in 1998 as a result of its expansion into the office superstore retail market. Cost of sales as a percentage of sales in 1999 were slightly lower compared to 1998, exclusive of the inventory adjustments and market development expenses in 1998. This is principally the result of continued cost reductions in manufacturing designs along with a new Far East manufacturing relationship established in Q499 resulting in lower manufacturing costs.

         During the fourth quarter of 1999, the Company reduced cost of sales by $420,000, representing the cost of product sales returns from major customers, including anticipated sales returns in the first quarter of 2000. The Company also adjusted cost of sales by accruing for price protection and cooperative advertising credit claimed on prior products sold as the Company's management decided in the fourth quarter of 1999 to offer pricing incentives to remain competitive in 2000. This accrual resulted in a charge of approximately $194,000.

         During the fourth quarter of 1998, the Company reduced cost of sales by approximately $3,400,000, representing the cost of product sales returns from major customers, including anticipated sales returns in the first quarter of 1999. The Company also adjusted cost of sales by accruing for price protection claims on prior products sold as the Company's management decided in the fourth quarter of 1998 to reduce its suggested retail price in 1999 to remain competitive. This accrual resulted in a charge of approximately $645,000.

Sales, Marketing and Support Expenses

         Sales, marketing and support expenses were $3,970,000, or 23% of net revenues, for the year ended December 31, 1999, as compared with $6,902,000, or 37% of net revenues, for the year ended December 31, 1998, a decrease of $2,932,000 or 42%. The decrease in sales, marketing and support expenses in absolute dollars is primarily the result of reduced marketing and advertising expenditures resulting from the consolidation of a segment of the Company's retail channel in Q498. In addition, the Company postponed marketing activities pertaining to its new FS400 ASIC that encountered development delays and was not released from engineering until Q499.

General and Administrative Expenses

         General and administrative expenses for the year ended December 31, 1999 were $1,878,000 or 11% of net revenues, as compared with $2,166,000 or 12% of net revenues for the year ended December 31, 1998, a decrease of $288,000 or 13%. The decrease in terms of absolute dollars and as a percentage of net revenues is primarily due to decreases in provisions for bad debts of approximately $99,000, consulting fees of approximately $80,000, office supplies of approximately $51,000, recruiting expenses of approximately $45,000, investor relations expenses of approximately $41,000 and temporary help of approximately $25,000. These reductions were offset by an increase in stock compensation charges of approximately $65,000.

Research and Development Expenses

         Research and development expenses for the year ended December 31, 1999 were approximately $1,401,000 or 8% of net revenues, as compared with $1,699,000 or 9% of net revenues, for the year ended December 31, 1998, a decrease of $298,000 or 18%. The decrease in research and development expenses in both absolute dollars and as a percentage of revenues is due primarily to a reduction of period expenses in the Beaverton, OR development center resulting from incremental increases in capitalized ASIC development costs of approximately $605,000, offset by an increase in Professional AV products R&D of approximately $305,000. This increase is a result of a full twelve months activity as compared with only five months activity in 1999 pursuant to the acquisition of PC Video Conversion, Inc. on July 29, 1998.

Depreciation and Amortization

         Depreciation and amortization expenses for the year ended December 31, 1999 were $557,000 or 4% of net revenues, as compared with $1,499,000 or 8% of net revenues, for the year ended December 31, 1998, a decrease of $942,000 or 63%. In the fourth quarter of 1998, the Company performed a detailed review of its property and equipment accounts. As a result of this review, certain assets were written off and the estimated useful lives of certain assets were revised. The effect of these write-offs and revisions resulted in additional depreciation expense of approximately $766,000. In addition, in 1998 the Company recorded additional amortization of goodwill resulting from the acquisition of Digital Vision, Inc. and PC Video Conversion, Inc. totaling approximately $146,000.

Interest Expense, Net

         Net interest expense for the year ended December 31, 1999 was $531,000, or 3% of net revenues, as compared to $226,000, or 1% of net revenues, for the year ended December 31, 1998, an increase of $305,000 or 135%. The increase in interest expense is attributable to an increase in interest bearing obligations at increased interest rates. On March 31, 1999, the Company was required to restructure its line of credit with its commercial bank resulting in an increase in interest rate combined with additional transaction fees.

Impairment of Goodwill

         The Company recognized a write-off of $3,054,000 in 1998 representing impaired goodwill resulting from the acquisitions of Lapis Technologies, Inc. ("Lapis"), Digital Vision, Inc. ("Digital Vision") and PC Video Conversion, Inc. ("PC Video").

         The Company acquired Lapis in December, 1993 and utilized its video conversion technology in its products through 1998. In 1997, the Company began developing its own proprietary video conversion technology and in Q198 introduced its FS300 video conversion ASIC to the market place. During 1998, the Company began including this ASIC in its manufactured products and simultaneously began the end-of-life cycle for Lapis based products. By the end of Q498, all remaining inventory incorporating Lapis technology was disposed of by sale or write-off. The Company wrote-off the balance of approximately $543,000 of impaired goodwill on Lapis Technologies, Inc.

         The Company acquired Digital Vision on March 31, 1998 to obtain its TV-to-PC product line. Upon evaluation of the product line, the Company deemed that only two products warranted inclusion in its product portfolio. However, this line, the InVideo product line was not widely accepted by the Company's customer base due to significant competition in its category, limited product features in comparison with the competition, and its cost structure required pricing higher than many of the competing products. In addition, no proprietary technology was acquired with this acquisition. The Company achieved sales, gross profit and expenses of $500,000, $200,000 and $200,000 respectively for the InVideo product line in 1998. As result of an impairment analysis in Q498, the Company determined that the acquired goodwill was impaired. The remaining goodwill was valued using a discounted cash flow model that resulted in a write-off of approximately $1,070,000 of impaired goodwill.

         On July 30, 1998 the Company purchased the net assets of PC Video. This acquisition was intended to provide the Company with an entry into high quality, professional audio/video scan conversion market. Upon review of the product offerings of PC Video, the Company realized that the product quality, manufacturing capacity, and distribution network were inadequate to provide positive operating income from this venture on an on-going basis and discontinued producing all products of the former PC Video. The engineering resources pertaining to product design and technology vision were evaluated and deemed exceptional by management. Accordingly, the Company decided to restructure the PC Video operation into a high-end, professional A/V research and development center in Q498 tasked to produce new high quality, professional A/V product utilizing the Company's proprietary ASIC technology. During 1998, sales of legacy PC Video products were approximately $700,000 yielding gross profits of approximately $500,000 offset by operating expenses of approximately $600,000. The Company performed an impairment analysis in Q498 utilizing a discounted cash flow model, resulting in a write-off of impaired goodwill of approximately $1,441,000.

Other Income

         For the year ended December 31, 1999, the Company had other income of $138,000 or 1% of net revenues as compared to other income of $100,000 or 0.5% of net revenues for the year ended December 31, 1998, an increase of $38,000.

Gain (Loss) on Securities Available for Sale

         On September 30, 1997, the Company sold its line of computer connectivity products to AESP for 189,701 shares of AESP common stock. Included in the sale were customer lists and the right to use the FOCUS networking brand name to market the product line as well as certain of AESP's complementary products. In connection with this transaction, the Company recorded other income in the amount of $358,000. During 1998, the fair market value of this investment declined 58%. At December 31, 1998, there was no indication that the fair market value of this investment would increase substantially in the foreseeable future, therefore the Company recognized a loss on this investment of approximately $346,000 in the fourth quarter of 1998. During June and July 1999, the Company sold the 189,701 shares of AESP common stock. The Company received gross proceeds of approximately $329,000 and recognized a gain of approximately $80,000 on the transaction.

Net Loss

         For the year ended December 31, 1999, the Company reported a net loss of $1,480,000, or $0.08 per share (basic), as compared to a net loss of $12,787,000, or $0.78 per share (basic), for the year ended December 31, 1998, a reduction in loss of $11,307,000. For the quarter ended December 31, 1999, the Company recorded a net loss of approximately $1,779,000. This loss resulted from certain adjustments in the fourth quarter as follows: product returns from discontinued resellers (approximately $367,000), inventory adjustments (approximately $527,000), accounts receivable adjustments (approximately $383,000), accrued expense adjustment (approximately $254,000), stock compensation and other charges (approximately $284,000).

         For the quarter ended December 31, 1998, the Company recorded a net loss of approximately $14,235,000. This loss resulted from reduced sales in the quarter due to lower than anticipated sell through of the Company's products and higher than expected inventory levels at certain retail customers, which resulted in significant sales returns in the fourth quarter. In addition, the Company made significant adjustments in the fourth quarter. The effect of the sales returns and the significant fourth quarter adjustments are as follows: product returns from non-performing resellers (approximately $3,455,000), impaired goodwill (approximately $3,054,000), inventory adjustments (approximately $1,929,000), accrued expense adjustments (approximately $2,125,000), fixed asset adjustments (approximately $766,000), and revaluation of stock investments (approximately $346,000).

Financial Condition

         TOTAL ASSETS. Total assets increased $2,279,000 or 18%, from December 31, 1998 to December 31, 1999. The increase in assets is due to: increases of cash and certificates of deposit by $2,889,000, accounts receivable by $360,000, property and equipment by $174,000, capitalized software development costs by $1,645,000 and other current assets by $24,000; offset by reductions of securities available for sale by $249,000, inventory by $2,360,000, goodwill by $186,000 and other assets by $17,000. Cash and certificates of deposits increased 210% principally resulting from equity infusions in 1999 from private placements of common stock and issuances of common stock pursuant to exercises of common stock warrants and options. Accounts receivable increased by 14% in 1999 compared with 1998 principally due increased sales in Q499 compared to Q498. In Q498 the Company restructured a segment of a non-performing reseller channel resulting in significant sales returns. Property and equipment increased 22% primarily due to investments in year 2000 compliant computer hardware and software systems. Capitalized software development costs increased 344% resulting from increased investments in ASIC development costs. Securities available for sale decreased by 100% in 1999 compared with 1998 due to the sale of the 189,701 shares of AESP stock in June and July 1999. The decrease in inventory in 1999 as compared with 1998 is the result of increased sales combined with inventory adjustments in Q499 compared to significant product returns and inventory adjustments in Q498. Goodwill decreased by 23% in 1999 compared with 1998 due to normal amortization.

         TOTAL LIABILITIES. Total liabilities decreased $4,051,000, or 41% from December 31, 1998 to December 31, 1999. The decrease is primarily due to: decreases in accounts payable by $2,586,000, accrued liabilities by $1,291,000, capital leases and long term debt by $393,000 and deferred income by $84,000; offset by increases in notes payable by

$304,000. Decreases in accounts payable are principally the result of increased payments on debt obligations and vendor payables combined with the reclassification of certain accounts payable to notes payable (approximately $1,006,000). Accrued liabilities decreased as a result of reduced marketing activities in 1999 as compared to 1998. Long term debt decreased primarily due to payments under capital leases and long-term notes payable in accordance with contractual agreements.

         STOCKHOLDERS' EQUITY. Stockholders' equity increased $6,329,000 from December 31, 1998 to December 31, 1999. The increase is primarily due the issuance of common stock resulting from the exercise of common stock options and warrants totaling $2,596,000, as well as a private offerings of the Company's common stock of approximately $4,414,000 the repayment of a note receivable for common stock of approximately $316,000 and the liquidation of liabilities through stock issuances of approximately $320,000. These increases were offset by a net loss incurred in fiscal year 1999 of $1,480,000.

Liquidity and Capital Resources

         Since inception, the Company has financed its operations primarily through the public and private sale of common stock, short-term borrowing from private lenders, and favorable credit arrangements with vendors and suppliers. Net cash used in operating activities for the years ended December 31, 1999 and 1998 was $753,000 and $4,591,000, respectively. In 1999, net cash used in operating activities consisted principally of the net loss of $1,480,000, increase in accounts receivable of $360,000, and a decrease in accounts payable and accrued liabilities of $1,854,000 offset principally by depreciation of $557,000 and a decrease in inventory of $2,360,000. In addition, the Company issued common stock for services and debt of $159,000 and recognized a gain on the sale of securities of $80,000 and previously deferred income of $84,000. In 1998, net cash used in operating activities consisted primarily of the net loss of $12,787,000, and increases in inventories of $1,587,000, accounts payable of $387,000, accrued liabilities of $916,000 with decreases in accounts receivable of $3,325,000. In addition, the Company had a decrease in value of marketable securities of $346,000 and write-off of impaired goodwill of $3,054,000.

         Net cash used in investing activities for the years ended December 31, 1999 and 1998 was $5,471,000 and $2,042,000, respectively. In 1999, cash used in investing activities consisted primarily of the purchase of property and equipment and capitalized software development costs of $2,158,000, increases in certificate of deposits of $281,000, offset by proceeds received from the sale of securities available for sale of $329,000. In 1998, cash used in investing activities consisted primarily of the purchase of property and equipment and capitalized software development costs of $858,000 and cash paid in acquisitions, net of cash received, of $931,000, and increases in certificate of deposits of $253,000. Net cash from financing activities for the years ended December 31, 1999 and 1998 was $5,471,000 and $7,042,000, respectively. In 1999, the Company received $4,414,000 in net proceeds from private offerings of Common Stock and $2,596,000 from the exercise of common stock options and warrants, and repayment of a note receivable for common stock of $316,000. The proceeds in 1999 were offset by $1,721,000 in payments on notes payable, and payments made under capital lease obligations of $134,000. In 1998, the Company received $2,827,000 in net proceeds from private offerings of Common Stock and $7,004,000 from the exercise of common stock options and warrants. The proceeds in 1998 were offset by $1,954,000 in payments on notes payable, $700,000 in payments for treasury stock acquired, and payments made under capital lease obligations of $135,000.

         As of December 31, 1999, the Company had working capital of $5,633,000, as compared to working capital of $1,435,000 at December 31, 1998, an increase of $4,198,000. The Company's cash and certificates of deposit were $4,271,000 at December 31, 1999, compared to $1,381,000, at December 31, 1998.

Common Stock Transactions

         On February 22, 1999, we issued warrants to purchase 30,000 shares of common stock as partial compensation to an unaffiliated investor relations firm. The warrants are exercisable until February 22, 2004 at an exercise price of $1.063 per share. These warrants were exercised on February 23, 2000 (15,000) and March 2, 2000 (15,000).

         On February 22, 1999, we issued warrants to purchase 100,000 shares of common stock as partial compensation to an unaffiliated investment advisor. The warrants are exercisable until September 9, 2002 at an exercise price of $1.063 per share. These warrants were exercised on December 10, 1999.

         On February 22, 1999, we issued warrants to purchase 50,000 shares of common stock pursuant to a debt financing arrangement with an unrelated individual. The warrants are exercisable until February 22, 2004 at an exercise price of $1.063 per share. These warrants were exercised on December 3, 1999.

         On March 22, 1999, we issued warrants to purchase 100,000 shares of common stock representing partial fees pursuant to a debt financing arrangement with an unaffiliated commercial bank. The warrants are exercisable until March 22, 2006 at an exercise price of $1.70 per share. These warrants were exercised on November 23, 1999 under a net exercise provision resulting in the issuance of 38,181 shares.

         On June 4, 1999, we entered into a financing agreement resulting in $1,200,000 in gross proceeds from the sale of 1,350,000 shares of common stock and the issuance of a warrant to purchase an additional 120,000 shares of common stock in a private placement to an unaffiliated accredited investor. The warrant is exercisable until June 30, 2004 at a per-share exercise price of $1.478125. In addition Union Atlantic Capital, L.C., received a warrant to purchase 25,000 shares of common stock as compensation for brokering the private placement. The warrant is exercisable until June 30, 2004 at a per-share exercise price of
1.478125. We received proceeds from this transaction in two tranches of $600,000. The first tranche was funded on June 14, 1999 for $600,000 less fees and expenses associated with this offering of $60,897 yielding net proceeds of $539,103. The second tranche for $600,000 less applicable fees of $58,222 yielding net proceeds of $541,778 was funded on August 18, 1999.

         On September 17, 1999, we entered into a financing agreement resulting in $1,500,000 in gross proceeds from the sale of 1,583,333 shares of common stock and the issuance of a warrant to purchase an additional 150,000 shares of common stock in a private placement to an unaffiliated accredited investor. The warrant is exercisable until September 17, 2002 at a per-share exercise price of $1.5375. We filed a registration statement under the Securities Act of 1933 for the shares issued in connection with this transaction and issuable upon exercise of the warrant. We received proceeds from this transaction in two tranches of $750,000. The first tranche was funded on September 21, 1999 for $750,000 less fees and expenses associated with this offering of $64,903 yielding net proceeds of $685,097. The second tranche was funded on November 17, 1999 for $750,000 less fees and expenses associated with this offering of $60,000 yielding net proceeds of $690,000.

         On September 22, 1999, we received gross proceeds of $135,000 from the issuance of 120,000 shares of common stock resulting from the exercise of common stock warrants issued pursuant to the June 4, 1999 private placement.

         In November 1999, we completed a financing of $2,000,000 in gross proceeds from the sale of 1,250,000 shares of common stock and the issuance of three warrants to purchase an additional 125,000 shares of common stock in a private placement to three unaffiliated accredited investors. The warrants are exercisable until December 1, 2004 at a per-share exercise price of $3.1969 The shares issued in connection with this transaction and issuable upon exercise of the warrant have been registered under the Securities Act of 1933. Fees and expenses associated with this offering amounted to approximately $42,000 yielding net proceeds of $1,958,000.

         During the year ended December 31, 1999, we issued at various times, 2,095,780 shares of common stock resulting from other exercises of options and warrants, receiving cash of approximately $2,461,000. On June 1, 1998, we recorded a note receivable in the amount of $316,418 in connection with the exercise of stock options to purchase 171,000 shares of common stock by a former director. On December 28, 1999, we received $352,000 in full payment of this note, including accrued interest at 8%.

                            FOCUS ENHANCEMENTS, INC.

                 MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATION

                NINE MONTHS ENDED SEPTEMBER 30, 2000 AS COMPARED
                   TO THE NINE MONTHS ENDED SEPTEMBER 30, 1999

Introduction

         In its quarterly financial statements for the year 2000, the Company is providing a reserve for estimated sales returns based on the estimated sales value of the sales returns rather than only a gross margin reserve. The second and third quarters of 1999 have been restated to reflect this change to be consistent with the financial statement presentation in 2000. The financial statement accounts for Q2 and Q3 of 1999 that have been changed to reflect these changes for comparative purposes are Revenue, Cost of Goods Sold, Accounts Receivable and Inventory.

         Historically, the company provided a gross margin reserve for estimated sales returns each quarter. In connection with its review of the impact of SAB 101, the Company found that certain transactions that were recorded as sales in the second and third quarters of 1999 should not have been recorded as sales. As a result, the company has restated the financial statements of the aforementioned quarters to correct the amount of revenue previously reported in those quarters.

Net Revenues

         Net revenues for the nine-month period ended September 30, 2000 ("Q3 00") were $12,130,425 as compared with $12,342,413 for the nine-month period ended September 30, 1999 ("Q3 99"), a decrease of $211,988 or 2%. The decrease in sales is primarily attributed to the discontinuation of sales to certain resellers of the Company's consumer video conversion product line. Net sales to consumer video conversion customers through Q3 00 were $6,117,000, compared to $9,596,000 for the same period in 1999. These sales decreased 36% or $3,478,000. The decrease was offset by an increase in sales to the OEM/Licensing and Professional Product customers. Specifically, net revenues through Q3 00 to the Company's OEM/Licensing customers increased 66% to $2,498,000 from $1,501,000 for the same period in 1999. Net Revenues through Q3 00 to Professional Product customers increased 54% to $2,410,000 from $1,568,000 through Q3 99.

Cost of Goods Sold

                  Cost of goods sold were $8,379,290 or 69% of net revenues, for the nine- month period ended September 30, 2000, as compared with $6,322,656 or 51% of net revenues, for the nine-month period ended September 30, 1999, an increase in absolute dollars of $2,056,634 or 33%. The Company's gross profit margins through Q3 00 and Q3 99 were 31% and 49%, respectively. The decrease in gross margins is due principally to a $603,000 writedown of inventory as a result of a physical inventory taken at the end of Q2 00. The Company also provided for additional reserves of $207,000 for liquidation of the InVideo Conferencing product line, the repair of returned products, and potential inventory obsolescence in Q2 00. compared to $0 in Q2 99. Additionally, the Company is selling slow moving inventory at cost, which has generated $400,000 in cash but has eroded margins on the remainder of the consumer product line. In Q3 a $180,000 writedown of inventory resulting from obsolescence and an increase of marketing development funds of $25,000 occurred. As referenced herein, a restatement of Q3 99 financial information resulted in a $908,000 decrease to cost of goods sold for 1999 comparative purposes.

Sales, Marketing and Support Expenses

         Sales, marketing and support expenses were $2,747,566 or 23% of net revenues, for the nine-month period ended September 30, 2000, as compared with $2,907,104 or 24% of net revenues, for the nine-month period ended September 30, 1999, a decrease of $159,538. this decrease was due primarily to a reduction in marketing expenditures pertaining to direct mail and mail order advertising.

General and Administrative Expenses

         General and administrative expenses for the nine-month period ended September 30, 2000 were $2,377,417 or 20% of net revenues, as compared with $1,169,112 or 9% of net revenues for the nine-month period ended September 30, 1999, an increase of $1,208,305 or 103%. The increase in absolute dollars is due primarily to increases in accounting fees (approximately $302,000) and legal fees (approximately $292,000) in conjunction with the completion of the 1999 annual audit and review of accounting practices and the special investigation conducted by the Board of Directors with respect to the financial controls of the Company, combined with increases in payroll (approximately $78,000), accounts receivable reserves (approximately $118,000), consulting fees (approximately $170,000), investor relations (approximately $59,000) and banking fees (approximately $24,000).

Research and Development Expenses

         Research and development expenses for the nine-month period ended September 30, 2000 were $757,943, or 6% of net revenues, as compared to $1,068,568, or 9% of net revenues, for nine-month period ended September 30, 1999, a decrease of $310,625 or 29%. This reduction was primarily due to an increased capitalization rate during Q1 00 and Q2 00 as well as a reduction in labor expense due to a shortage of engineers in the tight northwest labor market.

Restructuring Expense

         During Q2 00 the company successfully completed the closing of its Morgan Hill facility. In conjunction with the closing and movement of materials, the company wrote off an additional $40,000 worth of materials in Q2 00.

Interest Expense, Net

         Net interest expense for the nine-month period ended September 30, 2000 was $57,706, or 1% of net revenues, as compared to $323,751, or 3% of net revenues, for the nine-month period ended September 30, 1999, a decrease of $266,045, or 82%. The decrease is primarily attributable to decreases in interest paying obligations for the quarter ended September 30, 2000 as compared to the quarter ended September 30, 1999.

Other Income

         Other Income for the nine-month period ended September 30, 2000 was $57,706 as compared to $165,683, for the nine-month period ended September 30, 1999, a decrease of $99,034. This was primarily due to a decrease in cash availability for deposit purposes that would generate interest income.

Judgement Expense

         On October 27, 2000, Focus submitted a bond and filed its post-judgement motion in regard to the CRA litigation. In connection with this judgment, Focus has recorded an expense of approximately $2,147,000 in the period ended September 30, 2000.

Net Loss

         For the nine-month period ended September 30, 2000, the Company reported a net loss of ($5,208,394), or ($0.21) per share, as compared to net income of $299,041, or $0.02 per share, for the nine-month period ended September 30, 1999. The net loss is primarily due to the physical inventory variance of consigned goods, increased inventory reserves, discontinuation of sales to certain resellers, one-time restructuring expenses for the closure of the Morgan Hill, CA operation and significant non-recurring accounting and legal fees pursuant to the 1999 annual audit and related review of accounting practices and the special investigation of the Board of Directors. The CRA legal judgement accounted for $2,147,000 of the to date loss.

Liquidity And Capital Resources

         Net cash provided for (used in) operating activities for the nine-month periods ended September 30, 2000 and 1999 was ($2,350,183) and $674,696,
respectively. In the year 2000 period, net cash used in operating activities consisted primarily of increases in prepaid expenses and other assets of $1,132,034 and a decrease in accounts payable of $551,530. This was offset by decreases in inventory of $1,658,803 and accounts receivable of $111,177 and an increase in accrued liabilities of $2,092,132 and depreciation and amortization(non-cash charge) of $733,426. As of September 30, 2000 and 1999, accounts receivable from a major distributor represented approximately 24% and 26%, respectively of total accounts receivable. In Q3 00, the Company continued to record provisions for potential future uncollectible accounts and maintained reserves for potential product returns.

         In the nine months ended September 30, 1999, net cash used in operations consisted primarily of an increase in accounts receivable of $957,528 and prepaid expense of $1,356,551 and a decrease in accrued liabilities of $1,416,474 and accounts payable of $254,510. This was offset by a decrease in inventory of $2,433,675 and securities available for sale of $248,983 and depreciation and amortization (non-cash charge) of $417,864, and net income of $299,041.

         Net cash used in investing activities for the nine-month periods ended September 30, 2000 and September 30,1999 was ($1,152,395) and ($370,959)
respectively. In 2000 and 1999 period, cash used in investing activities was principally for the purchase of property and equipment. Additionally, Standby Letters of Credit are currently utilized to establish credit facilities for a manufacturer of the companies products.

         Net cash provided by (used in) financing activities for the nine-month periods ended September 30, 2000 and 1999 was $1,051,671 and $669,321, respectively. In the 2000 period, the Company received $2,404,506 in net proceeds from the exercise of common stock options and warrants and from private offerings. The Company's financing proceeds were offset by payments on notes payable and capital lease obligations. In the same period in 1999, the Company received $1,948,344 in net proceeds from private offerings of common stock, and $451,730 in net proceeds from the factoring of accounts receivable. The Company's financing proceeds were offset by payments on notes payable, accounts receivable financing and capital lease obligations.

         As  of  September  30,  2000,  the  Company  had  working   capital  of
$1,950,150, as compared to $5,632,771 at December 31, 1999, a decrease of $3,682,621. The Company's cash position at September 30, 2000 was $1,285,610, a decrease of $2,450,907 over cash and equivalents at December 31, 1999. As noted herein, the Company has disclosed a judgement in the litigation with CRA that will have a significant impact on the cash requirements of the Company.

         Although the Company has been successful in the past in raising sufficient capital to fund its operations, there can be no assurance that the Company will achieve sustained profitability or obtain sufficient financing in the future to provide the liquidity necessary for the Company to continue operations.

Common Stock Transactions

         On January 18, 2000, we received gross proceeds of $990,000 from the issuance of 330,000 shares of common stock resulting from the exercise of common stock warrants issued pursuant to a private placement with an unaffiliated investor.

         On April 27, 2000, the Board of Directors approved the establishment of the 2000 Non-Qualified Stock Option Plan. The Focus shareholders approved the plan on January 11, 2001. A total of 5,000,000 shares are reserved for issuance under the 2000 Plan of which 1,514,708 had been granted as of January 19, 2001.

         On June 9, 2000, we entered into a financing agreement resulting in $1,500,000 in gross proceeds from the sale of 1,400,000 shares of common stock and the issuance of a warrant to purchase an additional 140,000 shares of common stock in a private placement, to an unaffiliated accredited investor. The warrant is exercisable until June 30, 2005 at a per-share exercise price of $1.625. In addition, Union Atlantic Capital, L.C., received a warrant to purchase 45,000 shares of common stock as compensation for brokering the private placement. The warrant is exercisable until June 30, 2005 at a per-share exercise price of $1.625. In addition, we will issue up to an additional 300,000 shares of common stock due to the delay of the filing of the registration statement of which this prospectus is a part. These shares and warrants are covered by this prospectus. We received proceeds from this transaction on June 9, 2000. The fees and expenses associated with this offering was $216,000 yielding net proceeds of $1,284,000.

         On July 19, 2000, we entered into a Separation Agreement with Steve Wood. Mr. Wood was the Vice President of Pro AV engineering, former sole shareholder of PC Video Conversion, Inc., and leader of our Morgan Hill facility. On June 15, 2000, the Company closed the Morgan Hill facility. On July 28, 1998, the Company purchased from PC Video Conversion, Inc., selected assets and liabilities and, in return, issued a promissory note and entered an employment agreement with Mr. Wood. As part of the Separation Agreement which terminated Mr. Wood's employment agreement, Mr. Wood remained a consultant until an upgrade to one of the our Pro AV products is completed. In return, Mr. Wood received a right to convert the promissory note into shares of our common stock. Mr. Wood exercised his right to convert the remaining indebtedness and will be issued 468,322 shares of common stock in accordance with the terms of the deal. These shares are covered by this prospectus.

         On July 28, 2000, we entered into an equity line of credit agreement with Euston Investments Holdings Limited, a British Virgin Islands Corporation, for the future issuance and purchase of shares of our common stock. The equity line of credit agreement establishes what is sometimes termed an equity drawdown facility. We are under no obligation to request a draw for any period. In lieu of providing Euston Investments with a minimum aggregate drawdown commitment, we have issued to Euston Investments a stock purchase warrant to purchase 250,000 shares of our common stock with an exercise price of $1.625. The warrant expires June 12, 2005. These shares and warrants are covered by this prospectus.

         During the nine month period ended September 30, 2000, the Company issued at various times, 446,000 shares of common stock resulting from exercises of options and warrants, receiving cash of approximately $1,120,507. Additional Paid-in Capital of 2,386,047($1,270,000 for the private placement and $1,116,047 from the exercise of stock options and warrants) for this period is net of $245,440 of related legal expenses.

         In 2000, the Board of Directors approved, an increase in the authorized shares of common stock to 50,000,000 shares. The shareholders of Focus approved the increase on January 11, 2001.

         In connection with our acquisition of Videonics, Inc., we received investment banking services from Union Atlantic Capital, L.C. In lieu of fees of $228,538 for such services, we agreed to issue Union Atlantic Capital, L.C. 243,833 shares of Focus common stock. A member of Focus Enhancements, Inc's Board of Directors is the Chairman of VFinance.com, Inc., the parent company of Union Atlantic Capital, L.C. These shares are covered by this prospectus.

         We maintain incentive stock option plans for all employees and directors. Management believes that these plans provide long term incentives to employees and directors and promote longevity of service. The Company prices issued options at the closing of NASDAQ market price of its common stock on the date of the option issuance. In addition, we maintains the right to re-price the options under such plans to reflect devaluation in the market value of its common stock. On September 1, 1998, we re-priced all employee and director options under all plans to $1.22 per share for those options priced in excess of this value. This price represented the closing market price of our common stock on September 1, 1998.

         See also  "Subsequent  Event - Acquisition of Videonics,  Inc." on page
22.

         Although we have been successful in the past in raising sufficient capital to fund its operations, there can be no assurance that we will achieve sustained profitability or obtain sufficient financing in the future to provide the liquidity necessary for us to continue operations.

Effects of Inflation and Seasonality

We do not believe that inflation has not had a significant impact on our sales or operating results. Our business does not experience substantial variations in revenues or operating income during the year due to seasonality.

Recent Accounting Pronouncements

         In December 1999, the Securities and Exchange Commission (the "Commission") published Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition", which provides guidance for applying generally accepted accounting principles to revenue recognition in financial statements filed with the Commission, including income statement presentation and disclosure. As originally issued, SAB 101 was to be applied no later than the first quarter of the fiscal year beginning after December 15, 1999. However, the Commission has delayed the effective date of the SAB for companies with fiscal years beginning between December 16, 1999 and March 15, 2000. For such entities, the mandatory implementation date may now be no later than the fourth quarter of the fiscal year beginning after December 15, 1999. In applying SAB 101 guidance, the Company restated its financial statements for its second and third quarters of 1999. See page F-27 for a description of the restatement.

         In March 2000, the FASB issued Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation," an interpretation of APB Opinion No. 25 ("FIN 44"). FIN 44 establishes guidance for the accounting for stock option grants or modifications to existing stock options awards and is effective for option grants made after June 30, 2000. FIN 44 also establishes guidance for the repricing of stock options and determining whether a grantee is an employee, for which the guidance was effective after December 15, 1998 and modifying a fixed option to add a reload feature, for which the guidance was effective after January 12, 2000. The Company does not expect that the adoption of the remaining provisions will have a material effect on the financial statements.

Certain Factors that May Affect Future Results

         The Company does not provide forecasts of the future financial performance of the Company. However, from time to time, information provided by the Company or statements made by its employees may contain "forward looking" information that involves risks and uncertainties. In particular, statements contained in this prospectus which are not historical facts (including, but not limited to, statements concerning international revenues, anticipated operating expense levels and such expense levels relative to the Company's total revenues) constitute forward looking statements and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company's actual results of operations and financial condition have varied and may in the future vary significantly from those stated in any forward looking statements. Factors that may cause such differences include, without limitation, the availability of capital to fund the Company's future cash needs, reliance on major customers, history of operating losses, limited availability of capital under credit arrangements with lenders, market acceptance of the Company's products, technological obsolescence, competition, component supply problems and protection of proprietary information, as well as the accuracy of the Company's internal estimates of revenue and operating expense levels.

Employees

         At December 15, 2000, we had 44 full-time employees. Our success depends upon our ability to attract, train and retain qualified personnel. Of those employees, 15 are in research and development, 9 in marketing and sales, 5 in customer support, 5 in operations, and 10 in finance and administration.

         None of our employees are represented by a union. We believe we have a good relationship with our employees.

Facilities

         As of December 15, 2000, the Company leased approximately 30,000 square feet of space at three locations. The Company leased approximately 22,000 square feet of space at $16,380 per month in Wilmington, Massachusetts, which was used for administration, sales, marketing, customer service, limited assembly, quality control, packaging and shipping. This lease is scheduled to expire in February 2004. The company leases additional space in the following locations:
Orinda, California, and Beaverton, Oregon. The Orinda facility is mainly used for research and development with approximately 500 square feet at $950 per month. The Beaverton facility is mainly used for research and development, with approximately 7,390 square feet at $7,168 per month, expiration being October 31, 2005. The Company believes that its existing facilities are adequate to meet current requirements and that it can readily obtain appropriate additional space as may be required on comparable terms.

Legal Proceedings

         Focus has been named as a defendant in an alleged class action alleging violation of federal securities laws. The lawsuits allege that Focus and its Chairman and certain other present and former officers violated federal securities laws in connection with a number of allegedly false or misleading statements and seek certification as class actions on behalf of persons alleged to have purchased stock from July 17, 1997 to February 19, 1999 or between November 15, 1999 to March 1, 2000, respectively. Focus believes that it has consistently complied with the federal securities laws, and does not believe at this time that this litigation will result in a material adverse effect on its financial condition. Nonetheless, the management time and resources that could be required to respond effectively to such claims and to defend Focus vigorously in such litigation could adversely impact our management's administrative capabilities.

         In 1996 CRA Systems, Inc., a Texas corporation, and Focus entered into an agreement, the terms and nature of which were subsequently disputed by the parties. Focus contended that the transaction was simply a sale of inventory for which Focus was never paid. CRA contended otherwise. CRA brought suit against Focus for breach of contract contending that Focus grossly exaggerated the demand for the product and the margin of profit that was available to CRA regarding this project. CRA sought to recover out-of-pocket losses exceeding $100,000 and lost profits of $400,000 to $1,000,000. A jury trial in May 2000 in federal district court in Waco, Texas, resulted in a verdict in favor of CRA for $848,000 actual damages and $1,000,000 punitive damages. On October 10, 2000, the court rendered a judgment in favor of CRA for actual damages, punitive damages, attorney's fees, costs and interest, for a total award of approximately $2,000,000. In connection with this judgment, we recorded an expense of $2.1 million in the period ended September 30, 2000. The court overruled the motion for new trial that Focus filed, and Focus now intends to pursue an appeal to the United States Court of Appeals for the Fifth Circuit in New Orleans, Louisiana. The court has granted a stay of any enforcement of the judgment pending appeal, based on the posting of a bond in the approximate amount of $2.3 million (being the approximate amount of the judgment plus 10% to cover interest and costs of
CRA). A director of Videonics loaned Focus $2.3 million to collateralize the $2.3 million bond posted in connection with the litigation. See also "Risk Factors" and "Certain Relationships and Related Transactions."

         Focus has been named as one of several defendants in a lawsuit filed in the Twenty-Second Judicial Circuit Court, St. Louis, Missouri. The lawsuit was filed by Fontboone College of Missouri and is seeking damages in excess of $25,000 together with costs, pre and post judgement interest, and attorney fees. The lawsuits alleges that various components in the computer were defective, including Focus' TV View switching device, thereby causing a fire and damaging the plaintiff's premises on July 21, 2000. Focus intends to defend vigorously the lawsuit.

Subsequent Event - Acquisition of Videonics Inc.

On January 16, 2001, we completed our acquisition of Videonics Inc. In accordance with the merger agreement signed on August 30, 2000, Videonics is now a wholly owned subsidiary of Focus and each share of Videonics common stock was converted into 0.87 shares of Focus common stock. Approximately 5,135,219 shares of Focus common stock will be issued in the merger. See the "Pro Forma Combined Condensed Consolidated Financial Information" at beginning at page 41 for more information.

INFORMATION ABOUT FOCUS

The Business

         FOCUS Enhancements, Inc., (`the Company' or `FOCUS'), internally develops proprietary technology for the conversion and enhancement of PC and Macintosh output for display on televisions and large-screen monitors, and markets and sells, worldwide, a line of video conversion products using this technology. These video conversion products range from custom-designed video co-processor chips, used by leading Original Equipment Manufacturers (OEMs), to computer peripherals marketed to consumers directly and through a global network of value-added resellers (VARs), distributors and retailers. In a 1997 independent survey by Frost & Sullivan, FOCUS was recognized as an industry leader in the development and marketing of PC-to-TV video conversion products that make personal computers "TV ready" and televisions "PC ready". In 1999, FOCUS continued to solidify this leadership position through:

         1.  Increased  research  and  development   investment,   resulting  in
additional   patents  being  awarded  to  the  Company,   and  in  industry-wide
recognition of the superior video quality of its products,

         2. Significant new licensing agreements with OEMs for use of FOCUS' proprietary TV video conversion ASIC chips in current and future product designs, and

         3. New strategic alliances with major OEMs, resellers and national retail chains.

         In our 1998 Annual Report the Company stated that it was in discussions with other PC manufacturers, television manufacturers, VGA chip and VGA card developers. In 1999 many of these discussions came to fruition.

         The Company was founded in December 1991, as a Massachusetts corporation and was reincorporated in Delaware in April 1993. In December 1993, the Company acquired Lapis Technologies, Inc. (`Lapis'), a developer of high-quality, low- cost Macintosh PC-to-TV video graphics products. Effective September 30, 1996, the Company consummated the acquisition of TView, Inc., a developer of PC-to-TV video conversion ASIC technology. This acquisition has played a significant strategic role in allowing FOCUS to gain a major technological position in the video scan conversion category, and has positioned FOCUS as a leader in PC-to-TV video conversion technology. On September 30, 1997, the Company sold its line of computer connectivity products. On March 31, 1998, the Company acquired selected assets of Digital Vision, Inc., a manufacturer of both PC-to-TV and TV- to-PC products. On July 29, 1998, the Company acquired the net assets of PC Video Conversion, Inc., a manufacturer of professional high-end video conversion products. In December 1998, the Company restructured this entity into a Professional Products Research & Development group and began to consolidate its operating activities to the Company's corporate headquarters.

         On January 16, 2001, we completed the acquisition of Videonics, Inc. In connection with the acquisition we issued 5,135,219 shares of commons stock to Videonics shareholders and Videonics became a wholly-owned subsidiary of Focus. Videonics is a designer of high quality, digital-video equipment for the broadcast, cable, business, industrial, presentation, Internet, and home video production markets. Videonics products include application controllers, edit controllers, mixers, character generators, and video editing software solutions. Videonics headquarter is located in Campbell, California. . More information on Videonics may be obtained from the company's home page at http://www.videonics.com.

         The Company's executive offices are located at 600 Research Drive, Wilmington, Massachusetts 01887. Its Research and Development center is located at 9275 SW Nimbus Avenue, Beaverton, Oregon. The Company's Professional A/V Conversion team is located at 16120 Caputo Drive, Suite A, Morgan Hill, CA 95037. The Company's general telephone number is (978) 988-5888, and its Worldwide Web address is http://www.focusinfo.com.


BUSINESS STRATEGY

         In 1999 the Company continued to concentrate its resources on the growing PC- to-TV scan conversion technology market, which has been projected by independent industry sources to grow, within the United States alone, at an annual compound growth rate of approximately 24%, achieving sales of over 200 million dollars by the year 2003. Following key strategic acquisitions over the past six years, and the discontinuance of any lines not directly in line with the

Company's strategic direction, the Company continues to focus on internal research and development of cutting-edge video enhancement technology and products. Also, while continuing to service and expand its global marketing network targeting Professional Consumers and Home Consumers, the Company has long recognized that the greatest growth potential for its technology is through sales to, and licensing agreements with, leading OEMs. Because the patented design of FOCUS' FS400 family of ASICs has allowed the Company to dramatically improve video quality while reducing cost, leading manufacturers in the Internet Appliance (IA), PC Reference Design, and Television markets signed agreements with FOCUS in 1999.


PRODUCT STRATEGY

         The company continues on its course of concentrating on developing low-cost, high-quality video conversion technology. For the year ended December 31, 1999 research and development expenditures were $1,400,732. Approximately 77% of this expenditure was directed toward new product activities.


MARKETING AND SALES STRATEGY

         The Company vigorously pursued the OEM market for its technology in 1999, resulting in numerous Licensing Integration agreements with some of the most significant names in the United States and global TV, PC and Internet Appliance markets. In 2000 the Company will continue to concentrate its marketing efforts toward those OEMs which dominate their respective markets, and which have the manufacturing, sales and distribution networks in place to capitalize on the huge growth forecast for the PC-to-TV and TV-to-PC conversion products over the next decade. Also, the redesigned Company web site, launched in March 1999, features a new OEM Custom Integration section to showcase FOCUS' line of proprietary video conversion ASICs and OEM solutions.

         The Professional Consumer market continues to be a growing segment, and the Company made significant inroads into that market in 1999. In September the Company unveiled its new TView QuadScan Pro, a cost-effective, high- resolution line quadrupler/video scaler at the CEDIA Expo `99. The QuadScan is being marketed for professional AV applications, as well as for home theater use. FOCUS continued to expand its presence in the Videoconferencing and Education markets through new strategic alliances consummated in 1999. Additionally, the Company added a new Professional Consumer Products section to its redesigned World Wide Web site.

         While the Company has determined that the OEM market offers the best potential for future growth, it also continues to recognize its consumer channel, through its reseller distribution network as a substantial, revenue-generating market. One of the potentially most significant new distributor agreements was signed with The Douglas Stewart Company, the nation's largest marketer of computer products, electronics and student supplies to the education market. The Company also continues to offer cooperative advertising incentives to resellers on a percentage-of-product-purchases basis. Funded programs include sales incentives, special pricing programs, and targeted advertising campaigns.

         Direct Marketing to business, education and end-user consumers continues to be a viable and profitable segment for the Company. Arrangements with independent, third-party mail order companies such as MicroWarehouse, CDW, Global Computer Supplies, MultiZones and PC Connections have proven to be a cost-effective  method  for  achieving  direct  sales.  The  Company's  web site contains  an  interactive  list  of  resellers  and  outlets  for  its  products contributing to the goal of direct access to end users and building relationships. The Company also offers the ability to buy direct on-line through various computer resellers including MicroWarehouse and Multiple Zones International. In March 1999, the Company went live with its new Web site that allows for direct product purchasing from FOCUS.

         The Company also utilizes a sophisticated 24-hour fax-on-demand system. Each product specification fax requested by the customer is cross-marketed for synergistic products.

Cross-Marketing

         The Company ships over 10,000 products per month, and a FOCUS PC-to-TV product guide is provided in all shipped packages. This strategy is designed to increase customer awareness of other FOCUS products, and aids the Company's brand-recognition marketing goals.

Display Advertising

         The Company utilizes target advertising in popular computer and consumer journals for the development of lead generation and product brand recognition. The Company has advertised in magazines such as Selling Power, Advanced Imaging, Mobile Computing, Laptop Buyer's Guide, Inc. Magazine, Technology & Learning, and Presentations.

Global Distribution

         The Company has made significant investments over the last several years in creating a global reseller/VAR channel. In 1995, the Company had approximately 250 resellers globally. As of December 1999, the Company's products are marketed in over 2,200 store fronts globally.

         In the United States and Canada, the Company markets and sells its products through national resellers such as CompUSA, Micro Center, Midwest Micro, Fry's Electronics, and J&R Music World. The Company markets and sells its products through national distributors such as Ingram Micro, D&H Distributing and Academic Distributing. The Company also markets and sells its products through third-party mail order resellers such as MicroWarehouse, Multiple Zones, PC Connection and CDW.

         In the rest of the world, the Company's products are sold to resellers, independent mail order companies and distributors in Latin America, France, the United Kingdom, Scandinavia, Germany, Switzerland, Italy, the Czech Republic, Russia, Australia, Japan, China, Singapore, and the Republic of Korea.

Telemarketing and Telesales

         The Company is receiving and placing over 50,000 sales calls per year. The Company utilizes telemarketing and telesales programs.

Telemarketing

         The Company gathers valuable marketing data from callers. This data allows the Company to continuously analyze its market data such as customer type, media response and product interest. The Company also receives registration cards that provide the Company with marketing information such as product quality, service quality and sales representative product knowledge. Additionally, in 1999 the Company established a new rebate program which required the completion of an information card in order to receive the rebate.

Reactive Telesales

         The Company receives calls and product orders from its lead generation marketing efforts such as advertising, targeted business reply cards and product guides (catalog) mailings.


PRODUCTS AND APPLICATIONS

         FOCUS develops internally all of its PC-to-TV video conversion products, both external boxes and ASICs, thereby allowing the Company to market and sell a proprietary group of products to the PC-to-TV video conversion marketplace. The Company's products are compatible with both Windows and Mac OS personal computers. FOCUS' products allow PC owners to utilize any television as a large screen computer display for use in presentations, training, education, video conferencing, Internet viewing and home gaming.

         The Company's primary focus within the video/graphics category is in the conversion of standard PC video output (VGA) into television video input (NTSC or PAL). FOCUS' broad line of PC-to-TV products easily allows the user to display Windows or Mac OS video output directly to a standard television or to videotape. These products are currently available as either a board-level product or an external set-top device. FOCUS currently sells its PC-to-TV video conversion products under the TView(R) brand. These products have a variety of features geared toward the needs of business, education and consumer customer groups. The Company has developed various proprietary enhancements for its PC-to-TV products including image stabilization, which eliminates all flicker, and TrueScale(R) video compression technology which ensures proper aspect ratios on the television screen even when a computer image is compressed to fit on a television.


CONSUMER PC-TO-TV VIDEO SCAN CONVERSION PRODUCTS

1.       External Set-Top Boxes

         The Company currently offers four models of external set-top boxes under the TView brand. The Company sells the TView Micro, Micro XGA, the TView Silver and the TView Gold, all of which are compatible with both Windows- and Mac OS-based personal computers. All the external set-top boxes weigh less than 7 ounces, and are easily connected to the VGA video port of the computer and a television through the cables provided.

2.       PCMCIA Card

         The Company also offers a PCMCIA card under the TView brand that provides PC-to-TV conversion capabilities to laptop computer users. Sold as the TView Gold Card, this PCMCIA card fits into any laptop computer with a type II or type III PC card slot. The TView Gold Card permits the user to make large screen presentations without the size and weight associated with presentation monitors and portable projection devices.

3.       Internal Card

         The Company also offers a PCI card under the TView brand that provides PC-to-TV conversion capabilities to desktop computer users. Sold as the TView Gold PCI Card, this card fits into any computer with a PCI card slot. The TView Gold PCI Card permits the user to make presentations on any television.

         All FOCUS products are shipped with the Company's proprietary Electronic Marker(TM) software which turns the computer screen cursor into a drawing tool, allowing the user to highlight or annotate text and graphics directly on the screen.

Commercial PC-to-TV Video Scan Conversion Products

         Internal Board Level Products for PCs and TVs. For those environments where portability is less important, such as classrooms or home entertainment systems, the Company offers board level products that can be installed directly into a personal computer or television. The Company currently offers board level products for OEM televisions.

Professional PC-to-TV Video Scan Conversion Products

         The Company's TView Pro AV products are high-end video conversion devices that address the high-quality standards of the professional broadcast and presentation markets. The Company offers each of its professional products in desktop, rackmount, and board-level forms. The TView Pro AV products are the most advanced broadcast-quality conversion products in the marketplace. These products allow the user to take any high-resolution computer image and project it onto any compatible NTSC/PAL display or VCR or over a videoconference link. The QuadScan is a line Quadrupler/Scaler that eliminates visible scan lines and flicker from standard video for the home theater/professional video markets.

Video Scan Conversion Integrated-Circuit Products (ASICs)

         Integrated Circuits. The Company currently offers three families of integrated circuits. The FS300 family of ASICs was developed for both consumer and commercial applications. The FS300 was the Company's third generation PC-to-TV video encoder designed to increase the video conversion capabilities of FOCUS' products while reducing the cost of manufacturing the Company's products. The FS300 supports resolutions of up to 10x4 x 768 and features patented "video scaling" technology whereby the image on the television is scaled both horizontally and vertically to perfectly fit the entire contents of the computer screen on the TV.

         During 1998-1999, the Company developed a fourth generation scan converter to advance the technology to optimize the image quality on a TV, the FS400 family. Four major areas of advancement in the FS400 family are total

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


compatibility with all computer systems up to very high resolution 2560 x 2048 displays, significantly improved TV image quality including an advanced sharpness-enhanced 2D flicker filter (patent pending), auto-sensing, sizing, and scaling for hands off TV operation, and advanced digital and progressive TV output modes. A version of the FS400 also supports the new DVD copy protection schemes with Macrovision encoding for DVD movie capable systems. The FS400 delivers all these features with lower power, lower cost, and a smaller package. The FS400 will replace the FS310 over Y2000.

         The Company also announced its FS450 iNet TV ASIC in July 1999. The FS450 family of ASICs was specifically designed for the exploding internet set top box market, information appliances, and TV enabled PCs. It utilizes the high quality output characteristics of the FS400 family with a low cost digital interface to most graphic ICs found in low cost PCs, set top boxes, and 3D graphic cards. It is in this area where the Company intends to focus its research and development efforts, furthering its core competency in this type of technology and expanding the application and use of video scan conversion to address digital television including HDTV, interactive television, information appliances, LCD panels and plasma display markets.

         In December of 1999, the Company announced sale of its FS400 digital video coprocessor. The FS400 supports high-resolution, faster speed, progressive scan displays, and Macrovision for DVD. It also delivers such features with lower power consumption, a smaller footprint and does so at half the cost of the FS300. The Company plans to launch additional ASICs in 2000.

TV/Camcorder-to-PC Conversion Consumer Products

         InVideo capture cards allow computers to capture and manipulate images and videos originally displayed on a television, camcorder, or other conventional video device. This technology is driving the burgeoning market for video conferencing products. FOCUS' InVideo TV tuner cards allow for the cost-effective conversion of analog television signals to digital video signals for output on a computer monitor.

         In March 1999, the Company announced the new InVideo(TM) USB Capture. The InVideo(TM) USB Capture allows users to access video from any NTSC/PAL video source and save it directly to any computer. Moreover, FOCUS' InVideo(TM) USB Capture combines MMX-enhanced software with powerful video capture hardware and can be connected to a camcorder, VCR, DVD video player, or any device that outputs NTSC or PAL video for full motion/full-color video capture. InVideo USB Capture offers plug and play installation for hardware platforms that support the Windows 98 operating systems.

PC-to-TV Video Scan Conversion Applications

         Television Display Device. The large-screen area of a TV monitor makes it an inexpensive way to present computer graphics and text to a large audience or classroom environment. The Company's products can be used with a TV monitor for presentations, education, training, video teleconferencing, Internet viewing, and video gaming applications.

         Presentations. TView products are ideal for sales and business presentations. In particular, because of the lightweight and small size of the products, they have been embraced by mobile presenters and sales forces as a cost-effective and space effective tool.

         Education and Training. In education, teachers and corporate trainers see the benefit of using computers in the classroom to create an interactive learning environment. Because TView products allow the use of one computer for multiple students, teachers and curriculum developers no longer need to be constrained in their use of computers for instructional purposes.

         Internet Viewing. TView products also take advantage of the rise in popularity of the Internet and the advent of Internet-related products for television. By allowing current PC owners to adapt their existing technology to display on a television, TView products bridge the gap between current and future Internet usage by offering the full functionality of a PC on a television.

         Video Gaming. TView products make the PC gaming experience larger than life by allowing users to play PC games on a television. By connecting a PC's sound and video ports to a television, the gaming enthusiast can share in the gaming experience with a group or simply play along with the impact of a big screen television.

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


         Print to Video. The TView systems will output the computer images directly to a VCR allowing for an inexpensive way to print anything created on a Windows or Mac OS personal computer to video tape.

         Mirroring Mode. The Company's proprietary technology allows the presenter to use the small computer screen as a mirroring console to the same images displayed on the larger TV monitor. Training of applications can be performed from the Windows or Mac OS personal computer while the audience observes the images on the TV monitor.

TV-to-PC Video Conversion Applications

         The InVideo line of products allow television or camcorder images to be imported into any computer with fully scalable, full-motion, full-color graphics for use in desktop publishing, video-conferencing and video e-mail. This product is used by businesses, web designers and distance learning customers who want to stream video clips, create CD multimedia presentations and send video e-mail.

Customer Support

         Management believes that its future success will depend, in part, upon the continued strength of customer relationships. To ensure customer satisfaction, the Company provides customer service and technical support through a five-days- per-week "hot line" telephone service. The Company uses 800 telephone numbers for customer service and a local telephone number for technical support (the customer pays for the phone charge on technical support). The customer service and support lines are currently staffed by technicians who provide advice free of charge to ensure customer satisfaction and obtain valuable feedback on new product concepts. In order to educate its own telephone support personnel, the Company also periodically conducts in-house training programs and seminars on new products and technology advances in the industry.

         The Company offers this same level of support for its entire domestic market including its direct market customers who purchase the Company's products through computer superstores or system integrators. The Company also provides technical support to its international resellers and distributors. The Company's international resellers and distributors also provide local support to the customers for their respective markets.

         The Company provides customers with a one- to three-year warranty on all products. The Company repairs or replaces a defective product which is still under warranty coverage, and substantially all the components which the Company purchases are also covered by vendor warranties of comparable duration. Returned products with defective components are returned by the Company to the component vendors for repair or replacement. Product returns, exclusive of reseller stock balancing, averaged approximately 36% and 17% of total product revenue during the years ended December 31, 1998 and 1999, respectively. In 1999, product returns were the result of normal customer returns in the Company's retail, distribution and mail order channels. The decrease in product returns was principally the result of the consolidation of one of the Company's distribution channels effective in Q498.

Competition
         The Company currently competes with other developers of PC-to-TV conversion products, TV-to-PC conversion products and with developers of videographic integrated circuits. Although the Company believes that it is a leader in the PC-to-TV conversion product marketplace, the videographic integrated circuit market is intensely competitive and characterized by rapid technological innovations. This has resulted in new product introductions over relatively short time periods with frequent advances in price/performance ratios. Competitive factors in these markets include product performance, functionality, product quality and reliability, as well as volume pricing discounts, customer service, customer support, marketing capability, corporate reputation, brand recognition and increases in relative price/performance ratios for products serving these markets. In the PC-to-TV conversion product market, the Company competes with companies such as AI Tech and AVerMedia. In the TV-to-PC market, the Company competes with other video-in and digital frame capture manufacturers such as Hauppauge and A.T.I. In the videographic integrated circuits market, the Company competes with Averlogic and Fairchild Semiconductor.

         Certain of the Company's competitors have greater technical and capital resources, more marketing experience, and larger research and development staffs than the Company. Management believes that it competes favorably on the basis of product quality and technical benefits and features. The Company also believes it provides competitive pricing, extended warranty coverage, and strong customer relationships, including selling, servicing and after-market support. However, there

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


can be no assurance that the Company will be able to compete successfully in the future against existing companies or new entrants to the marketplace.

Manufacturing

         In the manufacture of its products, the Company relies primarily on turnkey subcontractors who utilize components purchased or specified by the Company. The "turnkey" house is responsible for component procurement, board level assembly, product assembly, quality control testing, and in some cases, final pack-out and direct shipment. All subcontracted turnkey houses currently used by the Company are ISO 9002 certified. During 1999, the Company relied on two turnkey manufacturers for approximately 90% of the Company's product manufacturing. Effective in Q499, the Company relied on a new Far East turnkey manufacturer for approximately 90% of the Company's manufacturing. The Company has since begun using an additional Far East Manufacturer as a 2nd source of turnkey products.

         Upon receipt of a customer's order, the Company's telemarketing representative enters the order into the Company's computerized order entry and inventory management system. Once the customer's credit has been verified and approved by the finance department, the orders are electronically dispatched to operations for order fulfillment and shipment. The Company then performs final packaging and fulfillment of product orders with most customer orders being shipped in less than three business days from the date they are placed into the system. For certain commercial PC-to-TV video conversion products, the Company's turnkey manufacturers ship directly to the OEM customer and forward-shipping information to the Company for billing purposes.

         Quality control is maintained through standardized ISO 9002 quality assurance practices at the build site and random testing of finished products as they arrive at the Company's fulfillment center. Management believes that the turnkey model helps it to lower inventory and staff requirements, maintain better quality control and product flexibility and achieve quicker product turns and better cash flow.

         All customer returns are processed by the Company in its fulfillment center. Upon receipt of a returned product, a trained testing technician at the Company tests the product to diagnose the problem. If a product is found to be defective the unit is either returned to the turnkey subcontractor for rework and repair or is repaired by the Company and returned to the customer. The majority of the Company's defective returns are repaired or replaced and returned to customers within five business days. In 1999, product returns that are determined to be defective represented approximately 0.5% of the total product revenues.

Intellectual Property and Proprietary Rights

         The Company currently has five patents pending and five patents issued, six of which relate to its PC-to-TV video conversion chips. Patent applications have also been filed to secure intellectual property rights in foreign jurisdictions. The Company has also filed applications to register eight trademarks to add to its two currently registered trademarks. Historically, the Company has relied principally upon a combination of copyrights, common law trademarks and trade secret laws to protect the rights to its products that it markets under the FOCUS and TView brand names.

         Upon joining the Company, employees and consultants are required to execute agreements providing for the non-disclosure of confidential information and the assignment of proprietary know-how and inventions developed on behalf of the Company. In addition, the Company seeks to protect its trade secrets and know- how through contractual restrictions with vendors and certain large customers. There can be no assurance that these measures will adequately protect the confidentiality of the Company's proprietary information or that others will not independently develop products or technology that are equivalent or superior to those of the Company.

         Additionally, in connection with OEM and VAR agreements, the Company often seeks to require manufacturers to display the Company's logo conspicuously on their product. Management expects that this should increase name recognition and further the association of the Company's name with the associated goods.

         Because of the rapid pace of technological innovation in the Company's markets, management believes that in addition to the patents filed and issued, the Company's success relies upon the creative skills and experience of its employees, the frequency of Company product offerings and enhancements, product pricing and performance features, its diversified marketing strategy, and the quality and reliability of its support services.

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


PC Video Conversion, Inc.

         PC Video Conversion Inc. is a Delaware corporation and wholly-owned subsidiary of Focus, formed for the purpose of effecting the merger. Its principal offices are located at 600 Research Drive, Wilmington, MA 01887, and its telephone number is (978) 988-5888.


DIRECTORS AND EXECUTIVE OFFICERS

Management

         Each member of our board of directors serves for a one-year term and until their successors are elected and qualified. Our executive officers and directors are as follows:

Name                              Age      Position
----                              ---      --------
Thomas L. Massie                   38      Chairman of the Board
William B. Coldrick(2)             58      Vice Chairman of the Board
Timothy E. Mahoney(1)              42      Director
John C. Cavalier (1)(2)            58      Director
William Dambrackas(2)              56      Director
Michael D'Addio(3)                 55      Chief Executive Officer and President
Brett A. Moyer                     42      Executive Vice President & Chief
                                           Operating Officer
Jeffrey Burt(3)                    47      Vice President of Operations
Thomas Hamilton                    51      Vice President of Research &
                                           Development
Gary Williams(3)                   34      Vice President of Finance and Chief
                                           Financial Officer
William R. Schillhammer III        46      Vice President of OEM Sales
--------------------------------
(1)  Member of the Compensation Committee.
(2)  Member of the Audit Committee.
(3)  Appointed to serve as officers of Focus on January 16, 2001.


Directors

         Thomas L. Massie is Chairman of the Board and a co-founder of the Company and has served in this position since inception of the company in 1992. Mr. Massie served as Chief Executive Officer of Focus during 1999 and 2000, but resigned from this position effective April 30, 2000. In August 2000, Mr. Massie became President and Chief Executive Officer of Bridgeline Software, Inc., an Internet development firm. He has more than 14 years of experience in the computer industry as well as related business management experience. From 1990 to 1992, Mr. Massie was the Senior Vice President of Articulate Systems, responsible for worldwide sales, marketing and operations. From 1986 to 1990, Mr. Massie was the Chairman of the Board, and founder of MASS Microsystems. From 1985 to 1986, Mr. Massie was the co-founder and Executive Vice President of Sales and Marketing for MacMemory, Inc. From 1979 to 1984, Mr. Massie was a

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


Non-Commissioned Officer for the U.S. Army, 101st Airborne Division. Mr. Massie is a member of the Board of Directors of the Hockey Academy. The Hockey Academy is a private, multi-million dollar hockey program development company. Mr. Massie is 38 years old and his term expires in 2002.

         William B. Coldrick has served as a Director of the Company since January 1993, Vice Chairman of the Company since July 1994 and as Executive Vice President of the Company from July 1994 to May 1995. Mr. Coldrick is currently a principal of Enterprise Development Partners, a consulting firm serving emerging growth companies that he founded in April 1998. From July 1996 to April 1998, Mr. Coldrick was Vice President and General Manager of Worldwide Channel Operations for the Computer Systems Division of Unisys Corp. Mr. Coldrick holds a Bachelor of Science degree in Marketing from Iona College in New Rochelle, New York. Mr. Coldrick is 57 years old and his term expires in 2001.

         John C. Cavalier has served as a Director of the Company since May 1992. He has more than 29 years of business management experience. Since November 1996, Mr. Cavalier has been President, CEO and a Director of MapInfo Corporation, a software developer. Prior thereto, Mr. Cavalier joined Amdahl Company in early 1993 as Vice President and General Manager of Huron, Amdahl's software business. He earned his undergraduate degree from the University of Notre Dame and an MBA from Michigan State University. Mr. Cavalier is 58 years old and his term expires in 2002.

         Timothy E. Mahoney has served as Director of the Company since March 1997. He has more than 18 years of experience in the computing industry. Mr. Mahoney founded Union Atlantic LC, in 1994, a consulting company for emerging technologies and in 1999 became Chairman and COO of Vfinance.com, Inc., the parent company of Union Atlantic L.C. and Union Atlantic Capital, L.C. Since 1996, Mr. Mahoney has served as Chairman of Tallard Technologies BV, a PC products distributor / value added reseller serving Latin America. He earned his BA degree in computer science and business from West Virginia University and an MBA degree from George Washington University. Mr. Mahoney is 42 years old and his term expires in 2001.

         William A. Dambrackas has over 22 years of management experience in the computer industry. He founded Equinox Systems (Nasdaq: EQNX) 17 years ago and since then, has served as the company's Chairman, President and Chief Executive Officer. Equinox develops high-performance server-based communications products for Internet access and commercial systems. Mr. Dambrackas also currently serves on the Board of Directors of the Florida Venture Forum, an organization that serves the needs of venture capital investors and emerging growth companies. Mr. Dambrackas has been issued three United States Patents for data communications inventions and he was honored as Delaware's "Entrepreneur of the Year" in 1984. Mr. Dambrackas is 55 years old and his term expires in 2000.

Committees

         The audit committee of the board of directors consists of three non-employee directors, John Cavalier, William Coldrick and William Dambrackas, all of whom are independent directors. The audit committee reviews and recommends outside auditors and compensation paid to outside auditors, reviews results and recommendations in each external audit, review the procedures we use to prepare financial statements and related management commentary and meets periodically with management to review our major financial risk exposures.

         The compensation committee of the board of directors consists of two independent non-employee directors, John Cavalier and Timothy Mahoney. The compensation committee oversees and reviews all decisions regarding the compensation of executive officers and directors and the granting of stock options under our stock option plan.

Directors' Compensation

         Non-employee  directors  are  reimbursed  for  out of  pocket  expenses incurred in attending the meetings. No director who is an employee receives separate compensation for services rendered as a director. Non-employee directors are eligible to participate in our stock option plan.

Executive Officers

         Michael L. D'Addio, joined Focus on January 16, 2001 in connection with the acquisition of Videonics Inc. Mr. D'Addio was a co-founder of Videonics, and had served as Chief Executive Officer and Chairman of the Board of Directors
since Videonics' inception in July 1986. In addition Mr. D'Addio served as Videonics' President from July 1986 until November 1997. From May 1979 through November 1985 Mr. D'Addio served as President, Chief Executive Officer and Chairman of the Board of Directors of Corvus Systems, a manufacturer of small computers and networking systems. Mr. D'Addio holds an A.B. degree in Mathematics from Northeastern University.

         Brett A. Moyer joined the Company in May 1997, and has assumed the role of Executive Vice President of Sales & Marketing and Chief Operating Officer. Mr. Moyer brings over 10 years of global sales, finance and general management experience from Zenith Electronics Corporation, where he was most recently the Vice President and General Manager of Zenith's Commercial Products Division. Mr. Moyer has also served as Vice President of Sales Planning and Operations at Zenith where he was responsible for forecasting, customer service, distribution, MIS, and regional credit operations. Mr. Moyer has a Bachelor of Arts in Economics from Beloit College in Wisconsin and a Masters of International Management with a concentration in finance and accounting from The American Graduate School of International Management (Thunderbird).

         Jeffrey A. Burt joined Focus on January 16, 2001 in connection with the acquisition of Videonics Inc. Mr. Burt had served as Vice President of Operations of Videonics since April 1992. From August 1991 to March 1992, Mr. Burt served Videonics as its Materials Manager. Prior to that time, from October 1990 until July 1991, Mr. Burt acted as a consultant to Videonics in the area of materials management. From May 1989 to October 1990, Mr. Burt served as the Director of Manufacturing of On Command Video. Mr. Burt holds a B.A. degree in Economics from the University of Wisconsin at Whitewater.

         Thomas Hamilton joined the Company in September 1996 and has assumed the role of Chief Technology Officer. Mr. Hamilton joined the Company when the Company acquired TView, Inc. From 1992 to 1996, Mr. Hamilton was Executive Vice President and Co-Founder of TView, Inc. Mr. Hamilton grew TView from inception to a $5M per year revenue before being acquired by FOCUS. He co-developed proprietary video processing technology central to FOCUS' business. Mr. Hamilton has a BS in Mathematics from Oregon State University.

         William R. Schillhammer III joined the Company in 1998 with over 12 years of experience in global sales and marketing. From 1996 to 1998, Mr. Schillhammer was Vice President of Marketing and Sales for Digital Vision, Inc., a multi-million dollar developer of video conversion products. From 1990 to 1996 Mr. Schillhammer held various senior management positions for Direct Imaging, Inc., most recently serving as President. From 1988 to 1989 Mr. Schillhammer was the Vice President for Number Nine Computer Corporation, a publicly held multi-million dollar company. From 1980 to 1988 he held various management positions with the Intel Corporation. Mr. Schillhammer graduated from Dartmouth College with a bachelor's degree in Engineering.

         Gary L. Williams joined Focus on January 16, 2001 in connection with the acquisition of Videonics Inc. Mr. Williams had served Videonics as its Vice President of Finance, Chief Financial Officer and Secretary since February 1999. From February 1995 to January 1999, Mr. Williams served as Videonics' Controller. From July 1994 to January 1995, he served as Controller for Western Micro Technology, a publicly traded company in the electronics distribution business. From January 1990 to June 1994, Mr. Williams worked in public accounting for Coopers & Lybrand LLP. Mr. Williams is a Certified Public
Accountant and has a Bachelors Degree in Business Administration, with an emphasis in Accounting from San Diego State University.

Executive Compensation

         The following table summarizes the compensation we paid or accrued for services rendered for the years ended December 31, 1997, 1998 and 1999, to our Chief Executive Officer and each of the four other most highly compensated executive officers who earned more than $100,000 in salary and bonus for the year ended December 31, 1999.

                                                     Summary Compensation Table

                                                                                                                        Long-Term
                                                                                                                      Compensation
                                                                           Annual Compensation(1)(2)                     Options/
                                                                    ----------------------------------------              -------
           Name and
       Principal Position                                           Year         Salary ($)         Bonus($)              SARs(3)
       ------------------                                           ----         ----------         --------              -------
Thomas L. Massie ................................................   1999          $150,000          $ 69,154              100,000
President, Chief Executive Officer and                              1998          $150,000          $132,833              200,000
Chairman of the Board(4)                                            1997          $150,000          $ 45,000              500,000

Christopher P. Ricci ............................................   1999          $150,000          $ 15,200               45,000
Sr. Vice President and General Counsel(5)                           1998          $150,000          $ 27,500              125,000
                                                                    1997              --                --                   --

Brett Moyer .....................................................   1999          $130,000          $ 63,724(6)            40,000
Executive Vice President & Chief                                    1998          $130,000          $ 41,000(6)           100,000
Operating Officer                                                   1997          $130,000          $ 45,000              250,000

Thomas Hamilton .................................................   1999          $129,192              --                175,000
Vice President of Research                                          1998          $110,000          $  5,000               25,000
                                                                    1997          $110,000          $  4,179                 --

William Schillhammer ............................................   1999          $ 95,000          $ 52,900(6)            40,000
Vice President of OEM Sales                                         1998          $ 85,000          $ 22,204(6)           122,000
                                                                    1997              --                --                   --

-------------------
(1) Includes salary and bonus payments earned by the named officers in the year indicated, for services rendered in such year, which were paid in the following year.

(2) Excludes perquisites and other personal benefits, the aggregate annual amount of which for each officer was less than the lesser of $50,000 or 10% of the total salary and bonus reported.

(3) Long-term compensation table reflects the grant of non-qualified and incentive stock options granted to the named persons in each of the periods indicated. Includes repriced options for 1998 and 1997.

(4) During 1999 and 2000 Mr. Massie served as President and Chief Executive Officer of Focus. On May 1, 2000, Focus entered into a separation agreement with Mr. Massie whereby the parties agreed to sever Mr. Massie's employment relationship effective April 30,2000. Mr. Massie remained Chairman of the Focus Board of Directors and, in addition, Focus and Mr. Massie entered into a consulting agreement on May 1, 2000. For a discussion of these agreements, see "--Subsequent Separation and Consulting Agreements."

(5) On September 6, 2000, Mr. Ricci resigned from his position as Senior Vice President and General Counsel of Focus.

(6)  Includes compensation based on sales commissions.


Employment Agreements

         Focus and Michael D'Addio are parties to an employment contract effective January 16, 2001. Pursuant to this employment contract, Mr. D'Addio serves as Chief Executive Officer and President. Mr. D'Addio's base salary shall be $190,000 per year. In addition, Mr. D'Addio was granted 500,000 stock options which vest over a three year period. Under the option plan, these options accelerate, so as to be immediately exercisable if Mr. D'Addio is terminated without cause during the term of the contract. The employment contract provides for bonuses as determined by the Board of Directors and employee benefits, including health and disability insurance, in accordance with the Focus' policies. The agreement terminates on December 31, 2003.

         Focus and Brett Moyer are parties to an employment contract effective May 15, 1997, as amended to date, which renews automatically after December 31, 2000, for one year terms, subject to certain termination provisions. Pursuant to this employment contract, Mr. Moyer serves as Executive Vice President & Chief Operating Officer. This employment contract requires acceleration of vesting of all options held by Mr. Moyer so as to be immediately exercisable if Mr. Moyer is terminated without cause during the term of the contract. The employment contract provides for bonuses as determined by the Board of Directors and employee benefits, including health and disability insurance, in accordance with the Focus' policies. In May 2000, Mr. Moyer's employment contract was amended to extend the term until May 1, 2002, which renews automatically after May 1, 2002 for successive one year terms, subject to certain termination provisions.

         Focus and Christopher Ricci were parties to an employment contract effective March 1, 1998, as amended to date, which renewed automatically after December 31, 2000, for one year terms, subject to certain termination provisions. Pursuant to this employment contract, Mr. Ricci served as our Senior Vice President, General Counsel and Secretary. This employment contract required the acceleration of vesting of all options held by Mr. Ricci so as to be immediately exercisable if Mr. Ricci is terminated without cause during the term of the contract. In addition, in the case of a change in control of Focus, for up to one year following such change in control Mr. Ricci, at his sole election, could choose to terminate his employment, in which case Mr. Ricci would be entitled to receive a lump sum cash payment equal to two years' salary plus the continuation of such salary for an additional two years after such termination. Mr. Ricci's employment contract provided for annual bonuses to be determined by the Board of Directors and employee benefits, including health and disability insurance, to be provided in accordance with company policies. On September 6, 2000, Mr. Ricci resigned from his position as Senior Vice President, General Counsel and Secretary. Mr. Ricci's employment agreement was terminated on that date and replaced with a new agreement providing for his employment by Focus as a part-time consultant terminating April 30, 2001, unless sooner terminated by both parties. The part-time consulting agreement provides that Mr. Ricci shall continue to hold all of the stock options previously granted to him and requires the acceleration of vesting of all options held by Mr. Ricci so as to be immediately exercisable if Mr. Ricci is terminated without cause during the term of the contract.

         Focus and Thomas Hamilton are parties to an employment contract effective October 17, 1996, as amended to date, which renews automatically after December 31, 1998, for one year terms, subject to certain termination provisions. Pursuant to this employment contract, Mr. Hamilton serves as Vice President of Research & Development. This employment contract requires the acceleration of vesting of all options held by Mr. Hamilton so as to be immediately exercisable if Mr. Hamilton is terminated without cause during the term of the contract. The employment contract provides for bonuses as determined by the Focus Board of Directors and employee benefits, including health and disability insurance, in accordance with Focus' policies.

Subsequent Separation and Consulting Agreements

         On May 1, 2000, Focus entered into a separation agreement with Mr. Massie whereby the parties agreed to sever Mr. Massie's employment relationship effective April 30, 2000. Mr. Massie remains on the Board of Directors of Focus and any options granted by Focus will continue to vest under their current terms for as long as he remains a director or a consultant, whichever is longer. In addition, under the severance agreement, Focus (i) paid Mr. Massie for all accrued vacation and unpaid bonuses; and (ii) will forgive two notes totaling $140,000, including all interest, owed by Mr. Massie to Focus over eight (8) fiscal quarters, ending June 30, 2002.

         In addition, Focus and Mr. Massie entered into a Consulting Agreement on May 1, 2000, whereby Mr. Massie receives a monthly consulting fee of $11,000 plus expenses. Pursuant to the agreement, Mr. Massie will assist Focus in financial matters, including but not limited to, the raising of long term capital, planing product development, advising on merger and acquisitions, and recruiting a new president for Focus. The minimum amount due under this agreement is $110,000.

New Directors and Officers - Acquisition of Videonics

         In connection with the acquisition of Videonics on January 16, 2001, the composition of the board of directors and executive officers will change. Pursuant to the terms of the merger agreement dated August 30, 2000, the Board of Directors of Focus will consist of seven directors, four of whom will be selected by the Board of Directors of Focus and three of whom will be selected by the Board of Directors of Videonics. Furthermore, Michael L. D'Addio, the Chief Executive Officer of Videonics, became the President and Chief Executive Officer of Focus, Jeffrey A. Burt, the Vice President of Operations of Videonics became the Vice President of Operations for Focus and Gary L. Williams, the Vice President of Finance and Chief Financial Officer of Videonics, became the Vice President of Finance and Chief Financial Officer of Focus. Thomas L. Massie will remain as Chairman of the Board of Focus for the remainder of his current term. As of the date of this prospectus, the respective boards of Focus and Videonics had not met to carry out these terms of the merger agreement with respect to the restructuring of our board of directors.

Focus Board Meetings and Committees

         The Focus Board of Directors met four (4) times during the fiscal year ended December 31, 1999. None of the directors attended fewer than 75% of the meetings held during the period. The Focus Board of Directors also took action by unanimous written consent in lieu of a meeting on six (6) occasions during 1999.

         The Compensation Committee of the Focus Board, of which Messrs. Cavalier and Mahoney are members, sets the compensation of the Chief Executive Officer, reviews and approves the compensation arrangements for all other officers of Focus and administers Focus' various stock option plans. The Compensation Committee did not meet during the fiscal year ended December 31, 1999. The Compensation Committee also took action by unanimous written consent in lieu of a meeting on three (3) occasions during 1999.

         The Audit Committee of the Board, of which Messrs. Mahoney and Coldrick were members in 1999, and Messrs. Cavalier, Dambrackas and Coldrick are now members, reviews all financial functions of Focus, including matters relating to the appointment and activities of Focus' auditors. The Audit Committee did not meet during the fiscal year ended December 31, 1999.

         The Focus Board of Directors does not currently have a standing nominating committee. For a discussion of the nomination procedure, see "Comparison of Shareholder Rights of Focus and Videonics - Advance Notice Provisions for Shareholder Nominations and Proposals."

Compensation of Directors

         Directors of Focus receive no direct cash compensation for their services as directors. See, however, "Repricing of Stock Options/Additional Option Plans".

Certain Relationships and Related Transactions

         Timothy Mahoney, who is a Focus director, is a principle of vFinance.com, Inc., the parent company to Union Atlantic Capital L.C., and a partner of Union Atlantic L.C. In 1999, Focus paid Union Atlantic L.C. $112,226 in consulting fees in connection with equity financing agreements negotiated by Union Atlantic L.C. Union Atlantic Capital L.C. an affiliated company of Union Atlantic L.C., will also be paid 243,833 shares of Focus common stock for in lieu of investment banking fees in connection with the acquisition of Videonics.

         Carl Berg, a Videonics director and shareholder has loaned Videonics $1,035,000. This unsecured loan, bears interest at 8% per year, and is due on January 16, 2002. Accrued interest is payable at maturity. Additionally, Carl Berg has loaned Focus $2.3 million to collateralize the $2.3 million bond posted in connection with the CRA litigation. The promissory note has a term of three years and bears interest at a rate of prime plus 1%. The principal amount of the note will be due at the end of its term, with interest to be paid quarterly. Under certain circumstances, including at the election of Mr. Berg and Focus, the promissory note is convertible into shares of Focus common stock generally equal to the value of the promissory note and any accrued and unpaid interest. The promissory note is secured by a security agreement in favor of Mr. Berg granting him a security interest in first priory over substantially all of the assets of Focus.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Focus' directors and executive officers, and persons who own more than 10% of a registered class of Focus' equity securities, to file initial reports of ownership and reports of changes in ownership with the Commission. Such persons are required by SEC regulations to furnish Focus with copies of all
Section 16(a) forms they file.

         Based solely on Focus' review of the copies of such forms received by it or written representations from certain reporting persons, that no other reports were required, Focus believes that all filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with during this year ended December 31, 1999.

Stock Option Plans

         Focus maintains various qualified and non-qualified stock option plans for its officers and directors. As of December 31, 1999, the option plans were authorized to grant up to 4,976,830 options to purchase common stock, of which 2,995,284 remained available for grant. See, however, "2000 Non-Qualified Stock Option Plan" on page 37.

         The following tables sets forth as to the Chief Executive Officer and each of the other executive officers named in the Summary Compensation Table, certain information with respect to options to purchase shares of common stock of Focus as of and for the year ended December 31, 1999.


                            Option/SAR Grants In 1999


                          Number of     % of Total
                         Securities    Options/ SARs
                        Underlying       Granted to    Exercise Or
                       Options/ SARs    Employees in   Base Price
       Name             Granted (#)(1)     1999(2)   ($/per Share)   Exp. Date
       ----             --------------     -------   -------------   ---------
Thomas L. Massie           100,000          8.13%        $ 1.28       11/12/04
Christopher P. Ricci        25,000          3.66%        $ 1.06       02/22/04
                            20,000                       $ 1.28       11/12/04
Brett Moyer                 40,000          3.25%        $ 1.28       11/12/04
Bill Schillhammer           40,000          3.25%        $ 1.28       11/12/04
Thomas Hamilton             25,000         14.23%        $ 1.06       02/22/04
                            50,000                       $ 1.00       09/07/04
                           100,000                       $ 1.28       11/12/04

--------------
(1)  The purpose of Focus'  stock  option  plans,  is to provide  incentives  to
     employees,   directors  and  consultants  who  are  in  positions  to  make significant contributions to Focus.

(2) Focus granted options to purchase a total of 1,229,386 shares of common stock to employees and directors in 1999.


         The following table sets forth information concerning options exercised during fiscal year 1999 and the value of unexercised  options as of December 31,
1999 held by the executives named in the Summary Compensation Table above.
                            Aggregated Option/SAR Exercises in 1999 and Fiscal Year-End Option/SAR Values

                                                                         Number of Securities          Value of Unexercised
                                                                        Underlying Unexercised              In-the-Money
                                        Shares                         Options/SARs at Year-End      Options/SARs at Year-End(1)
                                      Acquired on       Value        -----------------------------  ----------------------------
                                      Exercise (#)    Realized ($)   Exercisable     Unexercisable  Exercisable    Unexercisable
                                      ------------    ------------   -----------     -------------  -----------    -------------
Thomas L. Massie                        500,000       1,782,000         150,000         400,000      $1,072,500      $2,812,000
Christopher P. Ricci                     41,668         147,505               0         128,332      $        0      $  904,885
Brett Moyer                             200,001         708,003               0         189,999      $        0      $1,333,241
William Schillhammer                     15,000          53,100          30,668         131,332      $  213,450      $  923,264
Thomas Hamilton                          88,334         312,702               0         191,666      $        0      $1,362,745

---------------
(1) Value is based on the difference between option exercise price and the closing price as quoted on the NASDAQ SmallCap Market at the close of trading on December 31, 1999 ($8.25) multiplied by the number of shares underlying the option.

2000 Non-Qualified Stock Option Plan

         On April 27, 2000, the Board of Directors of Focus adopted the 2000 Non-Qualified Stock Option Plan, subject to approval by Focus shareholders. On August 15, 2000 the maximum number of options available under the 2000 Plan was increased from 3,000,000 to 5,000,000 in order to accommodate requirements in connection with the acquisition of Videonics. The plan was approved by the stockholders of Focus on December 28, 2000.

         The following table sets forth information as of January 19, 2001 with respect to options which were granted under the 2000 Plan to (i) each of Focus' Chief Executive Officer and the four other executive officers of Focus named in the Summary Compensation Table (see "Information About Focus - Summary Compensation Table"), (ii) all executive officers of Focus as a group, (iii) all directors of Focus, other than those who are executive officers, as a group, and
(iv) all employees of Focus, excluding executive officers, as a group.


                                                           Number of Shares
                                                          Subject to Options
            Name                                         Granted from 2000 Plan
            ----                                         ----------------------
Brett A. Moyer                                                 200,000

Christopher P. Ricci                                           175,000

William Schillhammer                                           125,000

Thomas Hamilton                                                125,000

All executive officers as a group (four persons)               625,000

All directors of Focus, excluding executive
officers, as a group (five persons)                            500,000

All employees of Focus, excluding executive officers
and directors, as a group (42 persons)                       1,014,708

Options remaining available for Grant                        2,860,292


The exercise price per share of options granted under the 2000 Plan is 100% of the fair-market value of Focus' common stock on the date the plan was approved by Focus shareholders. This table does not include 500,000 of options to purchase common stock granted to Michael D'Addio Chief Executive Officer and President on January 16, 2001.


401(k) Savings Plan

         We maintain a 401(k) savings plan that is intended to satisfy the tax qualification requirements of the Internal Revenue Code of 1986, as amended. All of our employees aged 18 or older are eligible to participate in the 401(k) plan after two months of service with us. The 401(k) plan permits participants to contribute up to 15% of their annual compensation. We do not match employee's contributions to the 401(k) plan.

Transactions with Directors and/or Executive Officers

         Timothy Mahoney, who is a Focus director, is a principle in the parent company to Union Atlantic Capital L.C., and a partner of Union Atlantic L.C. In 1999, Focus paid Union Atlantic L.C. $112,226 in consulting fees in connection with equity financing agreements negotiated by Union Atlantic L.C. Union Atlantic Capital, L.C. will also be issued 243,833 shares Focus common stock for brokerage services in connection with the merger.

Principal Stockholders

         The following table provides information about the beneficial ownership of our common stock as of January 19, 2001. We have listed each person that beneficially owns more than 5% of the outstanding common stock, each of our directors and executive officers identified in the summary compensation table and all directors and executive officers as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned. Unless otherwise noted in the footnotes, the address for each principal stockholder is 600 Research Drive, Wilmington, Massachusetts 01887.

         For purposes of calculating the number of shares of common stock beneficially owned after the offering, we have assumed the sale of all shares covered by the registration statement of which this prospectus is a part. For purposes of calculating the percentage beneficially owned after the offering, the total number of shares of common stock deemed outstanding includes (1) the shares of common stock covered by the registration statement of which this prospectus is a part that are registered on behalf of Euston Investments Holdings Limited and (2) shares of common stock covered by the registration statement of which this prospectus is a part that are issuable upon the exercise of warrants.

         The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock on January 19, 2001 by (i) each person known to the Company who beneficially owns 5% or more of the 31,035,422 outstanding shares of its Common Stock, (ii) each director of the Company, (iii) each executive officer identified in the Summary Compensation
Tables above, and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law.

                                                                            Percentage of
                                                                          Number of Shares            Outstanding
                                 Name                                    Beneficially Owned         Common Stock(1)
                                 ----                                    ------------------         ---------------
Thomas L. Massie(2)..................................................          686,003                   2.2%
John C. Cavalier(3)..................................................           86,314                     *
William B. Coldrick(4)...............................................          177,980                     *
Timothy E. Mahoney(5)................................................           86,313                     *
William Dambrackas(6)................................................           61,314                     *
Christopher P. Ricci(7)..............................................          147,297                     *
Brett A. Moyer(8)....................................................          226,060                     *
Thomas Hamilton(9)...................................................          115,976                     *
William R. Schillhammer III(10)......................................          148,641                     *
All executive officers and directors as a group(9 persons)(11).......        1,735,898                   5.6%

----------
 *   Less than 1% of the outstanding common stock.

 (1) Unless  otherwise   indicated,   each  person  possesses  sole  voting  and
     investment power with respect to the shares.

 (2) Includes 241,356 shares of common stock held directly or indirectly by Mr. Massie. Includes 444,647 shares issuable pursuant to outstanding stock options that are exercisable at January 19, 2001, or within 60 days thereafter.

 (3) Includes 86,314 shares issuable pursuant to outstanding stock options that are exercisable at January 19, 2001 or within 60 days thereafter.

 (4) Includes 177,980 shares issuable pursuant to outstanding stock options that are exercisable at January 19, 2001, or within 60 days thereafter.

 (5) Includes 86,313 shares issuable pursuant to outstanding stock options that are exercisable at January 19, 2001, or within 60 days thereafter.

 (6) Includes 61,314 shares issuable pursuant to outstanding stock options that are exercisable at January 19, 2001, or within 60 days thereafter.

 (7) Includes 147,297 shares issuable pursuant to outstanding stock options that are exercisable at January 19, 2001, or within 60 days thereafter.

 (8) Includes 40,100 shares of common stock held directly by Mr. Moyer. Includes 185,960 shares issuable pursuant to outstanding stock options that are exercisable at January 19, 2001, or within 60 days thereafter.

 (9) Includes 6,000 shares of common stock held directly by Mr. Hamilton. Includes 109,976 shares issuable pursuant to outstanding stock options that are exercisable at January 19, 2001, or within 60 days thereafter.

(10) Includes 4,000 shares of common stock held directly by Mr. Schillhammer. Includes 144,641 shares issuable pursuant to outstanding stock options that are exercisable at January 19, 2001, or within 60 days thereafter.

(11) Includes 1,444,442 shares issuable pursuant to options to purchase common stock exercisable at January 19, 2001, or within 60 days thereafter. This table does not include 947,618 options to purchase common stock outstanding to Michael D'Addio, Jeffrey Burt and Gary Williams.

DESCRIPTION OF CAPITAL STOCK

General

         We are authorized to issue up to 50,000,000 shares of common stock, $.01 par value per share, and 3,000,000 shares of preferred stock, $.01 par value per share. As of January 19, 2001, 31,035,422 shares of common stock were issued and outstanding. We have no preferred stock outstanding. All of the outstanding capital stock is and will be, fully paid and non-assessable.

Common Stock

         Holders of common stock are entitled to one vote per share. All actions submitted to a vote of stockholders are voted on by holders of common stock voting together as a single class. Holders of common stock are not entitled to cumulative voting in the election of directors.

         Holders of common stock are entitled to receive dividends in cash or in property on an equal basis, if and when dividends are declared on the common stock by our board of directors, subject to any preference in favor of outstanding shares of preferred stock, if there are any.

         In the event of liquidation of our company, all holders of common stock will participate on an equal basis with each other in our net assets available for distribution after payment of our liabilities and payment of any liquidation preferences in favor of outstanding shares of preferred stock, if there are any.

         Holders of common stock are not entitled to preemptive rights and the common stock is not subject to redemption.

         The rights of holders of common stock are subject to the rights of holders of any preferred stock that we designate or have designated. The rights of preferred stockholders may adversely affect the rights of the common stockholders.

Preferred Stock

         Our board of directors has the ability to issue up to 3,000,000 shares of preferred stock in one or more series, without stockholder approval. The board of directors may designate for the series:

         o        the number of shares and name of the series,

         o the voting powers of the series, including the right to elect directors, if any,

         o        the dividend rights and preferences, if any,

         o        redemption terms, if any,

         o liquidation preferences and the amounts payable on liquidation or dissolution,

         o the terms upon which such series may be converted into any other series or class of our stock, including the common stock and

         o        any other terms that are not prohibited by law.


         It is impossible for us to state the actual effect it will have on common stock holders if the board of directors designates a new series of preferred stock. The effects of such a designation will not be determinable until the rights accompanying the series have been designated. The issuance of preferred stock could adversely affect the voting power, liquidation rights or other rights held by owners of common stock or other series of preferred stock. The board of directors' authority to issue preferred stock without shareholder approval could make it more difficult for a third party to acquire control of our company, and could discourage any such attempt. We have no present plans to issue any additional shares of preferred stock.

Options and Warrants

         As of January 19, 2001, 6,128,740 options for shares were outstanding under our approved stock option plans and 2,995,284 shares were available for future grants under our stock option plan. Focus has also issued or is required to issue warrants totaling 715,079. Of that number of warrants 435,000 were issued pursuant to the equity financing and equity line of credit described elsewhere herein.

         Holders of options and warrants do not have any of the rights or privileges of our stockholders, including voting rights, prior to exercise of the options and warrants. We have reserved sufficient shares of authorized common stock to cover the issuance of common stock subject to the options and warrants.

         PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION

         On January 16, 2001, Focus Enhancements, Inc., acquired all the shares of Videonics, Inc., in a transaction accounted for using the purchase method of accounting. Focus issued 0.87 shares of Focus common stock for each issued and outstanding share of Videonics common stock on the closing date. Based on the exchange ratio, a total of approximately 5,135,219 shares will be issued. Focus also anticipates incurring approximately $695,000 in acquisition expenses, including financial advisory and legal fees and other direct transaction costs, which will also be included as a component of the purchase price. The allocation of the aggregate purchase price of approximately $9.2 million will be finalized following receipt of the closing balance sheet of Videonics and a final independent appraisal of certain intangible assets of Videonics.

         The accompanying unaudited pro forma combined condensed consolidated balance sheet gives effect to the merger of Focus and Videonics as if such transaction occurred on September 30, 2000. The unaudited pro forma combined condensed balance sheet combines the unaudited consolidated balance sheet of Focus as of September 30, 2000, and the consolidated balance sheet of Videonics as of September 30, 2000.

         The accompanying unaudited pro forma combined condensed consolidated statements of operations present the results of operations of Focus for the year ended December 31, 1999 and the nine-month period ended September 30, 2000, combined with the statement of operations of Videonics for the year ended December 31, 1999 and the nine-month period ended September 30, 2000. The unaudited pro forma combined condensed unaudited consolidated statements of operations give effect to this acquisition as if it had occurred as of January 1, 1999. The pro forma combined financial statements are based on the respective historical consolidated financial statements and the notes thereto of Focus and Videonics which are included or incorporated herein by reference. The pro forma adjustments are preliminary and based on management's estimates and a preliminary valuation of the intangible assets acquired.

         In addition, management is in the process of assessing and formulating its integration plans. Management anticipates restructuring costs associated with integration of the two companies primarily related to severance, lease abandonment and equipment disposal. These costs are direct and incidental to the merger. In accordance with generally accepted accounting principals, the acquirer (Focus) must expense these costs and not include them as part of the purchase price. These costs represent Focus' best estimates to date based on information currently available. For purposes of the pro forma financials, management has estimated that restructuring costs are not expected to exceed $1.2 million. This amount is subject to change based on actual results. A significant component of the restructuring cost is related to the full value of the remaining lease amounts due on the Focus' Wilmington, Massachusetts facility. Focus expects to mitigate this amount through negotiations with the landlord and or sub-leasing the facility.

         The unaudited pro forma combined condensed consolidated balance sheet and statements of operations are not necessarily indicative of the financial position and operating results that would have been achieved had the transaction been in effect as of the dates indicated and should not be construed as being a representation of financial position or future operating results of the combined companies.

         The unaudited pro forma combined condensed consolidated financial information should be read in conjunction with the audited consolidated financial statements and related notes of Focus and Videonics, which are incorporated in this joint proxy statement/prospectus by reference.

                                      Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                                      As of September 30, 2000
                                                           (in thousands)

                                                                     Focus         Videonics       Pro Forma              Pro Forma
                                                                     Actual          Actual       Adjustments              Combined
                                                                     ------          ------       -----------              --------
Assets

Current assets:
   Cash and cash Equivalents                                        $  1,286        $    474            --                 $  1,760
   Certificate of deposit                                              1,280            --              --                    1,280
   Accounts receivable, net                                            2,802             975            --                    3,777
   Inventories                                                         1,984           3,506            --                    5,490
   Prepaid expenses and other current assets                             340             176            --                      516
                                                                    --------        --------        --------               --------

         Total current assets                                          7,692           5,131                                 12,823

Property and equipment, net                                              781             299            --                    1,080
Capitalized software development costs                                 3,148            --          $  3,495 (A,F)            6,643
Intangible and other assets                                              294              42           1,318 (A)              1,654
Goodwill                                                                 484            --             1,776 (A)              2,260
                                                                    --------        --------        --------               --------

          Total assets                                              $ 12,399        $  5,472        $  6,589               $ 24,460
                                                                    ========        ========        ========               ========

Liabilities and Shareholders' Equity

Current liabilities:
   Notes payable                                                        --          $    400            --                 $    400
   Obligations under capital lease                                  $     46            --              --                       46
   Current portion of long-term debt                                     317            --              --                      317
   Accounts payable                                                    2,768           1,177            --                    3,945
   Accrued liabilities                                                   463             683        $  1,895 (B,J)            3,041
   Accrued legal judgement expense                                     2,148            --              --                    2,148
                                                                    --------        --------        --------               --------

          Total current liabilities                                    5,742           2,260           1,895                  9,897
                                                                    --------        --------        --------               --------

Obligations under capital lease                                          190            --              --                      190
Long-term debt                                                            64           1,035            --                    1,099
                                                                    --------        --------        --------               --------

          Total Liabilities                                            5,996           3,295           1,895                 11,186
                                                                    --------        --------        --------               --------

Shareholders' equity:
   Preferred stock                                                      --              --              --                     --
   Common stock                                                          263          20,725         (20,674)(C)                314
   Additional paid-in capital                                         48,727            --             8,998 (D)             57,725
   Accumulated deficit                                               (41,887)        (18,548)         16,961 (E,F,J)        (43,474)
   Deferred compensation                                                --              --              (591)(G)               (591)
   Treasury stock                                                       (700)           --              --                     (700)
                                                                    --------        --------        --------               --------

          Total shareholders' equity                                   6,403           2,177           4,694                 13,274
                                                                    --------        --------        --------               --------

          Total liabilities and shareholders' equity                $ 12,399        $  5,472        $  6,589               $ 24,460
                                                                    ========        ========        ========               ========

                                       See accompanying notes to unaudited pro forma combined
                                            condensed consolidated financial information.

                                             Unaudited Pro Forma Condensed Consolidated
                                                       Statement of Operations
                                            For the Nine Months Ended September 30, 2000
                                                (in thousands, except per share data)


                                                                    Focus          Videonics        Pro forma             Pro forma
                                                                    Actual           Actual        Adjustments             Combined
                                                                    ------           ------        -----------             --------
Net revenues                                                       $ 12,130         $  9,087             --                $ 21,217
Cost of goods sold                                                    8,379            5,538         $   (268)(I,K)          13,649
                                                                   --------         --------         --------              --------
Gross profit                                                          3,751            3,549              268                 7,568
                                                                   --------         --------         --------              --------

Operating expenses:
  Sales, marketing and support                                        2,748            2,275              (88)(I,K)           4,935
  General and administrative                                          2,377              758               40(I,K)            3,175
  Research and development                                              758            1,619             (176)(I,K)           2,201
  Depreciation and amortization                                         733             --              1,946(H,I)            2,679
  Restructuring expense                                                 202             --               --                     202
                                                                   --------         --------         --------              --------

Total operating expenses                                              6,818            4,652            1,722                13,192
                                                                   --------         --------         --------              --------

Loss from operations                                                 (3,067)          (1,103)          (1,454)               (5,624)
Interest expense, net                                                   (58)             (91)            --                    (149)
Other income, net                                                        67             --               --                      67
CRA judgement expense                                                (2,148)            --               --                  (2,148)
                                                                   --------         --------         --------              --------
Loss before income taxes                                             (5,206)          (1,194)          (1,454)               (7,854)
Income tax expense                                                       (2)            --               --                      (2)
                                                                   --------         --------         --------              --------

Net Loss                                                           $ (5,208)        $ (1,194)        $ (1,454)             $ (7,856)
                                                                   ========         ========         ========              ========

Basic and diluted net loss per share                               $  (0.21)        $  (0.20)                              $  (0.26)
                                                                   ========         ========                               ========

Number of shares used in basic and diluted
computation                                                          25,003            5,896                                 30,135
                                                                   ========         ========                               ========

                                       See accompanying notes to unaudited pro forma combined
                                            condensed consolidated financial information.

                                             Unaudited Pro Forma Condensed Consolidated
                                                       Statement of Operations
                                                For the Year Ended December 31, 1999
                                                (in thousands, except per share data)


                                                                    Focus          Videonics        Pro forma             Pro forma
                                                                    Actual           Actual         Adjustment            Combined
                                                                    ------           ------         ----------            --------
Net revenues                                                       $ 17,183         $ 14,226             --                $ 31,409
Cost of goods sold                                                   10,544            8,815         $   (343)(I,K)          19,016
                                                                   --------         --------         --------              --------
Gross profit                                                          6,639            5,411              343                12,393
                                                                   --------         --------         --------              --------

Operating expenses:
  Sales, marketing and support                                        3,970            3,875             (112)(I,K)           7,733
  General and administrative                                          1,878            1,219               55 (I,K)           3,152
  Research and development                                            1,401            2,879             (215)(I,K)           4,065
  Depreciation and amortization                                         557             --              2,553 (H,I)           3,110
                                                                   --------         --------         --------              --------

Total operating expenses                                              7,806            7,973            2,281                18,060
                                                                   --------         --------         --------              --------

Loss from operations                                                 (1,167)          (2,562)          (1,938)               (5,667)
Interest expense, net                                                  (531)             (72)            --                    (603)
Other income, net                                                       218             --               --                     218
                                                                   --------         --------         --------              --------
Loss before income taxes                                             (1,480)          (2,634)          (1,938)               (6,052)
Income tax expense                                                     --               --               --                    --
                                                                   --------         --------         --------              --------

Net Loss                                                           $ (1,480)        $ (2,634)        $ (1,938)             $ (6,052)
                                                                   ========         ========         ========              ========

Basic and diluted net loss per share                               $  (0.08)        $  (0.45)                              $  (0.25)
                                                                   ========         ========                               ========

Number of shares used in basic and diluted
computation                                                          18,744            5,866                                 23,876
                                                                   ========         ========                               ========

                                       See accompanying notes to unaudited pro forma combined
                                            condensed consolidated financial information.

            NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL
                        STATEMENTS OF FOCUS AND VIDEONICS

1.       BASIS OF PRO FORMA PRESENTATION

         On August 30, 2000, Videonics agreed to merge with Focus, in a transaction accounted for as a purchase. The total purchase price of $9.2 million included consideration of 5.1 million shares of Focus common stock, the issuance of 1,134,249 of Focus stock options valued at $509,000 in exchange for Videonics options and estimated direct transaction costs of $695,000. The Merger was completed on January 16, 2001.

         The Focus Pro Forma Combined Condensed Consolidated Financial Statements provide for the exchange of 0.87 shares of Focus common stock for each outstanding share of Videonics common stock. The maximum number of shares of Focus common stock to be issued will be approximately 5,135,219 shares, adjusted for the cashing out of fractional shares. The average market price per share of Focus common stock of $1.55 is based on the average closing price for a range of trading days (August 28, 2000 through September 5, 2000) around the announcement date (August 31, 2000) of the merger. In addition, pursuant to the terms of the merger agreement. Focus issued options to purchase 1,134,249 shares of Focus common stock at a weighted average exercise price of $1.07. The estimated fair value of vested options, as well as estimated direct transaction expenses of $695,000, have been included as a part of the total estimated purchase cost.

         The total purchase cost of the Videonics merger is estimated as follows (in thousands):

Value of common shares issued ..................................          $7,960
Assumption of Videonics options ................................             498
Estimated transaction costs and expenses .......................             695
                                                                          ------
Total purchase cost ............................................          $9,153
                                                                          ======


         The purchase price allocation, which is preliminary and therefore subject to change based on Videonics' final analysis, is as follows (in thousands):

                                                              Annual      Useful
                                                 Amount    Amortization   lives
                                                 ------    ------------   -----
Purchase Price Allocation:
Tangible Assets ..............................  $ 5,472         n/a          n/a
Intangible assets acquired:
 Existing technology .........................    3,495     $   874      4 years
 Assembled workforce .........................    1,001         334      3 years
 Tradename ...................................      317          79      4 years
 Goodwill ....................................    1,776         355      5 years
 In-process research and development .........      387         n/a          n/a
Long-term debt ...............................   (1,035)        n/a          n/a
Other liabilities ............................   (2,260)        n/a          n/a
                                                -------    -------
Net estimated purchase price allocation ......  $ 9,153     $ 1,642
                                                =======    ========

         The tangible net assets acquired represent the historical net assets of Videonics business as of September 30, 2000. As required under purchase accounting, the assets and liabilities of Videonics have been adjusted to fair value.

         Focus performed an allocation of the total purchase price of Videonics to its individual assets acquired and liabilities assumed. Of the total purchase price, $387,000 has been allocated to in-process research and development and will be charged to expense in the period the transaction closes. Due to its non-recurring nature, the in-process research and development attributed to the Videonics transaction has been excluded from the pro forma statements of operations. However, it is reflected in the pro forma balance sheet.

            NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL
                        STATEMENTS OF FOCUS AND VIDEONICS

         In addition to the value assigned to the in-process research and development projects, Videonics' tangible assets and specific intangible assets were identified and valued. The related amortization of the identifiable intangible assets is reflected as a pro forma adjustment to the Unaudited Pro Forma Condensed Combined Statements of Operations. The identifiable intangible assets include existing technology, deferred compensation, tradename, and assembled workforce.

         A  portion  of the  purchase  price  has been  allocated  to  developed technology and in-process research and development ("IPRD"). Developed technology and IPRD were identified and valued through extensive interviews, analysis of data provided by the Videonics business concerning development projects, their stage of development, the time and resources needed to complete them, if applicable, their expected income generating ability and associated risks. The income approach, which includes an analysis of the cash flows, and risks associated with achieving such cash flows, was the primary technique utilized in valuing the developed technology and IPRD.

         Where development projects had reached technological feasibility, they were classified as developed technology and the value assigned to developed technology was capitalized. The developed technology is being amortized on a straight-line basis over its estimated useful life of four years.

         Where the development projects had not reached technological feasibility and had no future alternative uses, they were classified as IPRD, which will be expensed upon the consummation of the merger. The value was determined by estimating the expected cash flows from the projects once commercially viable, discounting the net cash flows back to their present value and then applying a percentage of completion to the calculated value as defined below.

         o Net cash flows. The net cash flows from the identified projects are based on estimates of revenue, cost of sales, research and development costs, selling, general and administrative costs and income taxes from those projects. These estimates are based on the assumptions mentioned below. The research and development costs included in the model reflect costs to sustain projects, but exclude costs to bring in-process projects to technological feasibility.

         The estimated revenue is based on projections of Videonics business for each in-process project. These projections are based on its estimates of market size and growth, expected trends in technology and the nature and expected timing of new product introductions by the Videonics business and its competitors.

         Projected  gross  margins  and  operating   expenses   approximate  the
Videonics business' recent historical levels.

         o Discount rate. The discount rate employed in valuing the developed, core and in process technologies range from 15% to 25% and are consistent with the implied transaction discount rate. A higher discount rate was used in valuing the IPRD, due to inherent uncertainties surrounding the successful development of the IPRD, market acceptance of the technology, the useful life of such technology and the uncertainty of technological advances which could potentially impact the estimates described above.

         o Percentage of completion. The percentage of completion for each project was determined using costs incurred to date on each project as compared to the remaining research and development to be completed to bring each project to technological feasibility. The percentage of completion varied by individual project ranging from 10% to 75%.

         If the projects discussed above are not successfully developed, the sales and profitability of the combined company may be adversely affected in future periods.

         The acquired assembled workforce is comprised of manufacturing, research and development and sales, general and administrative employees. The value of the assembled workforce was derived by estimating the costs to replace the existing employees, including recruiting, hiring and training costs for each category of employee. The value of the assembled workforce is being amortized on a straight-line basis over its estimated useful life of three years.

            NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL
                        STATEMENTS OF FOCUS AND VIDEONICS

         The Videonics tradename has been in use for over 13 years. Following the merger, certain of Focus' products will continue to sold under the Videonics tradename Videonics is known as a leading provider of digital video products throughout the world. In estimating the value of the tradename, the relief from royalty method was employed. The relief from royalty method is based on the assumption that in lieu of ownership, a firm would be willing to pay a royalty in order to exploit the related benefits of the assets. Therefore, a portion of Focus' earnings, equal to the after-tax royalty that would have been paid for the use of the trademark and tradename, can be attributed to Focus' possession of the trademark and tradename. The trademark and tradename are each being amortized on a straight-line basis over its estimated useful life of four years.

Goodwill represents the excess of the purchase price over the fair value of the underlying net identifiable assets.

2.       PRO FORMA ADJUSTMENTS

         The Focus Unaudited Pro Forma Combined Condensed Consolidated Financial Statements give effect to the allocation of the total purchase cost to the assets and liabilities of Videonics based on their respective fair values and to amortization of the fair value over the respective useful lives. The pro forma combined provision (benefit) for income taxes does not represent the amounts that would have resulted had Focus and Videonics filed consolidated income tax returns during the periods presented. The following pro forma adjustments have been made to the unaudited pro forma combined condensed consolidated financial statements:

         (A) To record the estimated fair value of intangible assets as described in Note 1. Includes the following:

                    Existing technology .................  $3,495,000
                    Assembled workforce .................   1,001,000
                    Tradename ...........................     317,000
                    Goodwill ............................   1,776,000
                                                           ----------
                         Total ..........................  $6,589,000
                                                           ==========

         (B)      To reflect estimated direct transaction expenses of $695,000.

         (C) To eliminate the historical common stock account of Videonics and to record the par value of common stock of $51,000 to be issued upon the closing of the merger.

         (D) To record the anticipated value of 5.1 million shares of Focus's common stock valued at approximately $7,960,000 (reduced by the par value of such stock of $51,000 and the assumption of the outstanding Videonics options valued at approximately $1,089,000.

         (E) To eliminate the historical accumulated deficit account of Videonics.

         (F) To record the in-process research and development of $387,000, which is, treated as an expense and therefore increases the accumulated deficit.

         (G) To record deferred compensation of $591,000 related to the unvested options assumed in the merger.

         (H) To record the amortization of identifiable intangible assets and goodwill related to the acquisition of Videonics as if the transaction occurred January 1, 1999.

         (I)      To  reclassify   depreciation  expense  to  conform  to  Focus
                  presentation.

         (J) To record $1,200,000 of estimated restructuring costs to be incurred to integrate the two companies. These costs are primarily related to severance, lease abandonment and asset disposal.

         (K) To record the amortization expense associated with the deferred compensation related to unvested options totaling $296,000 and $222,000 for the twelve month and nine month period, respectively.

            NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL
                        STATEMENTS OF FOCUS AND VIDEONICS

         Deferred tax assets totaling $1.9 million associated with non-goodwill intangibles was recorded but was offset completely by a $1.9 million increase in the valuation allowance against deferred tax assets.

         The pro forma combined consolidated financial statements include a non-recurring expense arising from a $2.1 million judgement rendered on October 10, 2000 against Focus and in favor of CRA Systems Inc.

3.       PRO FORMA NET LOSS PER SHARE

         The pro forma basic and dilutive net loss per share are based on the weighted average number of shares of pro forma Focus common stock outstanding during each period plus the shares assumed to be issued in exchange for the outstanding shares of Videonics. Dilutive securities including the replacement Videonics options are not included in the computation of pro forma dilutive net loss per share as their effect would be anti-dilutive.

4.       SUBSEQUENT EVENT

         On October 26, 2000 Focus issued a secured convertible promissory note in the approximate principal amount of $2.3 million to Carl Berg, a shareholder and director of Videonics. The promissory note was issued in connection with a loan made to Focus by Mr. Berg for the purpose of collateralizing the $2.3 million bond to be posted in connection with the CRA litigation, as described above. The promissory note has a term of three years and bears interest at a rate of prime plus 1%. The principal amount of the note will be due at the end of its term, with interest to be paid quarterly. Under certain circumstances, including at the election of Mr. Berg and Focus, the promissory note is convertible into shares of Focus common stock generally equal to the value of the promissory note and any accrued and unpaid interest. The promissory note is secured by a security agreement in favor of Mr. Berg granting him a security interest in first priory over substantially all of the assets of Focus.

PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BYLAWS


         The following provisions of the Delaware Corporation Act and our articles of incorporation and bylaws could have the effect of preventing or delaying a person from acquiring or seeking to acquire a substantial equity interest in, or control of, our company.

Indemnification and Limitation of Liability

         The  Delaware  Corporation  Act  authorizes  Delaware  corporations  to indemnify any person who was or is a party to any proceeding other than an action by, or in the right of, the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation. The indemnity also applies to any person who is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or other entity. The indemnification applies against liability incurred in connection with such a proceeding, including any appeal thereof, if the person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. To be eligible for indemnity with respect to any criminal action or proceeding, the person must have had no reasonable cause to believe his conduct was unlawful.

         In the case of an action by or on behalf of a corporation, indemnification may not be made if the person seeking indemnification is found liable, unless the court in which the action was brought determines such person is fairly and reasonably entitled to indemnification.

         The indemnification provisions of the Delaware Corporation Act require indemnification if a director, officer, employee or agent has been successful in defending any action, suit or proceeding to which he was a party by reason of the fact that he is or was a director, officer, employee or agent of the corporation. The indemnity covers expenses actually and reasonably incurred in defending the action.

         The indemnification authorized under Delaware law is not exclusive and is in addition to any other rights granted to officers and directors under the articles of incorporation or bylaws of the corporation or any agreement between officers and directors and the corporation. Each of our executive officers has signed employment agreements that include indemnification. The employment agreements provide for full indemnification under Delaware law. The employment agreements also provide that we will indemnify the officer or director against liabilities and expenses incurred in a proceeding to which the officer or director is a party or is threatened to be made a party, or in which the officer or director is called upon to testify as a witness or deponent, in each case arising out of actions of the officer in his official capacity.

         Our bylaws provide for the indemnification of directors, former directors and officers to the maximum extent permitted by Delaware law and for the advancement of expenses incurred in connection with the defense of any action, suit or proceeding that the director or officer was a party to by reason of the fact that he is or was a director or officer of our corporation, or at our request, a director, officer, employee or agent of another corporation. Our bylaws also provide that we may purchase and maintain insurance on behalf of any director against liability asserted against the director in such capacity.

Transfer Agent and Registrar

         The transfer agent for our common stock is American Stock Transfer & Trust Company, New York, New York.


PRIVATE EQUITY LINE OF CREDIT AGREEMENT

         We signed a private equity line of credit agreement with Euston Investments Holdings Limited, a British Virgin Islands corporation, on July 28, 2000, for the future issuance and purchase of shares of our common stock. The private equity line of credit agreement establishes what is sometimes termed an equity drawdown facility.

         In general, the drawdown facility operates like this: the investor, Euston Investments, has committed to purchase up to 4,000,000 shares of our common stock at a 10% discount to the market price. Once every 30 trading days, we may request a draw of up to an amount of money equal to 6.66% multiplied by the three-month weighted average price multiplied by the three-month total trading volume. Each draw down must be for at least $100,000.

We then use the formulas in the private equity line of credit agreement to determine the number of shares we will issue to Euston Investments in return for that money. The aggregate total of all draws cannot exceed 4,000,000 shares of common stock. We are under no obligation to request a draw for any period.

         The per share dollar amount Euston Investments pays for our common stock for each drawdown includes a 10% discount to the market price of our common stock during a valuation period. A "valuation period" is defined as the period of fifteen trading days beginning seven trading days immediately before the Trading Day on which a drawdown is requested and ending seven trading days immediately after such date. The "market price" is defined s the average of the three lowest closing bid prices during the valuation period. We will receive the amount of the drawdown less an escrow agent fee of $750 and a 7% placement fee payable to the placement agent, Union Atlantic Capital, L.C., which introduced Euston Investments to us. Union Atlantic Capital, L.C. is not obligated to purchase any of our shares, but as an additional placement fee, we have issued to Union Atlantic Capital, L.C. warrants to purchase 45,000 shares of our common stock at an exercise price of $1.625. The common stock issuable upon exercise of those warrants is included in the registration statement of which this prospectus is a part.

         We have issued to Euston Investments a stock purchase warrant to purchase 250,000 shares of our common stock with an exercise price of $1.625. The warrant expires June 9, 2005.

         The number of shares that we can sell to Euston Investments is limited in order to comply with Nasdaq listing requirements which prevent us from issuing more than 19.9% of our outstanding common stock or the closing date of the private equity line of credit agreement without prior shareholder approval.

         Based on a review of our trading volume and stock price history and the number of drawdowns we estimate making, we are registering 4,000,000 shares of common stock for possible issuance under the stock purchase agreement and 250,000 shares underlying the warrants for common shares delivered to Euston Investments.

         In addition, the private equity line of credit agreement does not permit us to draw down funds if the issuance of shares of common stock to Euston Investments pursuant to the drawdown would result in Euston Investments owning more than 9.9% of our outstanding common stock on the drawdown exercise date.

The Drawdown Procedure and the Stock Purchases
         We may request a drawdown by faxing a drawdown notice to Euston Investments, stating the amount of the drawdown we wish to exercise.

Amount of the Draw

         No draw can exceed the capped amount that is derived from the following formula:

         o The weighted average price for the three months immediately prior to the date we give notice of the drawdown; multiplied by

         o The total trading volume for the three months immediately prior to the date we give notice of the drawdown; multiplied by

         o        6.66%.

Number of Shares

         The 15 trading days beginning seven trading days before the drawdown notice and ending seven days after are used to determine the number of shares we will issue in return for the money provided by Euston Investments, and thus the price per share Euston Investments will pay for our shares.

         To determine the number of shares of common stock we must issue in connection with a drawdown, take the average of the three lowest bid prices during the period described above, and multiply the result by 0.9, or 90%. The 90% accounts for Euston Investments' 10% discount pursuant to the agreement. Divide this price into the amount of the drawdown to produce the number of common shares we will issue. The price per share Euston Investments ultimately pays is determined by dividing the final drawdown amount by the number of shares we issue Euston Investments.

Sample Calculation of Stock Purchases

         The following is an example of the calculation of the drawdown amount and the number of shares we would issue to Euston Investments in connection with that drawdown based on hypothetical assumptions.

Sample maximum drawdown calculation.

         We provide a drawdown notice to Euston Investments that we wish to make a drawdown of $300,000. Suppose the weighted average price for the three months immediately prior to the date we give notice is $1.50. Also assume that the total trading volume over that period is 2,000,000 shares.

         No draw can exceed the capped amount that is derived from the following formula:

         o The weighted average price for the three months immediately prior to the date we give notice of the drawdown ($1.50); multiplied by

         o The total trading volume for the three months immediately prior to the date we give notice of the drawdown (2,000,000 shares); multiplied by

         o        6.66%.

         The result is $1.50 x 2,000,000 x 6.66%, or $200,000.

Sample Calculation of Number of Shares

         We provide a drawdown notice to Euston Investments that we wish to make a drawdown of $200,000. Suppose the average of the three lowest bid prices during the valuation period is $1.50.

         You can apply the formula to these hypothetical numbers as follows:

         o        The price per share is 90% of $1.50, or $1.35;

         o Divide the drawdown amount of $200,000 by $1.35, to determine the number of shares to be issued: 148,148 shares.

         We would receive the amount of our drawdown ($200,000) less a 7% cash fee paid to the placement agent Union Atlantic Capital, L.C., of $14,000.00, less a $750.00 escrow fee, for net proceeds to us of $185,250.

         The delivery of the requisite number of shares and payment of the draw and related fees will take place through an escrow agent, Epstein, Becker & Green, P.C. of New York.

Necessary  Conditions  Before  Euston  Investments  is Obligated to Purchase our
Shares

         The following conditions must be satisfied before Euston Investments is obligated to purchase the common shares that we wish to sell from time to time:

         o A registration statement for the shares must be declared effective by the Securities and Exchange Commission and must remain effective and available as of the draw down settlement date for making resales of the common shares purchased by Euston Investments;

         o There can be no material adverse change in our business, operations, properties, prospects or financial condition;

         o We must not have merged or consolidated with or into another company or transferred all or substantially all of our assets to another company, unless the acquiring company has agreed to honor the private equity line of credit agreement;

         o No statute, rule, regulation, executive order, decree, ruling or injunction may be in effect which prohibits consummation of the transactions contemplated by the stock purchase agreement;

         o No litigation or proceeding nor any investigation by any governmental authority can be pending or threatened against us or Euston Investments seeking to restrain, prevent or change the transactions contemplated by the stock purchase agreement or seeking damages in connection with such transactions; and

         o Trading in our common shares must not have been suspended by the Securities and Exchange Commission or The Nasdaq Small-Cap Market, nor shall minimum prices have been established on securities whose trades are reported by The Nasdaq Small-Cap Market.

         On each drawdown settlement date for the sale of common shares, we must deliver an opinion from our counsel about these matters.

         A further condition is that we may not issue a number of shares greater than 19.9% of our common shares issued and outstanding the closing date of any drawdown, without us first obtaining approval from our shareholders for such excess issuance.

Restrictions on Future Financings

         The private equity line of credit agreement limits our ability to raise money by selling our securities for cash at a discount to the market price until the earlier of 24 months from the effective date of the registration statement of which this prospectus is a part or the date Euston Investments shall have purchased 4,000,000 shares of common stock from us under the private equity line of credit agreement.

         There are exceptions to this limitation for securities sold in the following situations:

         o pursuant to any presently existing employee benefit plan which plan has been approved by the Company's stockholders,

         o pursuant to any compensatory plan for a full-time employee or key consultant,

         o pursuant to any underwritten public offering (including any equity line of credit), or

         o with the prior approval of the Investor, which will not be unreasonably withheld, in connection with a strategic partnership or other business transaction, the principal purpose of which is not simply to raise money

         o in one or more private placements where the purchasers do not have registration rights;

         o a transaction to which Euston Investments gives its written approval.

Costs of Closing the Transaction

         At the closing of the transaction on July 28, 2000, we delivered the requisite opinion of counsel to Euston Investments and paid the escrow agent, Epstein Becker & Green P.C., $15,000 for Euston Investments' legal, administrative and escrow costs.

Termination of the Private Equity Line of Credit Agreement

         The equity draw down facility under the private equity line of credit agreement shall terminate if any of the following events occur:

         o any stop order or suspension of the effectiveness of the Registration Statement for an aggregate of thirty (30) Trading Days during the Commitment Period, for any reason other than deferrals or suspensions in accordance with the Registration Rights Agreement as a result of corporate developments subsequent to the Effective Date that would require such Registration Statement to be amended to reflect such event in order to maintain its compliance with the disclosure requirements of the Securities Act or;

         o our common shares are delisted from The Nasdaq Small-Cap Market unless such delisting is in connection with the listing of such shares on a comparable stock exchange in the United States.

Indemnification of Euston Investments

         Euston Investments is entitled to customary indemnification from us for any losses or liabilities suffered by it based upon material misstatements or omissions from the registration statement and the prospectus, except as they relate to information supplied by Euston Investments to us for inclusion in the registration statement and prospectus.


SELLING STOCKHOLDERS

Overview

         Common shares registered for resale under this prospectus constitute 22.0% of our issued and outstanding common shares as of January 19, 2001, of which 1,400,000 of such shares are currently outstanding. The number of shares we are registering is based in part on our good faith estimate of the maximum number of shares we will issue to Euston Investments under the private equity line of credit agreement. Accordingly, the number of shares we are registering for issuance under the private equity line of credit agreement may be higher than the number we actually issue under the private equity line of credit agreement.

Investors

Euston Investments Holdings Limited

         Euston Investments Holdings Limited is engaged in the business of investing in publicly traded equity securities for its own account. Euston Investments' principal offices are located at 21 South Hampton Row, London WC1B 5HS England. Investment decisions for Euston Investments are made by its board of directors. Other than the warrants we issued to Euston Investments in connection with closing the private equity line of credit agreement, Euston Investments does not currently own any of our securities as of the date of this prospectus. Other than its obligation to purchase common shares under the private equity line of credit agreement, it has no other commitments or arrangements to purchase or sell any of our securities. There are no business relationships between Euston Investments and us other than the private equity line of credit agreement. For a discussion of the shares to be purchased or sold by Euston, see "Equity Line of Credit Agreement."

AMRO Investments International, S.A.

         AMRO obtained its shares of Focus stock in a private placement transaction. On June 9, 1999, we entered into a Common Stock and Warrant Purchase Agreement with AMRO International, S.A. for the private placement of 1,400,000 shares of Focus common stock. This Agreement also required the issuance of a common stock purchase warrant, under the terms of which AMRO may purchase up to 140,000 additional shares of FOCUS common stock. In return, AMRO paid to Focus $1,500,000 at the closing. In addition, we have issued to AMRO an additional 310,000 shares of Focus common stock to satisfy our obligations under the common stock and warrant purchase agreement regarding the timely registration of the shares purchased by AMRO.

         ARMO Investments International is engaged in the business of investing in publicly traded equity securities for its own account. AMRO's principal offices are located at c/o Ultra Finanz, Grossmuensterplotz 6, Zurich, (H-8022, Switzerland. Investment decisions for ARMO Investments are made by its board of directors. Other than the 1,400,000 shares discussed in this prospectus and the warrants we issued to ARMO Investments in connection with closing the common stock purchase agreement, AMRO does not currently own any of our securities as of the date of this prospectus. Other than its obligation to purchase common shares under the common stock purchase agreement, it has no other commitments or arrangements to purchase or sell any of our securities. There are no business relationships between AMRO and us other than the common stock purchase agreement.

Services Rendered

Union Atlantic Capital, L.C.

         Union Atlantic Capital, L.C., has acted as placement agent in connection with the private equity line of credit agreement. Union Atlantic Capital, L.C. introduced us to Euston Investments and assisted us with structuring the equity line of credit with Euston Investments. Union Atlantic Capital's duties as placement agent were undertaken on a reasonable best efforts basis only. It made no commitment to purchase shares from us and did not ensure us of the successful placement of any securities.

         This prospectus covers 45,000 shares of common stock issuable upon exercise of warrants we have issued to Union Atlantic Capital, L.C. as a placement fee for introducing us to Euston Investments. Those warrants are exercisable at $1.625 per share and expire June 9, 2005. The decision to exercise any warrants issued, and the decision to sell the common stock issued pursuant to the warrants, will be made by Union Atlantic Capital's officers. Other than the warrants, Union Atlantic Capital, L.C. does not currently own any of our securities as of the date of this prospectus. Our agreement with Union Atlantic Capital, L.C. provides Union Atlantic Capital, L.C. with a right of first refusal for one year after completion of the offering under the private equity line of credit agreement, as underwriter or placement agent, all of our financing arrangements at terms no less favorable than we could obtain in the market.

         In addition, this prospectus covers 243,833 shares of common stock issued to Union Atlantic Capital, L.C. for investment banking services rendered to Focus in connection with Focus acquisition of Videonics.

Debt Conversion

Steve Wood

         We signed a private equity line of credit agreement with Steve Wood and Red & White Enterprises, Inc., a California corporation, on July 17, 2000, for the issuance of our common stock in lieu of cash payment under a secured promissory note held by Red & White Enterprises. Steve Wood is the sole stockholder of Red & White Enterprises and a former employee of Focus. Red & White Enterprises, f/k/a PC Video Conversion, Inc., obtained the promissory note from Focus in exchange for certain assets and liabilities of PC Video Conversion, which Focus purchased in July 1998.

         In connection with the separation agreement, the remaining balance of the note, approximately $427,437 was converted into Focus common stock. The conversion price was 93% of the average closing prices for the five day period after stockholder approval of an increase in authorized shares of Focus (January 11, 2001).

Material Relationships

         The selling stockholders have not held any positions or offices or had material relationships with us or any of our affiliates within the past three years other than as a result of the ownership of our common stock except Timothy Mahoney, a partner with Union Atlantic LC, is on Focus' Board of Directors, and Steve Wood was formerly employed by Focus as Vice President of Pro A/V. We may amend or supplement this prospectus from time to time to update the disclosure.

PLAN OF DISTRIBUTION

General

         The Selling Shareholders are offering the common shares for its account as statutory underwriter, and not for our account. We will not receive any proceeds from the sale of common shares by the Selling Shareholders. The Selling Shareholders may be offering for sale up to 6,857,155 common shares acquired by it pursuant to the terms of the various agreements more fully described under the sections above entitled "Equity Line of Credit Agreement" and "Selling Stockholders." Euston Investments has agreed to be named as a statutory underwriter within the meaning of the Securities Act of 1933 in connection with such sales of common shares and will be acting as an underwriter in its resales of the common shares under this prospectus. The Selling Shareholders have, prior to any sales, agreed not to effect any offers or sales of the common shares in any manner other than as specified in the prospectus and not to purchase or induce others to purchase common shares in violation of any applicable state and federal securities laws, rules and regulations and the rules and regulations of The Nasdaq SmallCap Market.

         To permit the Selling Shareholders to resell the common shares issued to them pursuant to their agreements, we agreed to register those shares and to maintain that registration. To that end, we have agreed with Euston Investments that we will prepare and file such amendments and supplements to the registration statement and the prospectus as may be necessary in accordance with the Securities Act and the rules and regulations promulgated thereunder, to keep it effective until the earliest of any of the following dates:

         o the date after which all of the common shares held by the Selling Shareholders or its transferees that are covered by the registration statement of which this prospectus is a part have been sold under the provisions of Rule 144 under the Securities Act of 1933;

         o the date after which all of the common shares held by the Selling Shareholders or its transferees that are covered by the registration statement have been transferred to persons who may trade such shares without restriction under the Securities Act of 1933 and we have delivered new certificates or other evidences of ownership of such common shares without any restrictive legend;

         o the date after which all of the common shares held by the Selling Shareholders or its transferees that are covered by the registration statement have been sold by Euston Investments or its transferees pursuant to such registration statement;

         o the date after which all of the common shares held by the Selling Shareholders or its transferees that are covered by the registration statement may be sold, in the opinion of our counsel, under Rule 144 under the Securities Act of 1933 irrespective of any applicable volume limitations;

         o the date after which all of the common shares held by the Selling Shareholders or its transferees that are covered by the registration statement may be sold, in the opinion of our counsel, without any time, volume or manner limitations under Rule 144(k) or similar provision then in effect under the Securities Act of 1933; or

         o the date after which none of the common shares held by the Selling Shareholders that are covered by the registration statement are or may become issued and outstanding.

         Shares of common stock offered through this prospectus may be sold from time to time by Euston Investments, Union Atlantic Capital, L.C. and the other selling stockholders or by pledgees, donees, transferees or other successors in interest to the other selling stockholders. We will supplement this prospectus to disclose the names of any pledges, donees, transferees or other successors in interest that intend to offer common stock through this prospectus.

         Sales may be made on The Nasdaq Small-Cap Market, on the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated private transactions, or in a combination of these methods. The selling stockholders will act independently of us in making decisions with respect to the form, timing, manner and size of each sale. We have been informed by the selling stockholders that there are no existing arrangements between any selling stockholder and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of shares of common stock which may be sold by selling stockholders through this prospectus. Selling stockholders may be deemed underwriters in connection with resales of their shares.

         The common shares may be sold in one or more of the following manners:

         o a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker or dealer for its account under this prospectus; or

         o ordinary brokerage transactions and transactions in which the broker solicits purchases.

         In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Except as disclosed in a supplement to this prospectus, no broker-dealer will be paid more than a customary brokerage commission in connection with any sale of the common shares by the selling stockholders. Brokers or dealers may receive commissions, discounts or other concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale. The compensation to a particular broker-dealer may be in excess of customary commissions. Profits on any resale of the common shares as a principal by such broker-dealers and any commissions received by such broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Any broker-dealer participating in such transactions as agent may receive commissions from the selling stockholders (and, if they act as agent for the purchaser of such common shares, from such purchaser).

         Broker-dealers may agree with the selling stockholders to sell a specified number of common shares at a stipulated price per share, and, to the extent a broker dealer is unable to do so acting as agent for the selling stockholders, to purchase as principal any unsold common shares at a price required to fulfill the broker-dealer commitment to the selling stockholders. Broker-dealers who acquire common shares as principal may thereafter resell such common shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such common shares commissions computed as described above. Brokers or dealers who acquire common shares as principal and any other participating brokers or dealers may be deemed to be underwriters in connection with resales of the common shares.

         In addition, any common shares covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. We will not receive any of the proceeds from the sale of these common shares, although we have paid the expenses of preparing this prospectus and the related registration statement of which it is a part, and have reimbursed AMRO International $10,000 and Euston Investments $15,000 for their legal, administrative and escrow costs.

         In order to comply with certain state securities laws, if applicable, the common stock offered in this prospectus will not be sold in a particular state unless such securities have been registered or qualified of sale in such state or an exemption from registration or qualification is available and complied with.

         Euston Investments is subject to the applicable provisions of the Exchange Act, including without limitation, Rule 10b-5 thereunder. Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the common shares may not simultaneously engage in market making activities with respect to such securities for a period beginning when such person becomes a distribution participant and ending upon such person's completion of participation in a distribution, including stabilization activities in the common shares to effect covering transactions, to impose penalty bids or to effect passive market making bids. In addition, in connection with the transactions in the common shares, Euston Investments and we will be subject to applicable provisions of the Exchange Act and the rules and regulations under that Act, including, without limitation, the rules set forth above. These restrictions may affect the marketability of the common shares.

         The selling stockholders will pay all commissions and their own expenses, if any, associated with the sale of the common shares, other than the expenses associated with preparing this prospectus and the registration statement of which it is a part.

         The price at which we will issue the common shares to Euston Investments under the stock purchase agreement will be 90% of the average of the three lowest bid prices on The Nasdaq Small-Cap Market, for the seven days prior to each drawdown request and the seven days after such requests. Assuming we issue all 4,000,000 shares registered for issuance under the private equity line of credit agreement, we will pay underwriting compensation to and expenses for Euston Investments, and other offering expenses, as follows:

                     Underwriting Compensation and Expenses

                                                         Per Share      Total
                                                         ---------      -----
Discount to Euston Investments (10%)(a)                  $   0.16    $  640,000

Expenses payable on behalf of Euston Investments:

Escrow Fees                                                  0.00         3,750

Legal fees of Euston Investments                             0.00        15,000

Estimated offering expenses:

Placement agent fees (7%)(b)                                 0.10       406,000

SEC filing fee                                               0.00         2,760

Accountants' fees and expenses                               0.01        35,000

Legal fees and expenses                                      0.02        50,000
                                                         --------    ----------
Total                                                    $   0.29    $1,152,510



(a) We also issued to Euston Investments a warrant to purchase 250,000 shares of our common stock at $1.625 per share as consideration for providing their agreement. Our common stock price on June 9, 2000 was $1.6875. The warrant expires June 9, 2005.

(b) We also issued to the placement agent a warrant to purchase 45,000 shares of our common stock at $1.625 per share as consideration for placement services. Our common stock price on June 9, 2000 was $1.6875. The warrant expires June 9, 2005.

Limited Grant of Registration Rights

         We granted registration rights to Euston Investments to enable it to sell the common stock it purchases under the private equity line of credit agreement. In connection with any such registration, we will have no obligation:

         o to assist or cooperate with Euston Investments in the offering or disposition of such shares;

         o to indemnify or hold harmless the holders of any such shares (other than Euston Investments) or any underwriter designated by such holders;

         o to obtain a commitment from an underwriter relative to the sale of any such shares; or

         o        to include such shares within any underwritten offering we do.

         We will assume no obligation or responsibility whatsoever to determine a method of disposition for such shares or to otherwise include such shares within the confines of any registered offering other than the registration statement of which this prospectus is a part.

         We will use our best efforts to file, during any period during which we are required to do so under our registration rights agreement with Euston Investments, one or more post-effective amendments to the registration statement of which this prospectus is a part to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information in this prospectus. This obligation may include, to the extent required under the Securities Act of 1933, that a supplemental prospectus be filed, disclosing:

         o        the name of any broker-dealers;

         o        the number of common shares involved;

         o        the price at which the common shares are to be sold;

         o the commissions paid or discounts or concessions allowed to broker-dealers, where applicable;

         o that broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

         o        any other facts material to the transaction.

         Our registration rights agreement with Euston Investments permits us to restrict the resale of the shares Euston Investments has purchased from us under the private equity line of credit agreement for a period of time sufficient to permit us to amend or supplement this prospectus to include material information. If we restrict Euston Investments for more than 30 consecutive days and our stock price declines during the restriction period, we are required to pay to Euston Investments cash to compensate Euston Investments for its inability to sell shares during the restriction period. The amount we would be required to pay would be the difference between our stock price on the first day of the restriction period and the last day of the restriction period, for each share held by Euston Investments during the restriction period that has been purchased under the private equity line of credit agreement.


LEGAL MATTERS

         The validity of the shares of common stock issued in this offering will be passed upon for us by the law firm of Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C. Boston, Massachusetts.


EXPERTS

         Our financial statements as of December 31, 1998 and 1999, and for each of the two years in the period ended December 31, 1999, have been included in this prospectus and in the Registration Statement filed with the Securities and Exchange Commission in reliance upon the report of Wolf & Company,P.C., independent certified public accountants, upon its authority as experts in accounting and auditing. Wolf & Company,P.C.'s report on the financial statements can be found at the end of this prospectus and in the Registration Statement.

         The consolidated financial statements of Videonics as of December 31 1999 and 1998 and for each of the three years in the period ended December 31, 1999 incorporated in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


ADDITIONAL INFORMATION

         We have filed with the Securities and Exchange Commission a Registration Statement (of which this prospectus is a part) under the Securities Act of 1933, as amended, relating to the common stock we are offering. This prospectus does not contain all the information that is in the Registration Statement. Portions of the Registration Statement have been omitted as allowed by the rules and regulations of the Securities and Exchange Commission. Statements in this prospectus that summarize documents are not necessarily complete, and in each case you should refer to the copy of the document filed as an exhibit to the Registration Statement.

         For further information regarding our company and our common stock, please see the Registration Statement and its exhibits and schedules. You may examine the Registration Statement free of charge at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission at Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and 7 World Trade Center, Thirteenth Floor, New York, New York 10048. Copies of the Registration Statement may also be obtained from the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, or by calling the Commission at 1-800-SEC-0330, at prescribed rates.

         In addition, the Registration Statement and other public filings can be obtained from the Commission's Web site at http://www.sec.gov. We intend to furnish our stockholders written annual reports containing audited financial statements certified by an independent public accounting firm.

         Our consolidated financial statements are presented in pages F-1 - F30 and Videonics' consolidated financial statements are presented in F-31 to F-50.
The consolidated financial statements filed herein are as follows:

                                                                                                 Pages
Focus Enhancements, Inc.

Consolidated Balance Sheets as of December 31, 1999 and 1998                                      F-2

Consolidated Statements of Operations for the Years Ended
     December 31, 1999 and 1998                                                                   F-3

Consolidated Statements of Stockholders' Equity for the Years
     Ended Dec. 31, 1999 and 1998                                                                 F-4

Consolidated Statements of Cash Flows for the Years Ended
     December 31, 1999 and 1998                                                                   F-5 - F-6

Notes to Consolidated Financial Statements                                                        F-7 - F-21

Consolidated  Balance Sheets as of September 30, 2000                                             F-22

Consolidated Statements of Operations for the Period Ending
     September 30, 2000 and September 30, 1999                                                    F-23 - F-24

Statement of Changes in Equity for the Nine Months Ended September 30, 2000                       F-25

Consolidated Statement of Cash Flows for the Period Ending September 30, 2000
     and September 30, 1999                                                                       F-26

Notes to Consolidated Financial Statements September 30, 2000                                     F-27 - F-30


Videonics, Inc.:

Consolidated Balance Sheets as of December 31, 1999 and 1998                                      F-32

Consolidated Statements of Operations for the Years Ended
     December 31, 1999 and 1998 and 1997                                                          F-33

Consolidated Statements of Stockholders' Equity for the Years
     Ended Dec. 31, 1999, 1998 and 1997                                                           F-34

Consolidated Statements of Cash Flows for the Years Ended
     December 31, 1999 and 1998                                                                   F-35

Notes to Consolidated Financial Statements                                                        F-36 - F-44

Consolidated Statements of Operations for the Period Ending
     September 30, 2000 and September 30, 1999                                                    F-45

Consolidated Balance Sheets as of September 30, 2000 and December 31, 1999                        F-46

Consolidated Statement of Cash Flows for the Period Ending September 30, 2000
     and September 30, 1999                                                                       F-47

Notes to Consolidated Financial Statements September 30, 2000                                     F-48 - F-50

                        Report Of Independent Accountants

To the Board of Directors and Stockholders of FOCUS Enhancements, Inc. Wilmington, Massachusetts

We have audited the accompanying consolidated balance sheets of FOCUS Enhancements, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of FOCUS Enhancements, Inc. and subsidiaries as of December 31, 1999 and 1998, and the consolidated results of their operations and cash flows for the years then ended, in conformity with generally accepted accounting principles.

As indicated in Note 8, the Company has been named as a defendant in sixteen lawsuits. The complaints allege that the Company, its Chief Executive Officer, and its Chief Financial Officer violated federal securities laws in connection with a number of allegedly false or misleading statements and seek certification as a class action and certain unquantified damages. The Company intends to contest this litigation vigorously.

/s/ WOLF & COMPANY, P.C.

Wolf & COMPANY, P.C.

Boston, Massachusetts
April 11, 2000

                                                      Focus Enhancements, Inc.
                                                     Consolidated Balance Sheets

                                                                                                             December 31,
                                                                                                  ---------------------------------
                                                                                                     1999                  1998
                                                                                                  ------------         ------------
                                   ASSETS

Current assets:
   Cash and cash equivalents                                                                      $  3,736,517         $  1,128,380
   Certificate of deposit                                                                              534,091              253,067
   Securities available for sale                                                                          --                248,983
   Accounts receivable, net of allowances of $1,402,176 and $649,987 at
    December 31, 1999 and 1998, respectively                                                         2,913,005            2,553,139
   Inventories                                                                                       3,588,702            5,948,624
   Prepaid expenses and other current assets                                                           240,732              217,092
                                                                                                  ------------         ------------
     Total current assets                                                                           11,013,047           10,349,285
Property and equipment, net                                                                            968,594              794,716
Capitalized software development costs                                                               2,122,450              477,761
Other assets, net                                                                                      287,116              304,498
Goodwill, net                                                                                          624,277              810,673
                                                                                                  ------------         ------------
Total assets                                                                                      $ 15,015,484         $ 12,736,933
                                                                                                  ============         ============
                    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Notes payable                                                                                  $  1,006,258         $    702,057
   Current portion of long-term debt                                                                   312,556              283,180
   Obligations under capital leases                                                                    129,451              119,536
   Accounts payable                                                                                  3,413,285            5,999,694
   Accrued liabilities                                                                                 518,726            1,810,025
                                                                                                  ------------         ------------
     Total current liabilities                                                                       5,380,276            8,914,492
Deferred income                                                                                           --                 84,212
Obligations under capital leases, non-current                                                          202,002              321,760
Long-term debt, net of current portion                                                                 226,041              538,597
                                                                                                  ------------         ------------
     Total liabilities                                                                               5,808,319            9,859,061
                                                                                                  ------------         ------------
Commitments and contingencies Stockholders' equity:
   Preferred stock, $.01 par value; 3,000,000 shares authorized; none issued                              --                   --
   Common stock, $.01 par value; 30,000,000 shares authorized, 24,504,203 and 18,005,090 shares issued and outstanding at December 31, 1999 and
    1998, respectively                                                                                 245,042              180,051
   Additional paid-in capital                                                                       46,340,891           38,913,304
   Accumulated deficit                                                                             (36,678,638)         (35,198,935)
   Note receivable, common stock                                                                          --               (316,418)
   Treasury stock at cost, 450,000 shares                                                             (700,130)            (700,130)
                                                                                                  ------------         ------------
     Total stockholders' equity                                                                      9,207,165            2,877,872
                                                                                                  ------------         ------------
     Total liabilities and stockholders' equity                                                   $ 15,015,484         $ 12,736,933
                                                                                                  ============         ============

                        The accompanying notes are an integral part of the consolidated financial statements.

                                                      Focus Enhancements, Inc.
                                                Consolidated Statements Of Operations

                                                                                                   Years ended December 31,
                                                                                           ----------------------------------------
                                                                                               1999                        1998
                                                                                           ------------                ------------
Net sales                                                                                  $ 16,832,985                $ 18,440,226
Licensing fees                                                                                  350,000                        --
                                                                                           ------------                ------------
   Net revenues                                                                              17,182,985                  18,440,226
Cost of goods sold                                                                           10,543,997                  15,410,912
                                                                                           ------------                ------------
   Gross profit                                                                               6,638,988                   3,029,314
                                                                                           ------------                ------------
Operating expenses:
   Sales, marketing and support                                                               3,969,705                   6,901,546
   General and administrative                                                                 1,878,045                   2,166,352
   Research and development                                                                   1,400,732                   1,698,977
   Depreciation and amortization expense                                                        557,303                   1,499,496
   Impairment of goodwill                                                                          --                     3,053,880
                                                                                           ------------                ------------
     Total operating expenses                                                                 7,805,785                  15,320,251
                                                                                           ------------                ------------
Loss from operations                                                                         (1,166,797)                (12,290,937)
Interest expense, net                                                                          (531,023)                   (225,802)
Other income, net                                                                               138,002                     100,073
Gain/(loss) on securities available for sale                                                     80,115                    (346,017)
                                                                                           ------------                ------------
Loss before income taxes                                                                     (1,479,703)                (12,762,683)
Income tax expense                                                                                 --                        24,641
                                                                                           ------------                ------------
Net loss                                                                                   $ (1,479,703)               $(12,787,324)
                                                                                           ============                ============
Loss per common share:
   Basic                                                                                   $      (0.08)               $      (0.78)
                                                                                           ============                ============
   Diluted                                                                                 $      (0.08)               $      (0.78)
                                                                                           ============                ============
Weighted average common shares outstanding:
   Basic                                                                                     18,743,698                  16,336,872
                                                                                           ============                ============
   Diluted                                                                                   18,743,698                  16,336,872
                                                                                           ============                ============

                        The accompanying notes are an integral part of the consolidated financial statements.

                                                      Focus Enhancements, Inc.
                                           Consolidated Statements Of Stockholders' Equity
                                               Years Ended December 31, 1999 And 1998
                                                                                           Note                         Total
                                     Common Stock           Additional    Accumulated    Receivable    Treasury      Stockholders'
                                  Shares      Amount     Paid-in Capital    Deficit     Common Stock    Stock           Equity
                                  ------      ------     ---------------    -------     ------------    -----           ------
Balance at
 December 31, 1997              14,010,186   $  140,102   $ 27,339,892   $(22,411,611)   $    --      $      --      $  5,068,383
Issuance of common stock
 upon exercise of stock
 options and warrants            2,429,958       24,299      7,296,082           --       (316,418)          --         7,003,963
Issuance of common stock
 from private offerings,
 net of issuance costs of
$172,645                         1,092,150       10,922      2,816,433           --           --             --         2,827,355
Issuance of common stock
 for acquisitions of
 Digital Vision, Inc. and
 PC Video Conversion, Inc.         472,796        4,728      1,460,897           --           --             --         1,465,625
Purchase of treasury stock            --           --             --             --           --         (700,130)       (700,130)
Net loss                              --           --             --      (12,787,324)        --             --       (12,787,324)
                               -----------   ----------   ------------   ------------    ---------    -----------    ------------
Balance at
 December 31, 1998              18,005,090      180,051     38,913,304    (35,198,935)    (316,418)      (700,130)      2,877,872
Issuance of common stock
 upon exercise of stock
 options and warrants            2,215,780       22,158      2,573,865           --           --             --         2,596,023
Issuance of common stock
 from private offerings,
 net of issuance costs of
$286,022                         4,183,333       41,833      4,372,145           --           --             --         4,413,978
Common stock issued in
 settlement of accounts
 payable                           100,000        1,000        322,260           --           --             --           323,260
Common stock warrants issued
 for services and debt                --           --          159,317           --           --             --           159,317
Repayment of note
 receivable-common stock              --           --             --             --        316,418           --           316,418
Net loss                              --           --             --       (1,479,703)        --             --        (1,479,703)
                               -----------   ----------   ------------   ------------    ---------    -----------    ------------
Balance at
 December 31, 1999              24,504,203   $  245,042   $ 46,340,891   $(36,678,638)   $    --      $  (700,130)   $  9,207,165
                               ===========   ==========   ============   ============    =========    ===========    ============


                        The accompanying notes are an integral part of the consolidated financial statements.

                            Focus Enhancements, Inc.
                      Consolidated Statements Of Cash Flows
                                                                                Years Ended December 31,
                                                                                 1999            1998
                                                                              ------------    ------------
Cash flows from operating activities:
Net loss                                                                      $ (1,479,703)   $(12,787,324)
Adjustments to reconcile net loss to net cash used in operating activities:
   Depreciation and amortization                                                   557,303       1,499,496
   Amortization of discount on note payable                                         42,344          17,696
   Common stock warrants issued for service or debt                                159,317            --
   Deferred income                                                                 (84,212)           --
   Loss (gain) on securities available for sale                                    (80,115)        346,017
   Write down of impaired goodwill                                                    --         3,053,880
   Changes in operating assets and liabilities, net of the effects of acquisitions;
     (Increase) decrease in accounts receivable                                   (359,866)      3,324,750
     Decrease (increase) in inventories                                          2,359,922      (1,587,185)
     Decrease (increase) in prepaid expenses and other assets                      (13,458)        237,799
     Increase (decrease) in accounts payable                                      (563,149)        386,892
     Increase (decrease) in accrued liabilities                                 (1,291,299)        916,044
                                                                              ------------    ------------
   Net cash used in operating activities                                          (752,916)     (4,591,935)
                                                                              ------------    ------------
Cash flows from investing activities:
   Proceeds from sale of securities available for sale                             329,098            --
   Increase in certificate of deposit                                             (281,024)       (253,067)
   Additions to property and equipment and capitalized software development
    costs                                                                       (2,157,623)       (858,011)
   Cash paid in acquisitions, net of cash received                                    --          (930,563)
                                                                              ------------    ------------
Net cash used in investing activities                                           (2,109,549)     (2,041,641)
                                                                              ------------    ------------
Cash flows from financing activities:
   Payments on notes payable and long-term debt                                 (1,721,323)     (1,953,900)
   Payments under capital lease obligations                                       (134,494)       (135,183)
   Payments for purchase of treasury stock                                            --          (700,130)
   Repayment of note receivable-common stock                                       316,418            --
   Net proceeds from private offerings of common stock                           4,413,978       2,827,355
   Net proceeds from exercise of common stock options and warrants               2,596,023       7,003,963
                                                                              ------------    ------------
Net cash provided by financing activities                                        5,470,602       7,042,105
                                                                              ------------    ------------
Net increase in cash and cash equivalents                                        2,608,137         408,529
Cash and cash equivalents at beginning of year                                   1,128,380         719,851
                                                                              ------------    ------------
Cash and cash equivalents at end of year                                      $  3,736,517    $  1,128,380
                                                                              ============    ============
Supplemental Cash Flow Information:
   Interest paid                                                              $    441,558    $    200,129
   Income taxes paid                                                                  --             5,020
   Equipment acquired under capital leases                                          24,651         400,304
   Common stock issued in settlement of accounts payable                           323,260            --
   Note payable issued in settlement of accounts payable                         1,700,000            --

Supplemental schedule of non-cash investing and financing activities:

On March 31, 1998, the Company purchased certain assets and assumed certain liabilities of Digital Vision, Inc. as follows:

Fair value of tangible assets acquired                    $     224,957
Fair value of liabilities assumed                              (384,495)
                                                          -------------
Fair value of net assets (liabilities) acquired                (159,538)
Common stock issued                                          (1,115,625)
Cash paid                                                       (46,980)
                                                          -------------
Excess of cost over fair value of net assets acquired     $  (1,322,143)
                                                          =============

On July 29, 1998, the Company purchased certain assets and assumed certain liabilities of PC Video Conversion, Inc. as follows:

Fair value of tangible assets acquired                     $     613,336

Fair value of liabilities assumed                                (80,367)
                                                           -------------
Fair value of net assets acquired                                532,969
Common stock issued                                             (350,000)
Cash paid                                                       (700,000)
Note payable                                                    (910,085)
Acquisition costs                                               (229,781)
                                                           -------------
Excess of cost over fair value of net assets acquired      $  (1,656,897)
                                                           =============

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                            Focus Enhancements, Inc.
            Notes To Consolidated Financial Statements - (Continued)


1. Summary of Significant Accounting Policies

    Business of the Company. FOCUS Enhancements, Inc. (the "Company" "FOCUS") is involved in the development and marketing of proprietary PC-to-TV convergence products for Windows(TM) and Mac(TM) OS based personal computers. The Company's products, which are sold globally through original equipment manufacturers (OEM's) and resellers, merge computer generated graphics and television displays for presentations, training, education, video teleconferencing, Internet viewing and home gaming markets. Based on a targeted product plan and its experience in video conversion technology, FOCUS has developed a strategy to play a major role in the PC-to-TV convergence industry.

    Over 90% of the components for the Company's products are manufactured on a turnkey basis by two vendors, Furthertech Company, Ltd, and Asemtec Corporation. In the event that these vendors were to cease supplying the Company, management believes that alternative turnkey manufacturers for the Company's products could be secured. However, the Company would most likely experience short-term delays in the shipments of its products.

    The personal computer enhancements market is characterized by extensive research and development and rapid technological change resulting in product life cycles of twelve to eighteen months. Development by others of new or improved products, processes or technologies may make the Company's products or proposed products obsolete or less competitive. Management believes it necessary to devote substantial efforts and financial resources to enhance its existing PC-to-TV products and to develop new products. There can be no assurance that the Company will succeed with these efforts.

    Basis of Presentation. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary PC Video Conversion, Inc. The Company's other subsidiaries, Lapis Technologies, Inc., TView, Inc. and FOCUS Enhancements, B.V. (Netherlands corporation) became inactive or were merged into FOCUS in 1999. On March 31, 1998, the Company acquired certain assets and assumed certain liabilities of Digital Vision, Inc. in a transaction accounted for under the purchase method of accounting. On July 29, 1998, the Company acquired certain assets and assumed certain liabilities of PC Video Conversion, Inc. in a transaction accounted for under the purchase method of accounting. All intercompany accounts and transactions have been eliminated upon consolidation.

    The results of operations of Digital Vision, Inc. have been included in the accompanying consolidated financial statements since April 1, 1998. The results of operations of PC Video Conversion, Inc. have been included in the accompanying consolidated financial statements since July 29, 1998. The following unaudited pro forma information presents a summary of the consolidated results of operations of the Company as if the acquisitions had occurred at the beginning of the year ended December 31, 1998.

                                        1998
                                   ------------
  Net sales                        $ 20,023,000
  Loss from operations              (11,753,700)
  Net loss                          (12,254,500)
  Net loss per common share
  Basic                            $       (.73)
  Diluted                          $       (.73)

    Reclassifications. Certain accounts have been reclassified in the 1998 consolidated financial statements to conform to the 1999 presentation.

    Use of Estimates. The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses. Actual results may differ from estimated amounts. Significant estimates used in preparing these financial statements related to accounts receivable allowances, stock balancing allowances, inventory valuation, deferred tax asset valuation, the value of equity instruments issued for services and the recoverability of goodwill related to acquisitions. It is at least reasonably possible that the estimates will change within the next year.

                            Focus Enhancements, Inc.
            Notes To Consolidated Financial Statements - (Continued)




    Financial Instruments. The carrying amounts reflected in the consolidated balance sheets for cash, receivables and accounts payable approximate the respective fair values due to the short-term maturity of these instruments. Notes payable and long-term debt approximate the respective fair values as these instruments bear interest at terms that would be available through similar transactions with other third parties. The fair value of securities available for sale are based on the quoted market prices.

    Cash  and  Cash  Equivalents.   The  Company  considers  all  highly  liquid
investments purchased with an original maturity of three months or less to be cash equivalents.

    Securities Available for Sale. Securities available for sale consist of marketable equity securities carried at fair value, with unrealized gains and losses reported as a separate component of stockholders' equity. Declines in the fair value of securities available for sale below their cost that are deemed to be other than temporary are reflected in operations as realized losses.

    Revenue Recognition. Revenue from product sales is recognized when products are shipped. Revenue from sales to distributors may be subject to agreements allowing rights of return and price protection. The Company provides allowances for potential uncollectable amounts, estimated stock balancing and future returns, exchanges and price protection credits.

    Concentration of Credit Risk. As of December 31, 1999, a major distributor represented approximately 23% of the Company's accounts receivable, a major retailer represented approximately 13% of the Company's accounts receivable and a second major distributor represented approximately 12% of the Company's accounts receivable. As of December 31, 1998, a major distributor, represented approximately 14% of the Company's accounts receivable, a major retailer represented approximately 13% of the Company's accounts receivable and a major television manufacturer customer represented approximately 20% of the Company's accounts receivable. The Company provides credit to customers in the normal course of business with terms generally ranging between 30 to 90 days. The Company does not usually require collateral for trade receivables, but attempts to limit credit risk through its customer credit evaluation process.

    The company maintains its bank accounts with high quality financial institutions to minimize credit risk, however, the company's balances may periodically exceed federal deposit insurance limits.

    Inventories. Inventories are stated at the lower of cost or market value using the first-in, first-out method, but not in excess of net realizable value. The Company periodically reviews its inventories for potential slow moving or obsolete items and provides valuation allowances for specific items, as appropriate.

    Property and Equipment. Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the related assets as set forth below. Equipment leased under capital leases is stated at the present value of future lease obligations and is amortized over estimated useful lives.

Category                                     Depreciation Period
--------                                     -------------------
 Equipment                                     3-5 years
 Furniture and fixtures                        5 years
 Purchased software                            1-3 years
 Leasehold improvements                        Lesser of 5 years or the term
                                               of the lease

    Capitalized Software Development Costs. Capitalized software development costs are stated at cost and will be amortized on a units of production method over the estimated useful life of the asset commencing on the date the product is released. The Company capitalized $1,644,689 and $477,761 of software development costs in 1999 and 1998, respectively. No products related to capitalized software development costs were released as of December 31, 1999.

    Goodwill. Goodwill resulting from business combinations is amortized on a straight-line basis over periods ranging from five to seven years. The Company evaluates the net realizable value of goodwill periodically based on a number of factors including operating results, business plans, budgets and economic projections. The Company's evaluation also considers non-financial data such as market trends, customer relationships, product development cycles and changes in management's market emphasis.

                            Focus Enhancements, Inc.
            Notes To Consolidated Financial Statements - (Continued)

    Advertising and Sales Promotion Costs. Advertising and sales promotion costs are expensed as incurred. Advertising expense was approximately $1,756,000 and $3,309,000 for the years ended December 31, 1999 and 1998, respectively.

    Legal Fees. Legal fees are charged to expense in the period the legal services are performed.

    Research and Development. Research and development costs are expensed as incurred.

    Product Warranty Costs. The Company's warranty period for its products is generally one to three years. Estimated future costs for initial product warranties are not material.

    Income Taxes. Deferred taxes are determined based on the differences between the financial statement and tax basis carrying amounts of assets and liabilities, using enacted tax rates in effect in the years in which the differences are expected to reverse. Valuation allowances are provided if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

    Foreign Currency Translation. The functional currency of the Company's foreign subsidiary, FOCUS Enhancements, B.V., is its local currency, the Gilder. Financial statements are translated into U.S. dollars using the exchange rates at each balance sheet date for assets and liabilities and using a weighted average exchange rate for each period for revenue, expenses, gains and losses. Foreign exchange gains or losses, which are not material, are recognized in income for the years presented. On July 1, 1999, the Company closed its foreign subsidiary and on August 15, 1999 dissolved this entity.

    Stock Compensation Plans. Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation" encourages all entities to adopt a fair value based method of accounting for employee stock compensation plans, whereby compensation cost is measured at the grant date based on the fair value of the award which is recognized over the service period, which is usually the vesting period. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," whereby compensation cost is the excess, if any, of the quoted market price of the stock at the grant date (or other measurement date) over the amount an employee must pay to acquire the stock. Stock options issued under the Company's stock option plans have no intrinsic value at the grant date, accordingly, under APB Opinion No. 25, no compensation cost is recognized. The Company has elected to continue with the accounting prescribed in APB Opinion No. 25 and, as a result, must make pro forma disclosures of net income and earnings per share and other disclosures as if the fair value based method of accounting had been applied.

    Net Income (Loss) Per Share. Basic earnings per share represents income available to common stock divided by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed conversion. Potential common shares that may be issued by the Company relate solely to outstanding stock options and warrants, and are determined using the treasury stock method. The assumed conversion of outstanding dilutive stock options and warrants would increase the shares outstanding but would not require an adjustment to income as a result of the conversion. For the years ended December 31, 1999 and 1998, options and warrants applicable to 4,240,655 shares and 4,937,645 shares, respectively were anti-dilutive and excluded from the diluted earnings per share computation.

    Comprehensive Income. Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Certain Financial Accounting Standards Board ("FASB") statements, however, require entities to report specific changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities and foreign currency items, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. There was no accumulated comprehensive income at December 31, 1999 and 1998.

    Segment Information. SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," establishes standards for the way that public business enterprises report information about operating segments in annual and interim financial statements. It also establishes standards for related disclosures about products and services, geographic areas and major customers. Generally, financial information is required to be reported on the basis

                            Focus Enhancements, Inc.
            Notes To Consolidated Financial Statements - (Continued)

that it is used internally for evaluating segment performance and deciding how to allocate resources to segments. The Statement also requires descriptive information about the way that the operating segments were determined, the products and services provided by the operating segments, differences between the measurements used in reporting segment information and those used by the enterprise in its general-purpose financial statements, and changes in the measurement of segment amounts from period to period.

Recent Accounting Pronouncements

    The FASB has issued a proposed interpretive release, Stock Compensation-Interpretation of APB Opinion 25 ("Interpretation"). The Interpretation will provide accounting guidance on several issues that are not specifically addressed in APB Opinion No. 25, "Accounting for Stock Issued to Employees." Of the many questions addressed in the Interpretation, the most significant are a clarification of the definition of the term "employee" for purposes of applying the opinion and the accounting for options that have been repriced.

    The Interpretation is generally effective beginning July 1, 2000. The Interpretation applies prospectively at that date for repricings that occurred after December 15, 1998. It also applies prospectively on July 1, 2000 to new awards granted after December 15, 1998 for purposes of applying the definition of "employee".

    In December 1999, the Securities and Exchange Commission (the "Commission") published Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition", which provides guidance for applying generally accepted accounting principles to revenue recognition in financial statements filed with the Commission, including income statement presentation and disclosure. As originally issued, SAB 101 was to be applied no later than the first quarter of the fiscal year beginning after December 15, 1999. However, the Commission has delayed the effective date of the SAB for companies with fiscal years beginning between December 16, 1999 and March 15, 2000. For such entities, the mandatory implementation date may now be no later than the second quarter of the fiscal year beginning after December 15, 1999.

    The Company is in the process of reviewing and evaluating the pronouncements detailed above to determine the potential impact on the financial statements of the Company.

2. Fourth Quarter Adjustments

    In the fourth quarters of 1999 and 1998, the Company sustained net losses of $1,779,000 and $14,235,000, respectively. A summary of the effect on net income of sales returns and other significant year-end adjustments follows:

            Description                  1999       1998
            -----------               --------- -----------
  Sales returns                       $367,000  $ 3,455,000
  Impairment loss on goodwill               --    3,054,000
  Inventory                            527,000    1,929,000
  Fixed assets                              --      766,000
  Write-down of securities                  --      346,000
  Accounts receivable                  383,000           --
  Accrued expenses                     254,000    2,125,000
  Stock compensation and other         284,000           --

3. Inventories

    Inventories at December 31, consist of the following:

                              1999          1998
                          -----------   -----------
  Raw materials           $ 1,039,356   $   230,364
  Work in process             171,637            --
  Finished goods            2,377,709     5,718,260
                          -----------   -----------
  Totals                  $ 3,588,702   $ 5,948,624
                          ===========   ===========

    The Company periodically reviews its inventories for obsolescence and adjusts carrying costs to estimated net realizable values when they are determined to be less than cost. In the fourth quarter of 1999, the Company identified certain excess and obsolete inventory and charged approximately
$527,000 to expense, writing off certain inventory and increasing inventory reserves to $399,000 at December 31, 1999. In the fourth quarter of 1998, as a result of a

                            Focus Enhancements, Inc.
            Notes To Consolidated Financial Statements - (Continued)

detailed review, the Company identified certain excess and obsolete inventory items and also determined that the cost of certain inventory items required adjustments to their estimated net realizable value. As a result of this inventory review, the Company charged approximately $1,929,000 to expense in the fourth quarter of 1998, thereby increasing its inventory reserves to approximately $2,168,000 at December 31, 1998.

4. Property and Equipment

    Property and equipment consist of the following at:

                                                              December 31,
                                                        ------------------------
                                                           1999          1998
                                                        ----------    ----------
Equipment                                               $1,062,443    $  893,116
Furniture and fixtures                                     107,530       132,522
Leasehold improvements                                     295,249       134,599
Purchased software                                         246,980        29,100
                                                        ----------    ----------
                                                         1,712,202     1,189,337
Less accumulated depreciation and amortization             743,608       394,621
                                                        ----------    ----------
Net book value                                          $  968,594    $  794,716
                                                        ==========    ==========

    Depreciation and amortization expense related to property and equipment for the years ended December 31, 1999 and 1998 totaled $363,707 and $1,135,259, respectively.

    In the fourth quarter of 1998, the Company performed a detailed review of its property and equipment accounts. As a result of this review, certain assets were written off and the estimated useful lives of certain assets were revised. The effect of these revisions and write-offs resulted in additional depreciation expense of approximately $766,000.

5. Other Assets

    Notes Receivable

    The Company has $140,000 in notes receivable bearing interest at 8.0% per annum due from an officer of the Company at December 31, 1999 and 1998. At December 31, 1999, interest receivable of $28,467 is included in accounts receivable. Interest income recognized on the notes receivable for the years ended December 31, 1999 and 1998 amounted to $11,200 and $6,067, respectively.

Restricted Assets.

    As part of the Company's acquisition of TView, Inc. in September 1996, the Company assumed a $125,000 irrevocable stand-by letter of credit with a bank to secure office space in Beaverton, Oregon. During 1997, the Company placed $125,000 in an interest bearing account at the Company's bank to secure the letter of credit. During 1999, the Company requested and received $83,334 from the interest bearing account, thus reducing the stand-by letter of credit. The amount recorded as an other asset as of December 31, 1999 is $41,666 as compared to $125,000 at December 31, 1998.

6. Notes Payable

Line of Credit, Bank.

    During 1999, the Company repaid all monies owed under an accounts receivable financing agreement with its bank, and closed its account. At December 31, 1998, the Company maintained a line of credit with the same bank. Borrowings under the line were payable upon demand and were collateralized by all of the assets of the Company, except as noted below. Borrowings aggregated $620,000 at December 31, 1998, and were charged interest at the bank's prime rate plus 1% (8.75% at December 31, 1998). Under the terms of the line of credit agreement, the Company was required to comply with certain restrictive covenants and was in violation of certain of these covenants. On March 31, 1999, the Company repaid all monies owed on this line of credit with its commercial bank totaling approximately $637,000 from proceeds received under a $2,000,000 accounts receivable financing agreement with the same commercial bank. The agreement allowed for advances on accounts receivable not to exceed 80% of qualified invoices. Interest was charged

                            Focus Enhancements, Inc.
            Notes To Consolidated Financial Statements - (Continued)

on the outstanding balance at a rate of the prime lending rate plus 4.5%. Under the terms of this agreement the bank was issued warrants to purchase 100,000 shares of the Company's common stock at a price of $1.70 per share.

Term Loan, Bank.

    On March 31, 1998, the Company assumed a $329,953 bank loan resulting from the purchase of certain assets and the assumption of certain liabilities of Digital Vision, Inc. The borrowings bear interest at the prime rate plus 2% (9.75 % at December 31, 1998). The outstanding balance is payable in monthly installments, with interest, until the loan expiration date of June 30, 1999. At December 31, 1998, the outstanding amount owed on this loan was $82,057. The loan was paid in full at December 31, 1999.

Term Loan, Vendor.

    On April 20, 1999, the Company converted certain accounts payable due to a contract manufacturer to a term note in the amount of $1,700,000 with interest at a rate of 12% per annum. The balance of the Note was $1,006,258 at December 31, 1999. On December 31, 1999, the Company and the holder of the note reached an agreement as to the settlement of the note and related accounts payable. On January 5, 2000 the Company repaid $1,000,000 of these obligations and on January 28, 2000, escrowed $669,000 to be paid to the holder in three equal installments on February 5, March 5, and April 5, 2000.

Long-term Debt.

    On July 29, 1998, the Company issued a $1,000,000 note payable to a related party in conjunction with the acquisition of PC Video Conversion, Inc. providing for the payment of principal and interest at 3.5 % over a period of 36 months. The Company computed a discount of $89,915 on this note based on its incremental borrowing rate. Maturities of long-term debt at December 31, 1999 are as follows:

                              2000                312,556
                              2001                226,041
                                               ----------
                             Total             $  538,597
                                               ==========

7. Other Income

Sale of Networking Assets.

    Effective September 30, 1997, the Company sold its line of computer connectivity products to Advanced Electronic Support Products, Inc. ("AESP") for 189,701 shares of AESP common stock. Included in the sale were customer lists and the rights to use the FOCUS networking brand name to market the product line as well as certain of AESP's complementary products. In connection with this transaction, the Company recorded other income in the amount of $358,288, securities available for sale in the amount of $595,000 (discounted 15% to reflect temporary restrictions on the common stock), and deferred income of $84,212. In addition, the Company sold networking inventory to AESP in the amount of $159,000 at cost. A director of the Company is also a director of AESP. At December 31, 1998, the fair value of the securities available for sale was $248,983. The Company recorded a loss of $346,017 on the securities available for sale in 1998 as the decline in value was considered to be other than temporary. In June and July 1999, the Company sold the 189,701 shares of AESP stock yielding gross proceeds of approximately $329,000 and recognizing a gain of approximately $80,000.

Accounts Payable.

    During the year ended December 31, 1999, the Company recognized a total of $71,076 of other income in connection with the release of selected obligations and the reduction of certain accounts payable.

                            Focus Enhancements, Inc.
            Notes To Consolidated Financial Statements - (Continued)


8. Commitments and Contingencies

Leases.

    The Company leases office facilities and certain equipment under operating leases. Under the lease agreements, the Company is obligated to pay for utilities, taxes, insurance and maintenance. Total rent expense for the years ended December 31, 1999 and 1998 was approximately $400,000 and $451,000, respectively.

    The Company leases certain computer and office equipment under capital leases with three to five-year terms. The cost of assets under capital leases was $468,525 and $443,874 at December 31, 1999 and 1998, respectively, and accumulated amortization was $135,832 and $44,181, respectively. Capitalized leased assets are included in property and equipment.

    Minimum lease commitments at December 31, 1999 are as follows:

                                           Capital Leases    Operating Leases
                                           --------------    ----------------
2000                                          $165,988          $  322,357
2001                                           121,289             263,477
2002                                            69,075             240,080
2003                                            47,143             208,617
2004                                             1,118              69,312
                                              --------          ----------
Total minimum lease payments                   404,613           1,103,843
                                                                ==========
Less amounts representing interest              73,160
                                              --------
Present value of minimum obligations           331,453
Less current portion                           129,451
                                              --------
Non-current portion                           $202,002
                                              ========


Employment Agreements.

    The Company has employment agreements with certain corporate officers. The agreements are generally one to three years in length and provide for minimum salary levels. These agreements include severance payments of approximately one to three times each officer's annual compensation.

Letters of Credit.

    In September 1999, the Company entered into an agreement with a new subcontractor. As part of the agreement the Company was required to obtain from its bank an irrevocable sight letter of credit to secure payment of each order placed with this vendor. The Company was required to secure these letters of credit by depositing cash in an interest bearing account with the bank. At December 31, 1999, the Company maintained an interest bearing account collateralizing sight letters of credit in the amount of $534,091. This amount is recorded in current assets.

    In July, 1998, the Company entered into an agreement with another subcontractor. As part of the agreement the Company's bank issued a $250,000 irrevocable stand- by letter of credit to secure payment of the vendor's invoices. The Company placed $250,000 in an interest bearing account at the Company's bank to secure the letter of credit. This amount is recorded in current assets as of December 31, 1998. This agreement was terminated during 1999.

Purchase Commitment.

    The Company has agreed to purchase a minimum of $2,500,000 of cables and other products from Advanced Electronic Support Products, Inc. ("AESP") by March 29, 2001. In return, the Company has received certain pricing commitments over the term of the master purchase agreement. For the period October 1, 1997 through December 31, 1999, the Company purchased approximately $995,000 of products from AESP. In the event that the Company does not purchase at least $2,500,000 of cables and other products during the term of the master purchase agreement, the Company must pay AESP an amount equal to 20% of the difference between $2,500,000 and the aggregate amount of purchases.

                            Focus Enhancements, Inc.
            Notes To Consolidated Financial Statements - (Continued)

Litigation.

    The lawsuits allege that Focus and its Chairman and certain other present and former officers violated federal securities laws in connection with a number of allegedly false or misleading statements and seek certification as class actions on behalf of persons alleged to have purchased stock from July 17, 1997 to February 19, 1999 or between November 15, 1999 to March 1, 2000, respectively. Focus believes that it has consistently complied with the federal securities laws, and does not believe at this time that this litigation will result in a material adverse effect on its financial condition. Nonetheless, the management time and resources that could be required to respond effectively to such claims and to defend Focus vigorously in such litigation could adversely impact our management's administrative capabilities.

    From time to time, the Company is party to certain other claims and legal proceedings that arise in the ordinary course of business which, in the opinion of management, will not have a material adverse effect on the Company's financial position or results of operation.

Special Investigation

    The Company's independent auditors, Wolf & Company, P.C., brought to the attention of the Board certain matters relating to the Company's financial controls. The Board of Directors thereafter formed a special committee to investigate. The special committee engaged the law firm of Foley, Hoag & Eliot LLP, which engaged the accounting firm of Arthur Andersen LLP to aid in the investigation. Based upon its investigation, the committee has concluded that, despite his denials, an accounting manager in the Company's finance department misstated the inventory records of the Company's Pro AV series for purposes of presentation to the Company's outside auditors in connection with the audit for the year ended December 31, 1999. A revised inventory list for the Pro AV series as of December 31, 1999 has been compiled in connection with the special committee's review and has been subject to audit tests performed by Wolf & Company, P.C. as part of its year end audit of the financial statements of the Company as a whole. The accounting manager in question has been discharged. The Board is continuing its review of the special committee's report.

    As a result of the Committee's investigation, the Company incurred significant fees and expenses which will be charged to earnings in the quarter ended March 31, 2000. The total amount of such expenses has not been determined at this time.

9. Stockholders' Equity

Common Stock.

    On February 22, 1999, the Company issued warrants to purchase 30,000 shares of common stock as partial compensation to an unaffiliated investor relations firm. The warrants are exercisable until February 22, 2004 at an exercise price of $1.063 per share. The Company recorded $15,033 in expense for the year ended December 31, 1999 based on the fair value of the warrants. These warrants were exercised on February 23, 2000 (15,000) and March 2, 2000 (15,000).

    On February 22, 1999, the Company issued warrants to purchase 100,000 shares of common stock as partial compensation to an unaffiliated investment advisor. The warrants are exercisable until September 9, 2002 at an exercise price of $1.063 per share. These warrants were exercised on December 10, 1999. The Company recorded charges of $50,111 for the year ended December 31, 1999 based on the fair value of the warrants.

    On February 22, 1999, the Company issued warrants to purchase 50,000 shares of common stock pursuant to a debt financing arrangement with an unrelated individual. The warrants are exercisable until February 22, 2004 at an exercise price of $1.063 per share. These warrants were exercised on December 3, 1999. The Company recorded charges of $25,055 for the year ended December 31, 1999 based on the fair value of the warrants.

    On March 22, 1999, the Company issued warrants to purchase 100,000 shares of common stock representing partial fees pursuant to a debt financing arrangement with an unaffiliated commercial bank. The warrants are exercisable until March 22, 2006 at an exercise price of $1.70 per share. These warrants were exercised on November

                            Focus Enhancements, Inc.
            Notes To Consolidated Financial Statements - (Continued)

23, 1999 under a net exercise provision resulting in the issuance of 38,181 shares. The Company recorded charges of $69,118 for the year ended December 31, 1999 based on the fair value of the warrants.

    On June 4, 1999, the Company entered into a financing agreement resulting in $1,200,000 in gross proceeds from the sale of 1,350,000 shares of common stock and the issuance of a warrant to purchase an additional 120,000 shares of common stock in a private placement to an unaffiliated accredited investor. The warrant is exercisable until June 30, 2004 at a per-share exercise price of $1.478125. The Company also issued a warrant to purchase 25,000 shares of common stock at $1.478125 per share exercisable through June 4, 2004 to Union Atlantic, L.C. in connection with the placement. The Company filed a registration statement under the Securities Act of 1933 for the shares issued in connection with this transaction and issuable upon exercise of the warrants. The Company received proceeds from this transaction in two tranches of $600,000. The first tranche was funded on June 14, 1999 for $600,000 less expenses associated with this offering of $60,897 yielding net proceeds of $539,103. The second tranche for $600,000 less expenses of $58,222 yielding net proceeds of $541,778 was funded on August 18, 1999.

    On September 17, 1999, the Company entered into a financing agreement resulting in $1,500,000 in gross proceeds from the sale of 1,583,333 shares of common stock and the issuance of a warrant to purchase an additional 150,000 shares of common stock in a private placement to an unaffiliated accredited investor. The warrant is exercisable until September 17, 2002 at a per-share exercise price of $1.5375. The shares issued in connection with this transaction and issuable upon exercise of the warrant will be registered under the Securities Act of 1933. The Company received proceeds from this transaction in two tranches of $750,000 . The first tranche was funded on September 21, 1999 for $750,000 less expenses of $64,903 yielding net proceeds of $685,097. The second tranche was funded in October 1999 for $750,000 less fees and expenses associated with this offering of $60,000 yielding net proceeds of $690,000.

    On September 22, 1999, the Company received gross proceeds of $135,000 from the issuance of 120,000 shares of common stock resulting from the exercise of common stock warrants issued pursuant to the June 4, 1999 private placement.

    On November 19, 1999, the Company agreed to issue 100,000 shares of common stock to a subcontractor in settlement of $323,260 of accounts payable. The Company agreed to register the shares under the Securities Act of 1933. The Company also agreed to issue up to an additional 100,000 shares of common stock if the average market price for the five trading days preceding the effective date of the registration statement is less than $3.23 per share. The Company was not required to issue any of the additional shares.

    In November, 1999, the Company completed a financing of $2,000,000 in gross proceeds from the sale of 1,250,000 shares of common stock and the issuance of three warrants to purchase an aggregate of 125,000 shares of common stock in a private placement to three unaffiliated accredited investors. The warrants are exercisable until December 1, 2004 at a per-share exercise price of $3.1969. The shares issued in connection with this transaction and issuable upon exercise of the warrant will be registered under the Securities Act of 1933. Expenses associated with this offering amounted to approximately $42,000 yielding net proceeds of $1,958,000.

    During the year ended December 31, 1999, the Company issued at various times, 2,095,780 shares of common stock resulting from other exercises of options and warrants, receiving cash of approximately $2,461,023.

    On January 18, 2000, the Company received gross proceeds of $990,000 from the issuance of 330,000 shares of common stock resulting from the exercise of common stock warrants issued pursuant to a private placement with an unaffiliated investor on September 10, 1997. During the period from January 1, 2000 to March 31, 2000 the Company issued 62,001 shares on the exercise of other options and warrants.

    On March 3, 1998, the Company received approximately $3,000,000 in gross proceeds from the sale of 1,092,150 shares of Common Stock and warrants to purchase 327,645 shares of common stock in a private placement to an unaffiliated accredited investor. The shares issued in connection with this transaction and issuable upon exercise of the warrants were registered under the Securities Act of 1933 on April 22, 1998. Fees and expenses associated with this offering amounted to approximately $172,600 yielding net proceeds of $2,827,400. In connection with this transaction, the Board of Directors authorized the grant of warrants to the placement agent to purchase 21,429 shares of the Company's common stock at a price of $4.2118 per share exercisable for a period of five years. During December 1998, the investor exercised its warrants to acquire 327,645 shares for approximately $399,000.

                            Focus Enhancements, Inc.
            Notes To Consolidated Financial Statements - (Continued)

    The Company received gross proceeds of $6,146,888 as a result of the exercise of 910,650 of the Company's redeemable common stock purchase warrants (the "Warrants") issued in connection with the Company's initial public offering in May 1993. The Company issued 1,649,202 shares of common stock as a result of the exercise. In accordance with the anti-dilution provisions of the Warrants, the holder was entitled to receive 1.811 shares of common stock for each Warrant exercised. The Warrants were exercisable at a price of $6.75 per Warrant until expiration on May 27, 1998.

    During the year ended December 31, 1998, the Company issued at various times, 453,111 shares of common stock resulting from other exercises of options and warrants, receiving cash and notes receivable of approximately $774,000. On June 1, 1998, the Company recorded a note receivable in the amount of $316,418 in connection with the exercise of stock options to purchase 171,000 shares of common stock by a former director. The note is due on demand and bears interest at 8% due quarterly. At December 31, 1998, the note receivable has been recorded as an offset to stockholders' equity. In December 1999, the Company received approximately $352,000 in full payment of this note, including accrued interest.

Common Stock Purchase Warrants.

    Common stock warrant activity is summarized as follows:
                                                              1999                             1998
                                                    ----------------------------   -----------------------------
                                                                    Grant Price                      Grant Price
                                                     Shares            Range          Shares            Range
                                                     ------            -----          ------            -----
Warrants outstanding at beginning of year           1,018,329     $0.90 - $9.11      3,715,507     $0.90 - $9.11
Anti-dilution adjustment                                   --                           61,237
Warrants granted                                      700,000       $1.06-$3.20        682,074       $2.75-$4.21
Warrants exercised                                   (370,000)      $1.06-$1.70     (2,035,180)      $1.22-$3.73
Warrants canceled                                     (25,000)            $1.48     (1,405,309)      $3.25-$3.81
                                                    ---------                      -----------
Warrants outstanding at end of year                 1,323,329     $1.06 - $9.11      1,018,329     $0.90 - $9.11
                                                    =========     =============    ===========     =============
Warrants exercisable at end of year                 1,323,329     $1.06 - $9.11      1,018,329     $0.90 - $9.11
                                                    ---------     -------------    -----------     -------------
Weighted average fair value of warrants
 granted during the year                                                   $.68                            $1.25

1992 Stock Option Plan.

    The Company's 1992 Stock Option Plan (the "Plan"), provides for the granting of incentive and non-qualified options to purchase up to approximately 1,800,000 shares of common stock. Incentive stock options may be granted to employees of the Company. Non-qualified options may be granted to employees, directors or consultants of the Company. Incentive stock options may not be granted at a price less than 100% (110% in certain cases) of the fair-market value of common stock at date of grant. Non-qualified options may not be granted at a price less than 85% of fair-market value of common stock at date of grant. As of December 31, 1999, all options granted under the plan were issued at market value at the date of grant. Options generally vest annually over a three-year period and are exercisable over a five-year period from date of grant. The term of each option under the Plan is for a period not exceeding ten years from date of grant. During 1998, the Board of Directors authorized reductions in the exercise price of certain options granted under the plan to prices reflecting the market value on the re-pricing date. As of December 31, 1999, options under the Plan to purchase 1,160,972 shares of the Company's common stock were outstanding with exercise prices of $1.00 to $1.3438 per share.

1995 Key Officer Non Qualified Stock Options.

    In 1995, the Board of Directors authorized the issuance to two officers warrants to purchase an aggregate of 500,000 shares of common stock at $1.10 per share. The options expire in April 2002. As of December 31, 1999, options to purchase 150,000 shares of the Company's common stock were outstanding with an exercise price of $1.10 per share.

                            Focus Enhancements, Inc.
            Notes To Consolidated Financial Statements - (Continued)

1997 Director Stock Option Plan.

    In March 1997, the Board of Directors adopted the 1997 Director Stock Option Plan (the "1997 Director Plan"), subject to stockholder approval which was received on July 25, 1997. The 1997 Director Plan authorized the grant of options to purchase up to an aggregate of 1,000,000 shares of common stock. Each non-employee director who was in office on March 19, 1997 received an automatic grant of an option to purchase shares of common stock ranging between 100,000 and 200,000 shares based on time of service. The exercise price per share of options granted under the 1997 Director Plan is 100% of the market value of the common stock of the Company on the date of grant. Options granted under the 1997 Director Plan are exercisable over a five-year period with vesting determined at varying amounts over a three year period. As of December 31, 1999, options under the 1997 Director Plan to purchase 237,372 shares of the Company's common stock were outstanding with an exercise price between $ 1.00 and $1.88 per share.

1997 Key Officer Non Qualified Stock Options.

    In March 1997, the Board of Directors authorized the grant of non-qualified stock options to certain key officers of the Company (the "1997 Key Officer Agreements"). The 1997 Key Officer Agreements related to the grant of options to purchase up to an aggregate of 920,000 shares of common stock. The exercise price per share of options granted under the 1997 Key Officer Agreements equaled 100% of the market value of the common stock of the Company on the date of grant. Options granted under the 1997 Key Officer Agreements are exercisable in installments over a three-year period. As of December 31, 1999, options under the 1997 Key Officer Agreements to purchase 350,000 shares of the Company's common stock were outstanding with exercise prices of $1.22 and $1.2813 per share.

1998 Director Stock Option Plan.

    On September 1, 1998, the Board of Directors adopted, subject to stockholder approval, the 1998 Non-qualified Stock Option Plan (the "1998 NQSO Plan"). The 1998 NQSO Plan authorized the grant of options to purchase up to an aggregate of 1,250,000 shares of common stock. Each non-employee director who was in office on September 1, 1998 received an automatic grant of an option, subject to stockholder approval, to purchase 75,000 shares of common stock. Employee officers and directors received a grant of an option to purchase shares of common stock ranging from 10,000 to 200,000 shares based upon time of service. The exercise price per share of options granted under the 1998 NQSO Plan is 100% of the market value of the common stock of the Company on the date of grant. Options granted under the 1998 NQSO Plan are exercisable over a five-year period with vesting determined at varying amounts over a three year period. As of December 31, 1999, options under the 1998 NQSO Plan to purchase 980,936 shares of the Company's common stock were outstanding with an exercise price between $1.06 and $1.41.

    A summary of the status of the  Company's  outstanding  stock  options as of
December  31,  1999 and 1998,  and the changes  during the years then ended,  is presented below:
                                                             1999                                1998
                                                -------------------------------     --------------------------------
                                                               Weighted Average                     Weighted Average
                                                   Shares       Exercise Price         Shares        Exercise Price
                                                   ------       --------------         ------        --------------
Options outstanding at beginning of year          3,919,396         $ 1.22            2,966,396          $ 1.81
Options granted                                   1,191,340         $ 1.17            3,873,680          $ 1.42
Options exercised                                (1,816,125)        $ 1.53             (394,778)         $ 1.90
Options canceled                                   (403,497)        $ 1.23           (2,525,982)         $ 1.96
                                                -----------                         -----------
Options outstanding at end of year                2,891,114         $ 1.21            3,919,316          $ 1.22
                                                ==========                          ==========
Options exercisable at end of year                  393,391         $ 1.21            1,289,536          $ 1.20
                                                ===========                         ==========
Weighted average fair value of options
 granted during the year                                              .57                                $  .92

    Information pertaining to options outstanding at December 31, 1999 is as follows:

                            Focus Enhancements, Inc.
            Notes To Consolidated Financial Statements - (Continued)

                                                    Options Outstanding             Options Exercisable
                                                    -------------------             -------------------
                                                         Weighted      Weighted                    Weighted
                                                          Average       Average                     Average
               Range of                   Outstanding    Remaining     Exercise     Exercisable    Exercise
            Exercise Prices                12/31/99        Life          Price       12/31/99        Price
            ---------------              ------------  ------------  ------------  ------------  ---------
$0.91-1.82                                 2,841,114     2.2 yrs          1.10         381,148        1.10
$1.83-2.73                                    50,000     4.90 yrs         1.88          12,243        1.88
                                           ---------                                ----------
Outstanding at December 31, 1999           2,891,114     3.6 yrs          1.21         393,391        1.21
                                           =========                                ==========

Stock-based Compensation.

    At December 31, 1999, the Company has stock option plans and non-plan stock options that are described above. The Company applies APB Opinion No. 25 and related interpretations in accounting for stock options. Accordingly, no compensation cost has been recognized for stock options issued to employees. Had compensation cost for the Company's stock-based compensation plans and non- plan stock options outstanding been determined based on the fair value at the grant dates for awards under those plans consistent with the method prescribed by SFAS No. 123, the Company's net loss and loss per share would have been adjusted to the pro forma amounts indicated below:

                                               Years ended December 31,
                                               ------------------------
                                                1999             1998
                                             ------------    -------------
Net loss                   As reported       $(1,479,703)    $(12,787,324)
                           Pro forma         $(2,587,558)    $(14,483,121)
Basic loss per share       As reported       $      (.08)    $       (.78)
                           Pro forma         $      (.14)    $       (.89)
Diluted loss per share     As reported       $      (.08)    $       (.78)
                           Pro forma         $      (.14)    $       (.89)

    Common stock equivalents have been excluded from all calculations of loss per share and pro forma loss per share in 1999 and 1998 because the effect of including them would be anti-dilutive.

    The fair value of each grant is estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1999 and 1998, respectively; dividend yield of
0.0 percent; expected volatility of 50% and 75%, risk-free interest rates of 6.0% and expected lives of 5.0 years.

    In addition, the Company maintains the right to re-price the options under such plans to reflect devaluation in the market value of its common stock. On September 1, 1998, the Company re-priced all employee and director options under all plans to $1.22 per share for those options priced in excess of this value. This price represented the closing market price of the Company's common stock on September 1, 1998. The FASB has issued a proposed interpretative release - Stock Compensation - Interpretation of APB No. 25, which will have a prospective impact on the Company's stock option plans, if adopted.

10.  Income Taxes

    The Company and its subsidiaries file a consolidated federal income tax return. Allocation of the provision for income taxes between federal and state income taxes is as follows:

                                                  Years Ended
                                                 December 31,
                                                 ------------
                                                1999       1998
                                                ----       ----
Current:
   Federal income taxes                         $ --     $    --
   State income taxes                             --      24,641
                                                ----     -------
                                                  --      24,641
Deferred federal and state income taxes           --          --
                                                ----     -------
                                                $ --     $24,641
                                                ====     =======

    The differences between the provisions for income taxes from the benefits computed by applying the statutory Federal income tax rate are as follows:

                            Focus Enhancements, Inc.
            Notes To Consolidated Financial Statements - (Continued)

                                                                Years Ended December 31,
                                                                ------------------------
                                                                 1999               1998
                                                             ----------        -------------
Benefit computed at statutory rate (34%)                     $ (503,000)       $  (4,339,000)
State income tax benefit, net of federal tax                    (92,000)            (766,000)
Increase in valuation allowance on deferred tax asset           546,000            5,029,000
Other, net                                                       49,000              100,641
                                                             ----------        -------------
                                                             $       --        $      24,641
                                                             ==========        =============

    The net deferred tax asset consists of the following:

                                                         December 31,
                                                         ------------
                                                     1999            1998
                                                 ------------    ------------
Deferred tax asset                               $ 15,611,000    $ 15,065,000
Deferred tax liability                                     --              --
Valuation allowance on deferred tax asset         (15,611,000)    (15,065,000)
                                                 ------------    ------------
Net deferred tax asset                           $         --    $         --
                                                 ============    ============

    The tax  effects of each type of income and  expense  item that give rise to deferred taxes are as follows:
                                                                December 31,
                                                                ------------
                                                            1999             1998
                                                        ------------     ------------
Net operating loss carry forward                        $ 11,526,000     $  9,909,000
Income tax credit carry forward                              185,000          185,000
Tax basis in excess of book basis of fixed assets            157,000          157,000
Book inventory cost less than tax basis                      160,000          867,000
Reserve for bad debts not deductible for
income taxes                                                 118,000          260,000
Tax basis in excess of book basis of other assets            466,000          466,000
Tax basis in subsidiaries in excess of book value          2,999,000        3,221,000
                                                        ------------     ------------
                                                          15,611,000       15,065,000
Valuation allowance on deferred tax asset                (15,611,000)     (15,065,000)
                                                        ------------     ------------
Net deferred tax asset                                  $         --     $         --
                                                        ============     ============

    A summary of the change in the valuation allowance on deferred tax assets is as follows:
                                                   Years Ended December 31,
                                                   ------------------------
                                                     1999             1998
                                                ------------      -----------
Balance at beginning of year                    $ 15,065,000      $10,036,000
Addition to the allowance for the benefit
of net operating loss carry forwards not
recognized                                           546,000        5,029,000
                                                ------------      -----------
Balance at end of year                          $ 15,611,000      $15,065,000
                                                ============      ===========

    At December 31, 1999, the Company has the following carry forwards available for income tax purposes:

Federal net operating loss carry forwards expiring in various
amounts through 2020                                              $  28,815,000
                                                                  =============
State net operating loss carry forwards expiring in various
amounts through 2005                                              $  19,485,000
                                                                  =============
Credit for research activities                                    $     185,000
                                                                  =============

    Due to the uncertainty surrounding the realization of these favorable tax attributes, the Company has placed a valuation allowance against its otherwise recognizable net deferred tax assets. The net operating loss carry forwards are subject to annual limitations based on ownership changes in the Company's common stock as provided in Section 382 of the Internal Revenue Code.

                            Focus Enhancements, Inc.
            Notes To Consolidated Financial Statements - (Continued)

11.  Business Combinations

    Lapis Technologies, Inc. On December 16, 1993, FOCUS issued 500,000 shares of its common stock, subject to adjustment based on the value of the common stock, in exchange for all of the outstanding common stock of Lapis Technologies, Inc. ("Lapis"). The business combination was accounted for using the purchase method of accounting. From May to August 1995, the Company settled substantially all claims by the former Lapis shareholders arising from the Company's acquisition of Lapis by issuing 123,879 shares of common stock to the former Lapis shareholders. This stock issuance was accounted for as an adjustment to the purchase price.

    In the  fourth  quarter  of  1998,  as a  result  of its  evaluation  of the impairment of intangible assets related to this acquisition, the Company wrote-off the balance of the goodwill in the amount of approximately $543,000. The evaluation considered the Company's recent acquisitions, the declining Macintosh marketplace, shifting of the market to PC-based products and technological advances, and projected future sales of Lapis products.

    TView, Inc. Effective September 30, 1996, FOCUS acquired all of the capital stock of TView, Inc. ("TView"). The business combination has been accounted for using the purchase method of accounting. Accordingly, the purchase price was allocated to the assets acquired based on their estimated fair value. This accounting treatment resulted in approximately $716,000 of goodwill that will be amortized over its estimated benefit period of seven years. At December 31, 1998 and 1997, the balance of the goodwill was $366,267 and $488,355, net of accumulated amortization of $349,757 and $227,669, respectively.

    On March 31, 1998, the Company issued 350,000 shares of common stock valued at approximately $1,115,600 in conjunction with the acquisition of certain assets of Digital Vision, Inc. ("Digital Vision"). Shares issued as part of this transaction have been registered under the Securities Act of 1933. In addition, the Company agreed to pay approximately $47,000 in cash for net liabilities with a fair value of approximately ($160,000), consisting of accounts receivable ($164,400), inventory ($60,600) offset by the assumption of notes payable ($330,000) and accounts payable ($55,000). At March 31, 1998, the Company recorded goodwill of approximately $1,322,000 as a result of this acquisition.

    In the fourth quarter of 1998, as a result of its evaluation of the impairment of intangible assets related to this acquisition, the Company wrote-off a portion of the goodwill in the amount of approximately $1,070,000. Upon evaluation of the product line, the Company deemed that only two products warranted inclusion in its family of products. However, this In-Video product line was not widely accepted by the Company's customer base due to significant competition in its category, limited product features in comparison with the competition, and its cost structure required pricing higher then many of the competing products. In addition, no proprietary technology was acquired with this acquisition. As a result of a discounted cash flow analysis in December 1998, the Company determined goodwill recorded on the acquisition of Digital Vision should be written down to approximately $127,000. At December 31, 1999, the balance of the goodwill was $95,245. The operations of Digital Vision have been included in the financial statements of the Company since April 1, 1998.

    On July 29, 1998, the Company acquired certain assets and assumed certain liabilities of PC Video Conversion, Inc. ("PC Video"). At the closing, the Company paid PC Video $700,000 in cash and delivered a promissory note in the principal amount of $1,000,000 providing payment of principal and interest at 3.5% over a period of 36 months. The Company computed a discount of $89,915 on the note based on its incremental borrowing rate. In addition, the Company issued 122,796 shares of common stock as a result of the acquisition, which were valued at $350,000 and the Company agreed to register the shares under the Securities Act of 1933. The Company also assumed $80,367 of liabilities in connection with this acquisition. The acquisition was accounted for as a purchase and resulted in goodwill of approximately $1,657,000.

    The Company paid Union Atlantic, LC $155,652 for marketing consulting services rendered, agency services and standard business expenses in connection with the purchase of PC Video. A Director of the Company is a partner of Union Atlantic, LC.

    In December 1998, as a result of its evaluation of the impairment of intangible assets related to this acquisition, the Company wrote-off a portion of the goodwill in the amount of approximately $1,441,000 resulting in a December 31, 1998 balance of approximately $195,000. The evaluation considered a limited distribution network, limited product features in comparison with the competition, and the lack of proprietary technology. At December 31, 1999, the balance of

                            Focus Enhancements, Inc.
            Notes To Consolidated Financial Statements - (Continued)

goodwill was $162,765. However, after an evaluation of the technical engineering resources and product vision, management of the Company restructured the PC Video business into a professional products research and development center and began to consolidate its remaining operating activities into its corporate office. This restructuring resulted in approximately $70,000 in one- time charges in 1998.

12.  Segment Information

    The Company operates in one business segment: the development, manufacturing, marketing and sale of computer enhancement devices for personal computers and televisions. Sales to a major television manufacturer in 1998 totaled approximately $2,646,000 or 14% of the Company's revenues. Sales to a major distributor in 1999 represented approximately $4,318,000 or 25% of the Company's revenues as compared to approximately $5,686,000, or 31% of revenues for 1998.

    Sales outside North America for the year ended December 31, 1999 were approximately $704,000, principally to Europe ($396,000) and Asia ($308,000). Sales outside North America for the year ended December 31, 1998 were approximately $951,000, principally to Europe ($604,000) and Asia ($347,000).

13.  Employee Benefit Plan

    Effective July 1, 1998, the Company implemented a Section 401(k) Profit Sharing Plan (the "401(k) Plan") for all eligible employees. The Company may make discretionary contributions to the 401(k) Plan. Employees are permitted to make elective deferrals of up to 15% of employee compensation and employee contributions to the 401(k) Plan are fully vested at all times. Company contributions become vested over a period of five years. The Company has made no contributions to the 401(k) Plan as of December 31, 1999.

14.  Related Party Transactions

    In connection with the Company's  private  placement  transactions (see Note
9), the Company paid placement fees of $66,000 to Union Atlantic, LC. In addition, the Company paid consulting fees and expenses to Union Atlantic, LC amounting to $46,226 in 1999. A Director of the Company is a partner in Union Atlantic, LC.

                            FOCUS ENHANCEMENTS, INC.
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
                               SEPTEMBER 30, 2000

                  ASSETS                                           September 30
                                                                       2000
                                                                       ----
Current Assets:
   Cash and cash equivalents                                       $  1,285,610
   Certificate of deposit                                             1,280,635
   Accounts receivable, net of allowances of $417,860 and             2,801,828
     $1,402,176 at September 30, 2000 and December 31, 1999,
     respectively
   Inventories                                                        1,983,662
   Prepaid expenses and other current assets                            340,474
                                                                   ------------

     Total current assets                                             7,692,209

Property and equipment  , net                                           781,342
   Capitalized software development costs                             3,147,890
   Other assets, net                                                    293,980
   Goodwill, net                                                        483,944
                                                                   ------------

     Total assets                                                  $ 12,399,365
                                                                   ============

                  LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Notes payable                                                   $       --
   Obligations under capital leases                                      46,337
   Current portion of long-term debt                                    317,367
   Accounts payable                                                   2,767,497
   Accrued liabilities                                                  463,136
   Accrued legal judgement expense                                    2,147,722
                                                                   ------------

     Total current liabilities                                        5,742,059

   Obligations under capital leases                                     190,469
     Long-term debt, net of current portion                              63,560
                                                                   ------------

     Total liabilities                                                5,996,088
                                                                   ------------

Stockholders' equity
   Preferred stock, $.01 par value; 3,000,000 shares
     authorized; none issued                                               --
   Common stock, $.01 par value; 30,000,000 shares
     authorized, 26,350,203 and 24,504,203 shares issued at
     September 30, 2000 and December 31, 1999, respectively
                                                                        263,502
   Additional paid-in capital                                        48,726,937
   Accumulated deficit                                              (41,887,032)
   Treasury stock at cost, 450,000 shares                              (700,130)
                                                                   ------------

     Total stockholders' equity                                       6,403,277
                                                                   ------------

     Total liabilities and stockholders' equity                    $ 12,399,365
                                                                   ============


      See accompanying notes to Unaudited Consolidated Financial Statements

                            FOCUS ENHANCEMENTS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                   Three Months Ended
                                          September 30, 2000 September 30, 1999
                                          ------------------ ------------------

Net Sales                                   $  4,116,181       $  2,998,031
Licensing fees                                      --              200,000
                                            ------------       ------------

Net revenues                                $  4,116,180       $  3,198,031

Cost of goods sold                             2,714,705          1,257,490
                                            ------------       ------------

   Gross profit                                1,401,476          1,940,541
                                            ------------       ------------

Operating expenses:
   Sales, marketing and support                  760,721            886,620
   General and administrative                    523,779            387,942
   Research and development                      212,757            305,762
   Depreciation and amortization expense         282,753            144,638
                                            ------------       ------------

     Total operating expenses                  1,780,010          1,724,962
                                            ------------       ------------

   (Loss) Income from operations                (378,534)           215,579

Interest expense, net                             (3,628)          (156,890)
Other income, net                                 13,038             82,670
Legal judgement Expense (CRA)                 (2,147,722)              --
                                            ------------       ------------

(Loss) Income before income taxes             (2,516,846)      $    141,359
                                            ------------       ------------

Income tax expense                                  --                 --
                                            ------------       ------------

Net (Loss) Income                           $ (2,516,846)      $    141,359
                                            ============       ============

Net (Loss) Income per common share Basic
   Basic                                    $      (0.10)      $       0.01
                                            ============       ============
   Diluted                                  $      (0.10)      $       0.01
                                            ============       ============

Weighted average common shares outstanding
   Basic                                      25,863,036         19,061,111
                                            ============       ============
   Diluted                                    25,863,036         19,389,684
                                            ============       ============

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                            FOCUS ENHANCEMENTS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                     Nine Months Ended
                                           September 30, 2000 September 30, 1999
                                           ------------------ ------------------

Net Sales                                      $ 12,130,425     $ 12,142,413
Licensing fees                                         --            200,000
                                               ------------     ------------

Net revenues                                   $ 12,130,425     $ 12,342,413

Cost of goods sold                                8,379,290        6,322,656
                                               ------------     ------------

   Gross profit                                   3,751,135        6,019,757
                                               ------------     ------------

Operating expenses:
   Sales, marketing and support                   2,747,566        2,907,104
   General and administrative                     2,377,417        1,169,112
   Research and development                         757,943        1,068,568
   Depreciation and amortization expense            733,426          417,864
   Restructuring expense                            202,252             --
                                               ------------     ------------

     Total operating expenses                     6,818,604        5,562,648
                                               ------------     ------------

   (Loss) Income from operations                 (3,067,469)         457,109

Interest expense, net                               (57,706)        (323,751)
Other income, net                                    66,649          165,683
Legal judgement Expense (CRA)                    (2,147,722)            --
                                               ------------     ------------

(Loss) Income before income taxes                (5,206,248)    $    299,041
                                               ------------     ------------

Income tax expense                                   (2,146)            --
                                               ------------     ------------

Net (Loss) Income                              $ (5,208,394)    $    299,041
                                               ============     ============

Net (Loss) Income per common share Basic
   Basic                                       $      (0.21)    $       0.02
                                               ============     ============
   Diluted                                     $      (0.21)    $       0.02
                                               ============     ============

Weighted average common shares outstanding
   Basic                                         25,003,382       18,210,783
                                               ============     ============
   Diluted                                       25,003,382       18,673,763
                                               ============     ============


               The accompanying notes are an integral part of the
                       consolidated financial statements.

                            FOCUS ENHANCEMENTS, INC.
                         STATEMENTS OF CHANGES IN EQUITY
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                                   (UNAUDITED)
                                                                                                                        Total
                                           Common Stock            Additional       Accumulated     Treasury         Stockholders
                                          Shares Amount          Paid-in Capital      Deficit        Stock              Equity
                                          -------------          ---------------      -------        -----              ------
Balance at December 31, 1999         24,504,203      $245,042       $46,340,891    $(36,678,638)     $(700,130)         $9,207,165

Issuance of common stock upon
exercise of stock options and           446,000
warrants                                                4,460         1,116,046                                          1,120,506

Issuance of common stock
   from private offerings, net of     1,400,000
   issuance cost of $216,000                           14,000         1,270,000                                          1,284,000

Net loss                                                                             (5,208,394)                        (5,208,394)
                                     ----------      --------       -----------    ------------      ---------          ----------

Balance at September 30, 2000        26,350,203      $263,502       $48,726,937    $(41,887,032)     $(700,130)         $6,403,277
                                    ===========      ========       ===========    =============     ==========         ==========

            See accompanying notes to Unaudited Financial Statements

                            FOCUS ENHANCEMENTS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                                                                                        Nine Months Ended
                                                                             September 30, 2000     September 30, 1999
                                                                             ------------------     ------------------
Cash flows from operating activities:
   Net Loss                                                                     $(5,208,394)           $   299,041

Adjustments to reconcile net income to net cash used in operating activities:
   Depreciation and amortization                                                    733,426                417,864
   Deferred Income                                                                        0                (84,212)
   Amortization of discount on note payable                                           5,563                  5,563
   Increase in accrued interest on notes receivable, common stock
                                                                                          0                (10,547)
   Changes  in  operating  assets  and  liabilities, net of the effects of acquisition:
     (Increase) decrease in accounts receivable                                     111,177               (957,528)
     Decrease in securities available for sale                                         --                  248,983
     Decrease (increase) in inventories                                           1,605,040              2,433,675
     Decrease (increase) in prepaid expenses and other assets                    (1,132,034)            (1,356,551)
     (Decrease) increase in accounts payable                                       (551,530)              (254,510)
     (Decrease) increase in accrued liabilities                                   2,092,132             (1,416,474
                                                                                -----------            -----------

   Net cash used (Provided) in operating activities                              (2,305,183)              (674,696)
                                                                                -----------            -----------

Cash flows from investing activities:
   Decrease (increase) in certificates of deposit                                  (746,544)               113,067
   Purchase of property and equipment                                              (405,851)              (484,026)
                                                                                -----------            -----------

   Net cash used in investing activities                                         (1,152,395)              (370,959)
                                                                                -----------            -----------

Cash flows from financing activities:
   Payments on notes payable                                                     (1,100,517)            (1,447,057)
   Payments under capital lease obligations                                        (252,318)               (73,963)
   Payments on long-term debt                                                          --                 (209,733)
   Net proceeds from accounts receivable factoring                                     --                  451,730
   Net proceeds from private offerings of common stock                            1,284,000              1,784,588
   Net proceeds from exercise of common stock options and warrants
                                                                                  1,120,506                163,756
                                                                                -----------            -----------

   Net cash provided by financing activities                                      1,051,672                669,321
                                                                                -----------            -----------

   Net increase in cash and cash equivalents                                     (2,450,907)              (376,334)

   Cash and cash equivalents at beginning of period                               3,736,517              1,128,380
                                                                                -----------            -----------

   Cash and cash equivalents at end of period                                   $ 1,285,610            $   752,046
                                                                                ===========            ===========

   Supplemental Cash Flow Information:
     Interest paid                                                              $    54,078            $   364,091
     Income taxes paid                                                                 --                     --


                            FOCUS ENHANCEMENTS, INC.
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1.       BASIS OF PRESENTATION

         The consolidated financial statements of FOCUS Enhancements, Inc. ("the Company") as of September 30, 2000 and for the three and nine-month periods ended September 30, 2000 and 1999 are unaudited and should be read in conjunction with the consolidated financial statements and notes thereto for the year ended December 31, 1999 included in the Company's Annual Report on Form 10-KSB/A for the year ended December 31, 1999.

         In the opinion of management, the consolidated financial statements include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results of the interim periods. The results of operations for the three and nine month periods ended September 30, 2000 are not necessarily indicative of the results that may be expected for any future period.

         The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary PC Video Conversion, Inc. The companies other subsidiaries, Lapis Technologies, Inc., T-View, Inc and Focus Enhancements, B.V. (Netherlands corporation) became inactive or were merged into Focus in 1999. All intercompany accounts and transactions have been eliminated upon consolidation.

2.       RESTATEMENT

         Historically, the company provided a gross margin reserve for estimated sales returns each quarter. In connection with its review of the impact of SAB 101, the Company found that certain transactions that were recorded as sales in the second and third quarters of 1999 should not have been recorded as sales. As a result, the company has restated the financial statements of the aforementioned quarters to correct the amount of revenue previously reported in those quarters. This was announced in the June 30,2000 10QSB filed August 21,2000.

         As indicated above, the Company has provided gross margin reserves for estimated sales returns and the Company believes that such estimated reserves were adequate to cover the gross margins on the restated sales and other sales returns. Accordingly, the restatement of the financial statements for the second and third quarters of 1999 did not have any impact on the previously reported net income of those quarters.

         In addition,  in its quarterly financial  statements for the year 2000, the Company is  providing a reserve for  estimated  sales  returns  based on the estimated  sales value of the sales returns rather than a gross margin  reserve.
to be consistent with the quarterly  financial  statement  presentation in 2000.
The items in the financial  statements  that are affected by the restatement are as follows:
                                                                   (In Thousands)
                                     6/30/99                                     9/30/99
                                    Previously             6/30/99              Previously             9/30/99
                                     Reported           As Restated             Reported             As Restated
INCOME STATEMENT
------------------------------ --------------------- --------------------- --------------------- ---------------------
  Revenue                      $          4,440      $          4,077      $          4,106      $          3,198
  Cost of Goods Sold                      2,491                 2,128                 2,165                 1,257
  Net Income                                 55                    55                   141                   141

BALANCE SHEET
------------------------------ --------------------- --------------------- --------------------- ---------------------

  Accounts Receivable          $          3,513      $          3,296      $          3,511      $          2,996
  Inventory                               4,406                 4,662                 3,515                 4,030
  Current Assets                          8,359                 8,359                 8,325                 8,325


The Company is in the process of amending the Form 10QSB for each of these quarters to reflect this restatement

                            FOCUS ENHANCEMENTS, INC.
       NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)



3.       NET INCOME PER SHARE

         In February 1997, FASB issued SFAS No. 128, "Earnings per Share" which requires earnings per share to be calculated on a basic and dilutive basis. Basic earnings per share represents income available to common stock divided by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed conversion. Potential common shares that may be issued by the Company relate solely to outstanding stock options and warrants, and are determined using the treasury stock method. The assumed conversion of outstanding dilutive stock options and warrants would increase the shares outstanding but would not require an adjustment to income as a result of the conversion. For the nine months ended September 30, 2000 and 1999, options and warrants applicable to 2,054,069 shares and 4,261,221 shares, respectively were anti-dilutive and excluded from the diluted earnings per share computation.

4.       INCOME TAXES

                  The Company has utilized its net operating loss carryforwards in estimating its provision for income taxes in the nine-month period ended September 30, 2000 and 1999.

5.       INVENTORIES

         Inventories consist of the following:

                                                              September 30, 2000
                                                              ------------------
         Finished goods                                            $782,850
         Work In Process                                             19,067
         Raw Materials                                            1,181,745
                                                                 ----------
                                                                 $1,983,662
                                                                 ==========


6.       LONG TERM DEBT

         On July 29, 1998, the Company issued a $1,000,000 note payable to a related party in conjunction with the acquisition of PC Video providing for the payment of principal and interest at 3.5 % over a period of 36 months. The Company computed a discount of $89,915 on this note based on its incremental borrowing rate. Maturities of long-term debt at September 30, 2000 are as follows:

                  Year Ended 12/31/00                       $        317,367
                  Year Ended 12/31/01                                 63,560
                                                            ----------------
                       Total                                $        380,927
                                                            ================


         On July 28, 2000, the Company entered into a Separation Agreement with Steve Wood. Mr. Wood was the Vice President of Pro AV engineering, former sole shareholder of PC Video Conversion, Inc., and leader of the Company's Morgan Hill facility. On June 15, 2000, the Company closed the Morgan Hill facility. On July 28, 1998, the Company purchased from PC Video Conversion, Inc., selected assets and liabilities and, in return, issued a promissory note and entered an employment agreement with Mr. Wood. As part of the Separation agreement which terminated Mr. Wood's employment agreement, Mr. Wood remained a consultant until an upgrade to one of the Companies Pro AV products is completed. In return, Mr. Wood received a right to convert the promissory note into common stock of the Company. Under terms of the Agreement, the election must be made within five days following the shareholder meeting at which time the outstanding balance would be converted at a price of ninety-three percent (93%) of the average closing price of the Company common stock on the five trading days prior to the conversion date, up to a maximum of 500,000 shares of common stock.

                            FOCUS ENHANCEMENTS, INC.
       NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)


7.       COMMON STOCK TRANSACTIONS

         On January 18, 2000, the Company received gross proceeds of $990,000 from the issuance of 330,000 shares of common stock resulting from the exercise of common stock warrants issued pursuant to a private placement with an unaffiliated investor.

         On February 22, 1999, the Company issued warrants to purchase 30,000 shares of common stock as partial compensation to an unaffiliated investor relations firm. The warrants are exercisable until February 22, 2002 at an exercise price of $1.063 per share. These warrants were exercised on February 23, 2000 (15,000 shares) and March 2, 2000 (15,000 shares).

         On May 1, 2000, the Board of Directors approved by unanimous written consent, an increase in the authorized shares of common stock to 43,000,000 shares.

         On May 1, 2000, the Board of Directors approved by unanimous written consent, the establishment of the 2000 Non-Qualified Stock Option Plan, subject to stockholder approval. In addition, the Board authorized 3,000,000 shares to be reserved for the 2000 Plan. On May 5, 2000, the Company granted 2,473,375 Stock Options under the 2000 Plan.

         On June  9,  2000,  the  Company  entered  into a  financing  agreement resulting in $1,500,000 in gross proceeds from the sale of 1,400,000 shares of common stock and the issuance of a warrant to purchase an additional 140,000 shares of common stock in a private placement, to an unaffiliated accredited investor. The warrant is exercisable until June 30, 2005 at a per-share exercise price of $1.625. In addition, Union Atlantic Capital, L.C. received a warrant to purchase 45,000 shares of common stock as compensation for brokering the private placement. The warrant is exercisable until June 30, 2005 at a per-share exercise price of $1.625. The Company intends to file a registration statement under the Securities Act of 1933 for the shares issued in connection with this transaction and for those to be issued upon exercise of the warrants. The Company received proceeds from this transaction on June 9, 2000. The fees and expenses associated with this offering was $216,000 yielding net proceeds of $1,284,000.

         During the quarter ended June 30, 2000, the Company issued at various times, 11,667 shares of common stock resulting from other exercises of options and warrants, receiving cash of approximately $12,700. Additional Paid-in Capital of 1,282,584 ($1,270,000 for the private placement and $12,584 from the exercise of stock options and warrants) for the quarter is net of $216,000 of related placement fees and legal expenses.

         On July 28, 2000, the Company entered into an equity line of credit agreement with Euston Investments Holdings Limited, a British Virgin Islands Corporation, for the future issuance and purchase of shares of our common stock. The equity line of credit agreement establishes what is sometimes termed an equity drawdown facility.

         In general, the investor, Euston Investments, has committed to purchase up to 4,000,000 shares of our common stock at a discount to the market price over a 24 month period, as requested by us. The number of shares issued to Euston Investments in return for that money is determined by dividing the contracted price per share into the amount of money requested by the Company. The per share dollar amount Euston Investments is 10% less than the average closing bid price of our common stock during a valuation period. A "valuation period" is defined as the period of fifteen trading days beginning seven trading days immediately before the Trading Day on which a drawdown is requested and ending seven trading days immediately after such date. We will receive the amount of the drawdown less an escrow agent fee of $750 and 7% placement fee payable to the placement agent, Union Atlantic Capital, L.C., which introduced Euston Investments to the Company. We are under no obligation to request a draw for any period. In lieu of providing Euston Investments with a minimum aggregate drawdown commitment, we have issued to Euston Investments a stock purchase warrant to purchase 250,000 shares of our common stock with an exercise price of $1.625. The warrant expires June 12, 2005.

         During the quarter ended September 30, 2000, the Company issued at various times, 42,332 shares of common stock resulting from exercises of options and warrants, receiving cash of approximately $423, and additional Paid-in Capital of $51,222.

                            FOCUS ENHANCEMENTS, INC.
       NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

         For the nine month period ended September 30, 2000, the Company issued at various times, 446,000 shares of common stock resulting from exercises of options and warrants, receiving cash of approximately $1,120,507. Additional Paid-in Capital of 2,386,047($1,270,000 for the private placement and $1,116,047 from the exercise of stock options and warrants) for this period is net of $245,440 of related legal expenses.

8.       SEPARATION AGREEMENTS AND CONSULTING AGREEMENTS

         On September 6, 2000, Mr. Chris Ricci resigned from his position as Senior Vice President, General Counsel and Secretary. Mr. Ricci's employment agreement was terminated on that date and replaced with a new agreement providing for his employment by Focus as a part-time consultant terminating April 30, 2001, unless sooner terminated by both parties. The part-time consulting agreement provides that Mr. Ricci shall continue to hold all of the stock options previously granted to him and requires the acceleration of vesting of all options held by Mr. Ricci so as to be immediately exercisable if Mr. Ricci is terminated without cause during the term of the contract.

9.       LITIGATION

         Focus has been named as a defendant in an alleged class action alleging violation of federal securities laws. The lawsuits allege that Focus and its Chairman and certain other present and former officers violated federal securities laws in connection with a number of allegedly false or misleading statements and seek certification as class actions on behalf of persons alleged to have purchased stock from July 17, 1997 to February 19, 1999 or between November 15, 1999 to March 1, 2000, respectively. Focus believes that it has consistently complied with the federal securities laws, and does not believe at this time that this litigation will result in a material adverse effect on its financial condition. Nonetheless, the management time and resources that could be required to respond effectively to such claims and to defend Focus vigorously in such litigation could adversely impact our management's administrative capabilities.

         In 1996 CRA Systems, Inc., a Texas corporation, and Focus entered into an agreement, the terms and nature of which were subsequently disputed by the parties. Focus contended that the transaction was simply a sale of inventory for which Focus was never paid. CRA contended otherwise. CRA brought suit against Focus for breach of contract contending that Focus grossly exaggerated the demand for the product and the margin of profit that was available to CRA regarding this project. CRA sought to recover out-of-pocket losses exceeding $100,000 and lost profits of $400,000 to $1,000,000. A jury trial in May 2000 in federal district court in Waco, Texas, resulted in a verdict in favor of CRA for $848,000 actual damages and $1,000,000 punitive damages. On October 10, 2000, the court rendered a judgment in favor of CRA for actual damages, punitive damages, attorney's fees, costs and interest, for a total award of approximately $2,000,000. In connection with this judgment, we recorded an expense of $2.1 million in the period ended September 30, 2000. The court overruled the motion for new trial that Focus filed, and Focus now intends to pursue an appeal to the United States Court of Appeals for the Fifth Circuit in New Orleans, Louisiana. The court has granted a stay of any enforcement of the judgment pending appeal, based on the posting of a bond in the approximate amount of $2.3 million (being the approximate amount of the judgment plus 10% to cover interest and costs of
CRA).


10.      SUBSEQUENT EVENTS

         On October 26, 2000, in connection with the posting of a bond for the CRA legal judgement, Focus borrowed approximately $2.3 million and issued a secured promissory note in the principal amount of $2.3 million in favor of Carl Berg, a shareholder and director of Videonics. In the event the Focus/Videonics previously announced merger is not completed, the promissory note can be called and become payable in full upon 90-days notice from Mr. Berg, at his sole discretion. The promissory note is secured by a security agreement in favor of Mr. Berg granting him a security interest in first priory over substantially all of the assets of Focus. In the event that the merger is not completed, there is no assurance that Mr. Berg will not seek repayment of the promissory note.

                        Report of Independent Accountants

To the Board of Directors and Shareholders of Videonics, Inc.:

    In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of shareholder's equity and of cash flows present fairly, in all material respects, the financial position of Videonics, Inc. and its subsidiaries at December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose,  California
January 28, 2000, except for Note 13,
as to which the date is January 30, 2001

                                 Videonics, Inc.
                           Consolidated Balance Sheets
                           December 31, 1999 and 1998
                                 (in thousands)
                                                                                     1999       1998
                                                                                     ----       ----
Assets
Current assets:
   Cash and cash equivalents.................................................     $     715  $     837
   Accounts receivable, net..................................................           886        852
   Inventories...............................................................         3,785      5,830
   Prepaids and other current assets.........................................           145        122
                                                                                  ---------  ---------
     Total current assets....................................................         5,531      7,641
Property and equipment, net..................................................           513      1,507
Other assets.................................................................            45         16
                                                                                  ---------  ---------
     Total assets............................................................     $   6,089  $   9,164
                                                                                  ---------  ---------
Liabilities and Shareholders' Equity
Current liabilities:
   Loan payable to shareholder...............................................     $      --  $   1,000
   Accounts payable..........................................................           974        947
   Accrued expenses..........................................................           734      1,290
                                                                                  ---------  ---------
     Total current liabilities...............................................         1,708      3,237
                                                                                  ---------  ---------
Long term liabilities
   Loan payable to shareholder...............................................         1,035         --
                                                                                  ---------  ---------
     Total liabilities.......................................................         2,743      3,237
                                                                                  ---------  ---------
Commitments and contingencies (Note 6) Shareholders' equity:
   Preferred stock, no par value: Authorized: 10,000 shares in 1999 and 1998;
    Issued and outstanding: None.............................................            --         --
   Common stock, no par value: Authorized: 30,000 shares in 1999 and 1998;
    Issued and outstanding: 5,874 shares in 1999 and 5,858 shares in 1998....        20,700     20,647
   Accumulated deficit.......................................................       (17,354)   (14,720)
                                                                                  ---------  ---------
     Total shareholders' equity..............................................         3,346      5,927
                                                                                  ---------  ---------
        Total liabilities and shareholders' equity...........................     $   6,089  $   9,164
                                                                                  ---------  ---------

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                 Videonics, Inc.
                      Consolidated Statements of Operations
                      (in thousands, except per share data)
                                                               Year Ended December 31,
                                                               -----------------------
                                                       1999            1998            1997
                                                     --------        --------        ---------
Net revenues and other income.................       $ 14,226        $ 19,672        $  19,955
Cost of revenues..............................          8,815          13,588           13,900
                                                     --------        --------        ---------
   Gross profit...............................          5,411           6,084            6,055
                                                     --------        --------        ---------
Operating expenses:
   Research and development...................          2,879           4,798            6,951
   Selling and marketing......................          3,875           6,593            8,041
   General and administrative.................          1,219           1,415            1,779
   Amortization of intangible assets..........             --              --              393
   Write-off of intangible assets.............             --              --            1,875
                                                     --------        --------        ---------
                                                        7,973          12,806           19,039
                                                     --------        --------        ---------
Operating loss:...............................         (2,562)         (6,722)         (12,984)
Interest (expense) income, net................            (72)            (21)             261
                                                     --------        --------        ---------
Loss before income taxes......................         (2,634)         (6,743)         (12,723)
Provision for (benefit from) income taxes.....             --             (30)             718
                                                     --------        --------        ---------
Net loss......................................       $ (2,634)       $ (6,713)       $ (13,441)
                                                     --------        --------        ---------
Net loss per share--basic and diluted.........       $   (.45)       $  (1.15)       $   (2.34)
                                                     --------        --------        ---------
Shares used in per share calculation--basic...          5,866           5,833            5,744
                                                     --------        --------        ---------
Shares used in per share calculation--diluted.          5,866           5,833            5,744
                                                     --------        --------        ---------

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                 Videonics, Inc.
                 Consolidated Statements of Shareholders' Equity
        For Each of the Three Years in the Period Ended December 31, 1999
                      (in thousands, except per share data)

                                                                                           Retained
                                                                    Common Stock           Earnings
                                                             --------------------------  (Accumulated   Shareholders'
                                                                Shares        Amount       Deficit)         Equity
                                                                 -----        -------     --------        --------
Balances, December 31, 1996.............................         5,705        $20,297     $  5,434        $ 25,731
Issuance of common stock from exercise of options.......            80            154           --             154
Amortization of deferred compensation...................            --             36           --              36
Tax benefit from exercise of nonqualified stock options.            --            126           --             126
Net loss................................................            --             --      (13,441)        (13,441)
                                                                 -----        -------     --------        --------
Balances, December 31, 1997.............................         5,785         20,613       (8,007)         12,606
Issuance of common stock from exercise of options.......            73             34           --              34
Net loss................................................            --             --       (6,713)         (6,713)
                                                                 -----        -------     --------        --------
Balances, December 31, 1998.............................         5,858         20,647      (14,720)          5,927
Issuance of common stock from exercise of options.......            16              8           --               8
Issuance of warrants in payment of loan fees............            --             45           --              45
Net loss................................................            --             --       (2,634)         (2,634)
                                                                 -----        -------     --------        --------
Balances, December 31, 1999.............................         5,874        $20,700     $(17,354)       $  3,346
                                                                 -----        -------     --------        --------

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                 Videonics, Inc.
                      Consolidated Statements of Cash Flows
                                 (in thousands)
                                                                        Year Ended December 31,
                                                                        -----------------------
                                                                    1999            1998            1997
                                                               --------------  --------------  ---------
Cash flows from operating activities:
 Net loss..................................................        $(2,634)        $(6,713)       $(13,441)
 Adjustments to reconcile net loss to net cash
   used in operating activities:
   Loss on disposal of property and equipment..............              7               5              76
   Loss on sale of Nova Systems............................             48              --              --
   Loss on sale of German Subsidiary.......................             65              --              --
   Depreciation and amortization...........................          1,025           1,304           1,563
   Provision for doubtful accounts.........................             --              25             375
   Provision for excess and obsolete inventories...........            733           1,661           1,641
   Deferred income taxes...................................             --              --           1,299
   Write-off of intangible assets..........................             --              --           1,875
   Change in assets and liabilities:
    Accounts receivable....................................            (71)            414           1,740
    Inventories............................................          1,203           2,447          (2,270)
    Prepaid income taxes...................................             --             550             670
    Prepaid and other current assets.......................             46              97             274
    Other..................................................            (29)            250            (252)
    Accounts payable.......................................             35            (495)            352
    Accrued expenses.......................................           (507)           (356)            509
                                                                   -------         -------        --------
     Net cash used in operating activities.................            (79)           (811)         (5,589)
                                                                   -------         -------        --------
Cash flows from investing activities:
 Purchases of property and equipment.......................           (120)           (378)         (1,611)
 Proceeds from disposition of Nova Systems.................             52              --              --
 Proceeds from sale of marketable securities...............             --              --           1,500
                                                                   -------         -------        --------
     Net cash used in investing activities.................            (68)           (378)           (111)
                                                                   -------         -------        --------
Cash flows from financing activities:
 Proceeds from issuance of loans payable to shareholder....             18           1,019              --
 Repayment of notes payable................................             --             (19)             --
 Proceeds from issuance of common stock....................              7              34             154
                                                                   -------         -------        --------
     Net cash provided by financing activities.............             25           1,034             154
                                                                   -------         -------        --------
Decrease in cash and cash equivalents......................           (122)           (155)         (5,546)
Cash and cash equivalents at beginning of year.............            837             992           6,538
                                                                   -------         -------        --------
Cash and cash equivalents at end of year...................        $   715         $   837        $    992
                                                                   -------         -------        --------
Supplemental disclosure of cash flow information:
 Cash paid during the period for:
   Interest................................................        $     3         $    43        $     --
   Income taxes............................................        $    --         $     2        $      5
Supplement schedule of non-cash financing activities:
 Tax benefit from exercise of nonqualified stock options...        $    --         $    --        $    126

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                 Videonics, Inc.
                   Notes To Consolidated Financial Statements

1. Business

    Videonics, Inc. (the "Company") was incorporated on July 3, 1986. The Company is a designer of digital video post-production equipment. The Company's products are used by videographers, business, industry, education and videophiles; they are also used in the broadcast, cable, video presentation and video conferencing markets. The Company manufactures stand-alone and personal-computer based hardware and software products that edit and mix raw video footage, add special effects and titles, and process audio and video signals.

2. Summary of Significant Accounting Policies

    Basis of preparation

    The Company has incurred losses and negative cash flows from operations in each of the three years in the period ended December 31, 1999 and is dependent upon support from a substantial shareholder and upon generating sufficient revenues from existing and soon to be released products in order to fund operations. Management has taken steps to reduce costs, and in that regard sold its Nova Systems division on January 29, 1999 and its German subsidiary on September 29, 1999 which had incurred losses for each of the two years in the period ended December 31, 1998. The Company is assessing its product lines to identify how to enhance existing or create new distribution channels. During 2000, the Company is developing and expects to release more than two new products. Management expects that the cost reductions together with revenue generated from these products will be sufficient to meet the Company's obligations as they become due. In the event that such cost reduction and revenue from new products are not sufficient to meet the Company's obligations, the Company may need to seek additional financing. There can be no assurance that such additional financing will be available or will be available on terms acceptable to the Company which, as a result, may have an adverse effect on the Company.

    Principles of consolidation

    The consolidated financial statements include the accounts for Videonics, Inc. and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

    Use of estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Revenue recognition

    The Company recognized revenues from gross sales, upon shipment of product, provided all significant obligations have been met. A provision is made to estimate customer returns and estimated warranty repair/replacement costs at the time a sale is recorded.

    Research and development expenditures

    Research and development expenditures are charged to operations as incurred.

    Advertising

    The Company expenses the production costs of advertising as the expenses are incurred. The production costs of advertising consist primarily of magazine advertisements, agency fees and other direct production costs. Advertising expense for the period ended December 31, 1999, 1998, and 1997 was $232,000, $721,000, and $1,412,000, respectively.

                                 Videonics, Inc.
            Notes To Consolidated Financial Statements - (Continued)


    Income taxes

    The Company accounts for income taxes under the liability method. Under the liability method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company is required to adjust its deferred tax liabilities in the period when tax rates or the provisions of the income tax laws change. Valuations allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

    Cash and equivalents

    Cash  equivalents   consist  of  highly  liquid  investments  with  original
maturities at time of purchase of three months or less.

    Inventories

    Inventories are stated at the lower of standard cost (which approximates actual cost on a first-in, first-out basis) or net realizable value.

    Property and equipment

    Property and equipment are stated at cost and depreciated on a straight-line basis over the estimated useful lives of the assets ranging from two to five years. Leasehold improvements are amortized on a straight-line basis over the lesser of the term of the lease or the estimated useful life of the asset.

    Comprehensive income

    There were no differences between net income (loss) for each of the three years ended in the period to December 31, 1999, and the comprehensive income
(loss) for those periods.

    Concentrations of credit risk

    Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents and trade accounts receivable.

    The Company maintains its cash and cash equivalents with financial institutions located in California and in high grade commercial paper with original maturities of less than three months. As part of its cash management process, the Company performs periodic evaluations of the relative credit standing of these financial institutions.

    The Company's customer base is dispersed across many different geographic areas throughout the world and consists principally of distributors and dealers in the electronics industry. The Company performs ongoing credit evaluations of its customers and maintains an allowance for potential credit losses. The Company generally receives confirmed letters of credit or cash in advance of shipping to distributors located outside North America.

    Stock based compensation

    The Company accounts for stock based compensation using the intrinsic value method prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation."

    Net income (loss) per share

    The Company calculates earnings per share in accordance with Financial Accounting Standards No. 128 ("SFAS

                                 Videonics, Inc.
            Notes To Consolidated Financial Statements - (Continued)


128"), "Earnings Per Share". Basic net income (loss) per share is calculated by dividing income (loss) available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted net income (loss) per share is calculated by dividing net income (loss) available to common shareholders by the weighted average number of common and dilutive common equivalent shares outstanding during the period. Dilutive common equivalent shares consist of common stock issuable upon the exercise of stock options.

    Fair value of financial instruments

    Carrying amounts of certain of the Company's financial instruments including cash and cash equivalents, accounts receivable, payable and other accrued liabilities approximate fair value due to their short maturities. Estimated fair values for marketable securities, which are separately disclosed elsewhere are based on quoted market prices of similar instruments.

    Recent accounting pronouncements

    In June 1998, the FASB issued SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" which establishes accounting and reporting standards for derivative instruments and hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. Management has evaluated the effects of this standard and believes there will be no material impact on the Company's financial position or results of operations. The Company will adopt SFAS 133 as required for its first quarterly filing of the year 2000.

3. Disposal of subsidiary and business

    Sale of Nova Systems

    On January 29, 1999, the Company completed the sale of certain assets and the assumption of certain liabilities related to its sale of Nova Systems Division ("Nova") to a privately held company in Massachusetts. For the year ended December 31, 1998, Nova recorded revenues of $1.9 million and a loss from operations of $248,000. For the year ended December 31, 1997, Nova recorded revenues of $2.8 million and a loss from operations of $1.4 million, which included a write-off of $700,000 of non-performing assets. Additionally in 1997, the Company wrote off $1.9 million of intangibles related to Nova. The sale of Nova may provide the Company with net revenues from royalties of up to a maximum of approximately $450,000, contingent upon future sales of Nova products by the acquiring company. Royalties will be paid, to the extent due, by the acquiring company on a monthly basis from March 1999 until receipt of approximately $450,000. The sale of Nova resulted in a $48,000 loss to Videonics. As of December 31, 1999, royalties of $207,000 have been received.

    Sale of the German subsidiary

    On September 29, 1999, the Company sold its wholly owned subsidiary in Germany. The Company's German office was primarily a sales office. Revenue, net loss and assets employed by the Company's foreign subsidiary were not material to the consolidated financial statements. The Company recorded a loss of $65,000 in connection with the sale.

4. Balance Sheet Detail

    Accounts receivable comprise (in thousands):

                                                   December 31,
                                                   ------------
                                                 1999        1998
                                                 ----        ----
Trade accounts receivable................       $ 1,016     $  998
Less allowance for doubtful accounts.....          (130)      (146)
                                                -------     ------
                                                $   886     $  852
                                                -------     ------

                                 Videonics, Inc.
            Notes To Consolidated Financial Statements - (Continued)



    Inventories comprise (in thousands):

                                                   December 31,
                                                   ------------
                                                 1999        1998
                                                 ----        ----
Raw materials............................       $ 3,179     $ 4,381
Work in process..........................           302         375
Finished goods...........................           304       1,074
                                                -------     -------
                                                $ 3,785     $ 5,830
                                                -------     -------

    Property and equipment comprise (in thousands):

                                                            December 31,
                                                            ------------
                                                          1999        1998
                                                          ----        ----
Machinery and equipment...........................       $ 2,909     $ 3,248
Furniture and fixtures............................            74          86
Leasehold improvements............................           175         179
Tooling...........................................         1,071       1,015
                                                         -------     -------
                                                           4,229       4,528
Less accumulated depreciation and amortization .          (3,716)     (3,021)
                                                         -------     -------
                                                         $   513     $ 1,507
                                                         -------     -------

    Accrued expenses comprise (in thousands):

                                            December 31,
                                            ------------
                                           1999       1998
                                           ----       ----
Accrued advertising.................      $  66      $  163
Accrued vacation....................        116         180
Salaries payable....................        166         228
Accrued acquisition reserve.........         29         239
Warranty reserve....................         52          77
Interest payable....................         79          17
Other accrued expenses..............        226         386
                                          -----      ------
                                          $ 734      $1,290
                                          -----      ------

5. Note Payable to Shareholder

    On April 16, 1999, the Company replaced a $1,000,000 unsecured loan bearing interest at 8% per year and due on October 16, 1999, with a new loan in the amount of $1,035,000 bearing interest at a rate of 8% per year and due on January 16, 2001. The new loan is unsecured and from the same director and significant shareholder of the Company as the previous loan. Accrued interest under the new loan is payable at maturity. On March 22, 2000, the April 16, 1999 loan in the amount of $1,035,000 was amended to adjust the maturity date from January 16, 2001 to January 16, 2002.

6. Commitments and Contingencies

    The Company leases a building for its principal facility under an operating lease which expires on July 31, 2002. Under the terms of the lease, the Company is responsible for utilities, taxes, insurance and maintenance. At December 31, 1999, future minimum lease payments under all non-cancelable operating leases were as follows (in thousands):

                             2000........ $ 458,099
                             2001........ $ 435,875
                             2002........ $ 259,875

    Rent expense for the years ended December 31, 1999, 1998, and 1997 amounted to $370,000, $448,000 and $423,000, respectively.

                                 Videonics, Inc.
            Notes To Consolidated Financial Statements - (Continued)

7. Line of Credit

    In August 1999, the Company obtained a $1.0 million asset based line of credit from Venture Banking Group, a division of Cupertino National Bank, secured by the Company's assets. Interest on any advances will be calculated at a rate of 1.5% above prime. Under the terms of the agreement, the Company is required to maintain certain financial ratios and meet other covenants, including those related to net worth, profitability and indebtedness. The maturity date of this revolving facility is August 25, 2001. In connection with this agreement the Company issued 95,000 fully vested warrants to purchase the Company's common stock to the bank, at an exercise price of $0.65. These warrants expire on September 15, 2002. The Company recognized $45,000 (the fair value of the warrants issued using the Black-Scholes model) as prepaid financing costs during the quarter ended September 1999. This amount is being amortized to interest expense over the term of the loan. As of December 31, 1999, the Company had not borrowed from this facility.

8. Income Taxes

    The components of the provision for income taxes are as follows (in thousands):

                                       1999     1998     1997
                                       ----     ----     ----
                   Current:
                   Federal........     $  --   $   --   $ (380)
                   State..........        --      (30)      --
                   Deferred:
                   Federal........        --       --      995
                   State..........        --       --      103
                                       -----   ------   ------
                                       $  --   $  (30)  $  718
                                       -----   ------   ------

    The Company's effective tax rate on loss before income tax differs from the U.S. federal statutory regular tax rate as follows:

                                                   1999      1998       1997
                                                 -------   -------    ------
Federal statutory income tax rate............    (34.0)%   (34.0)%    (34.0)%
State income tax rate, net of federal benefit      0.6      (7.3)      (2.9)
Tax exempt interest..........................       --        --         --
Foreign net operating loss...................      4.1      (5.4)       1.3
Research tax credits.........................     (4.9)     (4.8)      (6.4)
Other........................................      2.2      (3.8)       1.6
Increase in valuation allowance..............     32.0      54.9       46.0
                                                 -----     -----      -----
                                                   --%      (0.4)%      5.6%
                                                 -----     -----      -----

    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets are presented below (in thousands):

                                                1999      1998
                                                ----      ----
Intangible assets......................      $   1,469  $  1,464
Inventory reserves......................           408     1,322
Depreciation............................            45        47
Net operating loss carryforward.........         6,230     4,487
Tax credit carryforward.................         1,636     1,386
Deferred California research............           386       442
Other accrued liabilities and reserves..           226       405
                                             ---------  --------
Subtotal................................        10,400     9,553
Less valuation allowance................       (10,400)   (9,553)
                                             ---------  --------
Net deferred tax asset..................     $      --  $     --
                                             ---------  --------

    At December 31, 1999, the Company has federal and state net operating losses of $17,200,000 and $4,500,000, respectively, which expire in 2019 and 2014, respectively. The Company also has federal and state tax credit carryforwards of $1,100,000 and $690,000, respectively, which expire in 2019.

    In accordance with generally accepted accounting principles, a valuation allowance must be established for a deferred tax asset if its uncertain that a tax benefit may be realized from the asset in the future. The Company has established a valuation allowance to the extent of its deferred tax assets since it is not certain that a benefit can be

                                 Videonics, Inc.
            Notes To Consolidated Financial Statements - (Continued)

realized in the future due to the  Company's  operating  losses.  The  Company's
valuation   allowance   increased  from  $9,553,000  at  December  31,  1998  to
$10,400,000 at December 31, 1999.

9. Net Loss Per Share

    In accordance with the disclosure requirements of SFAS 128, a reconciliation of the  numerator  and  denominator  of basic and diluted net income  (loss) per share is provided as follows (in thousands, except per share amounts):
                                                     1999        1998        1997
                                                   --------    --------   -------
Numerator--basic and diluted
   Net loss....................................    $ (2,634)   $  (6,713) $  (13,441)
                                                   --------    ---------  ----------
   Net loss available to common stockholders...    $ (2,634)   $  (6,713) $  (13,441)
                                                   --------    ---------  ----------
Denominator--basic
   Weighted average common shares..............       5,866        5,833       5,744
                                                   --------    ---------  ----------
   Basic net loss per share outstanding........    $   (.45)   $  (1.15)  $   (2.34)
                                                   --------    --------   ---------
Denominator--diluted
   Denominator--basic..........................       5,866        5,833       5,744
   Effect of dilutive securities:
    Common stock options.......................          --           --          --
                                                   --------    ---------  ----------
Diluted weighted average common shares.........       5,866        5,833       5,744
                                                   --------    ---------  ----------
   Diluted net loss per share..................    $   (.45)   $  (1.15)  $   (2.34)
                                                   --------    --------   ---------

10.  Shareholders' Equity

    At December 31, 1999, the Company has reserved 1,000,000 shares of common stock for issuance under its 1996 Amended Stock Option Plan. In addition, the Company has reserved 900,000 shares of common stock for issuance under its 1987 Stock Option Plan ("1987 Plan"). The 1987 Plan had been set to terminate, in accordance with its terms, on January 1, 1997. Effective May 1997, the Company's Board of Directors authorized the amendment of the 1987 Plan to permit the grant of non-statutory stock options previously granted under the 1987 Plan that have expired or terminated. The Plans provide for the granting of incentive stock options to officers and employees of the Company and non-qualified incentive stock options to employees, officers and directors of the Company at prices not less than the fair market value of the Company's' common stock. Options generally vest over a four year period and are canceled 90 days after termination of employment.

    A summary of stock option activity follows:
                                                                                                        Weighted
                                        Shares                                                           Average
                                       Available   Number of     Number      Exercise                   Exercise
                                       for Grant    Shares      of Shares       Price         Total        Price
                                       --------    ---------    --------      ----------  -----------   --------
Balances, December 31, 1996......       425,340    1,115,179          --      0.33-14.75  $ 7,079,602    $  6.38
 Options granted.................      (929,534)     929,534          --       3.81-5.00    4,536,769       4.88
 Options canceled................       881,362     (881,362)         --       3.81-9.00   (6,987,932)      7.93
 Options exercised...............            --      (80,149)         --       0.33-7.50     (154,128)      1.92
                                       --------    ---------    --------                  -----------
Balances, December 31, 1997......       377,168    1,083,202          --       0.33-8.88    4,474,311       4.17
 Options granted.................      (871,354)     871,354     640,000       0.75-2.50    2,514,626       1.66
 Options canceled................       925,657     (925,657)   (320,000)      0.47-7.50   (4,978,895)      4.00
 Options exercised...............            --      (73,250)                       0.47      (34,183)      0.47
                                       --------    ---------                              -----------
Balances, December 31, 1998......       431,471      955,649     320,000       0.47-8.88    1,975,859       1.58
 Options granted.................      (348,124)     348,124          --       0.38-0.88      213,567       0.61
 Options canceled................       422,609     (422,609)   (200,000)      0.38-5.00     (985,131)      1.58
 Options exercised...............            --      (15,950)         --       0.47-0.75       (7,656)      0.48
                                       --------    ---------    --------                  -----------
Balances, December 31, 1999......       505,956      865,214     120,000     $0.38-$8.88  $ 1,196,639    $  1.21
                                       --------    ---------    --------                  -----------

    Compensation of approximately $114,000 had been attributed to stock options granted after March 1994 and prior to the sale of the Company's common stock in an initial public offering. The compensation was recognized as a charge to income over the three-year vesting period commencing in October 1994 and terminating in September 1997.

                                 Videonics, Inc.
            Notes To Consolidated Financial Statements - (Continued)

    In March 1998, the Company granted a nonqualified stock option to an officer of the Company to purchase a total of 320,000 shares of common stock. The option was granted outside the Company's stock option plans, at an exercise price of $2.13 per share, the fair market value of the Company's Common Stock on the relevant date. On June 24, 1998, the Company offered employees the right to cancel certain outstanding stock options at original exercise prices and receive new options with a new exercise price. In accordance with this offer, the option was canceled and reissued at an exercise price of $1.50 per share, the fair market value of the stock on June 24, 1998. Vesting of the new option will follow the original option vest schedule except the option will remain unvested until June 24, 1999 at which time vesting of new option will vest according to the original vest schedule. This option is exercisable for a term of ten years, vests over a four-year period and is cancelled 90 days after termination of employment. As of December 31, 1999, options to purchase 120,000 shares were exercisable.

    On August 19, 1997, the Company offered employees the right to cancel certain outstanding stock options at original exercise prices and receive new options with a new exercise price. Options to purchase a total of 733,072 shares at original exercise prices ranging from $7.50 to $14.75 per share were canceled and new options were issued at an exercise price of $5.00 per share, the fair market value of the stock on August 19, 1997. Vesting under the new options commenced on the date of the original options first vest date with an additional year added to the new options vesting period, increasing their original vesting period from three years to four years.

    On June 24, 1998, the Company offered employees the right to cancel certain outstanding stock options at original exercise prices and receive new options with a new exercise price. Options to purchase a total of 669,222 shares at original exercise prices ranging from $2.50 to $5.00 per share were canceled and new options were issued at an exercise price of $1.50 per share, the fair market value of the stock on June 24, 1998. Vesting of the new options will follow the original options vest schedule except options will remain unvested until June 24, 1999 at which time vesting of new options will vest according to the original options vest schedule.

    Had compensation cost for the years ended December 31, 1999, 1998 and 1997 been determined based on the fair value at the grant date, consistent with the provisions of SFAS No. 123 and been included in the Company's operations, the Company's net loss and net loss per share for the years ended December 31, 1999, 1998 and 1997 would have been reduced to the pro forma amounts indicated below:

                                      1999       1998        1997
                                    --------   --------   ---------
Net loss--pro forma...........      $ (3,154)  $ (7,802)  $ (15,557)
                                    --------   --------   ---------
Net loss per share--basic.....      $   (.54)  $  (1.34)  $   (2.71)
                                    --------   --------   ---------
Net loss per share--diluted...      $   (.54)  $  (1.34)  $   (2.71)
                                    --------   --------   ---------

    The impact on pro forma loss and pro forma net loss per share in the table above may not be indicative of the effect in the future years as options vest over several years and the Company continues to grant stock options to employees. This policy may or may not continue.

    The weighted average fair value of options granted in 1999, 1998 and 1997 was $0.58, $1.40 and $2.22, respectively. The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions by subgroup:

                                   1999            1998            1997
                               -------------  --------------   ------------
Risk-free interest rate...      5.36%-6.38%     4.45%-5.61%     5.71-6.09%
Expected life.............           7               5              5
Expected dividends........          --              --              --
Volatility................         1.41            1.19            0.75

    The weighted average expected life was calculated based on the vesting period and the exercise behavior of the Company's employees. The risk-free interest rate was calculated in accordance with the grant date and estimated expected life.

    The options outstanding and currently exercisable by exercise price at December 31, 1999 are as follows:

                                 Videonics, Inc.
            Notes To Consolidated Financial Statements - (Continued)

                                                                   Options Currently
                              Options Outstanding                      Exercisable
                              -------------------                      -----------
                                   Weighted
                     Number         Average       Weighted       Number         Weighted
                   Outstanding     Remaining       Average     Exercisable       Average
  Exercise        December 31,    Contractual     Exercise    December 31,      Exercise
    Price             1999           Life           Price         1999            Price
-----------      -------------  -------------  ------------- -------------   ----------
$0.38-$0.47          216,968         6.91          $ 0.41          81,648        $ 0.47
$0.50-$1.13          193,170         9.09          $ 0.78          36,368        $ 0.78
$1.50-$1.50          536,018         8.48          $ 1.50         476,256        $ 1.50
$2.50-$8.88           39,058         7.70          $ 3.92          24,868        $ 4.58
                    --------                                    ---------
                     985,214         8.22          $ 1.21         619,140        $ 1.45
                    --------                                    ---------

11.  Segment Information

    In 1998,  Videonics  adopted SFAS 131. Prior years segment  information  has
been  restated  to  present  Videonics'  two  reportable   segments--(1)   Video
Production and (2) Signal Processing.

    The accounting policies of the segments are the same as those described in the "Summary of Significant Accounting Policies." Videonics evaluates the performance of its segments based on revenue and operating income.

    Videonics is organized primarily on the basis of three separate product lines. Two of its product lines have been aggregated into the "Video Production" segment. This segment manufactures and sells video post-production equipment into broadcast, cable, industry and home producer markets. "Signal Processing" represented the Company's Nova Division that manufactured and sold signal conversion and processing equipment primarily into television and cable studios. The Company sold its Nova Division on January 29, 1999.

    The table below presents information about reported segments for the years ending December 31, (in thousands):

                                      1999       1998       1997
                                   ---------- ---------  ---------
Video Production Sales........     $  14,135  $ 17,750   $ 17,149
Operating loss................        (2,527)   (6,474)    (9,339)
Signal Processing Sales.......            91*    1,922      2,806
Operating loss................           (36)*    (248)    (1,389)
Reconciling items.............            --        --     (2,256)

----------
* Results presented are through January 29, 1999, the date the Company completed its sale of Nova.

    For the year ended December 31, 1997, reconciling items of $2,256,000 relate to the amortization and write-off of intangible assets.

    The Company markets and services it products in North America through its own direct sales organization. The Company markets its products in foreign countries outside North America through distributors.

    Geographic net export sales information is shown below (in thousands):

                                                         December 31,
                                                         ------------
                                                 1999        1998         1997
                                               -------     -------      -------
Revenues from unaffiliated customers:
United States...............................   $10,149     $12,665      $13,317
Europe......................................     1,325       2,662        2,007
Asia........................................     2,034       2,772        2,637
Americas (excluding the United States)......       718       1,573        1,994
                                               -------     -------      -------
                                               $14,226     $19,672      $19,955
                                               -------     -------      -------

    For the years ended December 31, 1998 and 1997, no one customer accounted for more that 10% of revenues during the periods. For the year ended December 31, 1999, one customer accounted for 13% of annual revenue. The Company has no significant assets in foreign countries.

                                 Videonics, Inc.
            Notes To Consolidated Financial Statements - (Continued)

12.  401(k) Plan

    In August 1994, the Company adopted a 401(k) employee savings plan wherein the employee can contribute up to specified Internal Revenue Code limits and the Company matches, at a rate of 50%, the first $200 of the employee's contribution per quarter. The employee's entitlement to the Company matching contributions is fully vested on the date of contribution. The Company, at its sole discretion and with the Board of Directors' approval, can make an additional discretionary contribution. To date, the Company has not made discretionary contributions. The Company's matching contributions charged against income totaled approximately $26,000, $39,000 and $51,000 for the years ended December 31, 1999, 1998 and
1997, respectively.


13.      Merger with Focus Enhancements Inc. on January 16, 2001

    The shareholders of Focus Enhancements Inc. approved the acquisition of Videonics Inc. and effective January 16, 2001, Videonics Inc. became a wholly-owned subsidiary of Focus Enhancements Inc.

                                 VIDEONICS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)
                                   (unaudited)
                                          Three Months Ended       Nine Months Ended
                                            September 30,           September 30,
                                        --------------------    --------------------
                                          2000        1999        2000        1999
                                        --------    --------    --------    --------
Net revenues                            $  3,096    $  3,842    $  9,087    $ 10,901

Cost of revenues                           1,885       2,196       5,538       6,333
                                        --------    --------    --------    --------

         Gross profit                      1,211       1,646       3,549       4,568
                                        --------    --------    --------    --------

Operating expenses:
     Research and development                543         629       1,619       2,252
     Selling and marketing                   747       1,017       2,275       3,166
     General and administrative              261         245         758       1,011
                                        --------    --------    --------    --------
                                           1,551       1,891       4,652       6,429
                                        --------    --------    --------    --------

         Operating loss                     (340)       (245)     (1,103)     (1,861)
                                        --------    --------    --------    --------

Interest expense, net                        (38)        (16)        (91)        (44)
                                        --------    --------    --------    --------

         Net loss                       $   (378)   $   (261)   $ (1,194)   $ (1,905)
                                        ========    ========    ========    ========

Net loss per common share - basic
     and diluted                        $  (0.06)   $  (0.04)   $  (0.20)   $  (0.32)
                                        ========    ========    ========    ========

Shares used in computing net loss per
     common share - basic and diluted      5,901       5,869       5,896       5,865
                                        ========    ========    ========    ========

                 The accompanying notes are an integral part of
                          these financial statements.

                                 VIDEONICS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                      September 30, December 31,
                                                          2000          1999
                                                        --------      --------
                                                       unaudited
ASSETS
Current assets:
     Cash and cash equivalents                          $    474      $    715
     Accounts receivable, net                                975           886
     Inventories                                           3,506         3,785
     Prepaids and other current assets                       176           145
                                                        --------      --------
         Total current assets                              5,131         5,531

Property and equipment, net                                  299           513

Other assets                                                  42            45
                                                        --------      --------

         Total assets                                   $  5,472      $  6,089
                                                        ========      ========


LIABILITIES
Current liabilities:
     Accounts payable                                   $  1,177      $    974
     Accrued expenses                                        683           734
     Notes Payable                                           400          --
                                                        --------      --------
         Total current liabilities                         2,260         1,708
                                                        --------      --------

Long term liabilities:
     Loan payable to shareholder                           1,035         1,035
                                                        --------      --------

         Total liabilities                                 3,295         2,743
                                                        --------      --------

SHAREHOLDERS' EQUITY

Common stock, no par value:
     Authorized: 30,000 shares
      Issued and outstanding: 5,903 shares
      at September 30, 2000 and
      5,874 shares at December 31, 1999
                                                          20,725        20,700
Accumulated deficit                                      (18,548)      (17,354)
                                                        --------      --------

         Total shareholders' equity                        2,177         3,346
                                                        --------      --------

           Total liabilities and shareholders' equity   $  5,472      $  6,089
                                                        ========      ========

                 The accompanying notes are an integral part of
                          these financial statements.

                                 VIDEONICS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                   (unaudited)

                                                             Nine Months Ended
                                                               September 30,
                                                               -------------
                                                               2000     1999
                                                              -----    -----

Cash flows from operating activities:

     Net cash used in operating activities                     (499)    (198)
                                                              -----    -----

Cash flows from investing activities:

     Proceeds from disposition of Nova Systems                 --         52
     Purchase of property and equipment                        (167)     (92)
                                                              -----    -----

         Net cash used in investing activities                 (167)     (40)
                                                              -----    -----

Cash flows from financing activities:

     Proceeds from short term borrowings                        400     --
     Proceeds from issuance of loans payable to shareholder    --         35
     Proceeds from issuance of common stock                      25        5
                                                              -----    -----

         Net cash provided by financing activities              425       40
                                                              -----    -----

Decrease in cash and cash equivalents                          (241)    (198)

Cash and cash equivalents at beginning of year                  715      837
                                                              -----    -----

Cash and cash equivalents at end of period                    $ 474    $ 639
                                                              =====    =====

                 The accompanying notes are an integral part of
                          these financial statements.

                                 VIDEONICS, INC.
            NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS



1. The condensed financial statements at September 30, 2000 and for the nine month period then ended for Videonics Inc. (the "Company") are unaudited (except for the balance sheet information as of December 31, 1999, which is derived from the Company's audited financial statements) and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the interim periods. The condensed financial statements should be read in conjunction with the financial statements and notes thereto, together with management's discussion and analysis of financial condition and results of operations, contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1999. The results of operations for this nine month period ended September 30, 2000 are not necessarily indicative of the results for the year ending December 31, 2000, or any future interim period.

2. On August 30, 2000 the Company entered into an Agreement and Plan of Merger with Focus Enhancements, Inc., Wilmington, Massachusetts and its wholly owned subsidiary PC Video Conversion (collectively, "Focus"), whereby Focus will acquire all of the outstanding stock of the Company (the "Merger"). The agreement is subject to, among other things, approval by the shareholders of the Company and Focus. Upon completion of the Merger, each share of the Company's common stock would be exchanged for .87 shares of Focus common stock.

3.       Inventories comprise (in thousands):

                                                    Sept. 30,          Dec. 31,
                                                      2000                1999
                                                    -------            ---------
                                                   (unaudited)

                           Raw materials            $ 2,651            $  3,179
                           Work in process              687                 302
                           Finished goods               168                 304
                                                    -------            --------
                                                    $ 3,506            $  3,785
                                                    =======            ========

4.       Note Payable to Shareholder:

         On April 16, 1999, the Company replaced a $1,000,000 unsecured loan bearing interest at 8% per year and due on October 16, 1999, with a new unsecured loan in the amount of $1,035,000 bearing interest at a rate of 8% per year and due on January 16, 2001. The new loan is from the same director and significant shareholder of the Company as the previous loan. Accrued interest under the new loan is payable at maturity. On March 22, 2000, the loan in the amount of $1,035,000 was amended to change the maturity date from January 16, 2001 to January 16, 2002.

5.       Disposal of Subsidiary and Business

         Sale of Nova Systems

         On January 29, 1999, the Company completed the sale of certain assets and the assumption of certain liabilities related to the sale of its Nova Systems Division ("Nova") to a privately held company in Massachusetts. For the year ended December 31, 1998, Nova recorded revenues of $1.9 million and a loss from operations of $248,000. The sale of Nova may provide the Company with net revenues from royalties of up to a maximum of approximately $450,000, contingent upon future sales of Nova products by the acquiring company. Royalties will be paid, to the extent due, by the acquiring company on a monthly basis from March 1999 until receipt of approximately $450,000. The sale of Nova resulted in a $48,000 loss to the Company. As of September 30, 2000, royalties of $387,000 have been received.

         Sale of the German Subsidiary

         On September 29, 1999, the Company sold its wholly owned subsidiary in Germany. The Company's German subsidiary was primarily a sales office. Revenue, net loss and assets employed by the Company's foreign subsidiary were not material to the consolidated financial statements. The Company recorded a loss of $65,000 in connection with the sale.

                                 VIDEONICS, INC.
     NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)



6.       Segment Information:

         In 1998, Videonics adopted SFAS 131. At December 31, 1998, Videonics presented two reportable segments - (1) Video Production and (2) Signal Processing.

         The Company's "Video Production" segment manufactures and sells video post-production equipment into broadcast, cable, industry and home producer markets. The Company's "Signal Processing" segment, which was represented by the Company's Nova Systems Division, manufactured and sold signal conversion and processing equipment primarily into television and cable studios. As described in Note 4, the Company's Nova Systems Division ("Signal Processing" segment) was sold on January 29, 1999.

         The table below presents information about reported segments for the nine months ending September 30, 2000 and 1999 (in thousands):

                                        2000                        1999
                                        ----                        ----

             Video Production

             Sales                    $   9,087                 $  10,810
             Operating loss              (1,103)                   (1,825)

             Signal Processing

             Sales                            -                        91(1)
             Operating loss                   -                       (36)(1)


(1) Results presented are through January 29, 1999, the date the Company completed its sale of Nova.

7.       Line of Credit

         In August 1999, the Company obtained a $1.0 million asset based line of credit from Venture Banking Group, a division of Cupertino National Bank, secured by the Company's assets. Interest on any advances will be calculated at a rate of 1.5% above prime. Under the terms of the line of credit, the Company is required to maintain certain financial ratios and meet other covenants, including those related to net worth, profitability and indebtedness. The maturity date of the line of credit is August 25, 2001. In connection with this agreement the Company issued to the Venture Banking Group a fully-vested warrant to purchase 95,000 shares of the Company's common stock at an exercise price of $0.65. This warrant expires on September 15, 2002. The Company recognized $45,000 (the fair value of the warrant issued using the Black-Scholes model) as prepaid financingcosts during the quarter ended September 1999. This amount is being amortized to interest expense over the term of the loan. At September 30, 2000 Videonics was in default respect to with a certain covenants under the line of credit with Venture Banking Group. As of November 13, 2000, Videonics and Pacific Business Funding, an affiliate of Venture Banking Group, had signed an agreement to repay Venture Banking Group and in turn loan Videonics $400,000 on a fully secured basis. Interest will be calculated at a rate of 12%. The loan will be due and payable at the earlier of the completion of the proposed merger with Focus Enhancements, Inc., or February 5, 2001. As of November 13, 2000, an aggregate of $400,000 is outstanding under the line of credit with Venture Banking Group. As of January 19, 2001, the Company had repaid Venture Bank and had a fully secured $400,000 loan outstanding with Pacific Business Funding that is due on February 5, 2001.

8.       Comprehensive Loss

         There are no differences between net loss for the three and nine months ended September 30, 1999 and 2000 and the comprehensive loss for the these periods.

                                 VIDEONICS, INC.
     NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)


9.       Recent Accounting Pronouncement

         In June of 1998, the Financial Accounting Standards Board issued Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities", (SFAS 133) which establishes accounting and reporting standards for derivative instruments and hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. Management has evaluated the effects of this standard and believes there will be no material impact on the Company's financial position or results of operations. The Company will adopt SFAS 133 as required for its first quarterly filing in the year 2001.

         In March 2000, the FASB issued Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation," an interpretation of APB Opinion No. 25 ("FIN 44"). FIN 44 establishes guidance for the accounting for stock option grants or modifications to existing stock options awards and is effective for option grants made after June 30, 2000. FIN 44 also establishes guidance for the repricing of stock options and determining whether a grantee is an employee, for which the guidance was effective after December 15, 1998 and modifying a fixed option to add a reload feature, for which the guidance was effective after January 12, 2000. The Company does not expect that the adoption of the remaining provisions will have a material effect on the financial statements.

         In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition," which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the Securities and Exchange Commission. SAB 101 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosures related to revenue recognition policies. SAB 101 is effective for the fiscal quarter beginning October 1, 2000, however earlier adoption is permitted. Management has evaluated the effects of this standard and believes there will be no material impact on the Company's financial position or results of operations.

                                     PART II


INFORMATION NOT REQUIRED IN PROSPECTUS

                  Item 24.  Indemnification of Directors and Officers.

         Section 607.0850 of the Delaware Corporation act authorizes a court to award, or permits a Delaware corporation to grant, indemnity to present or former directors and officers, as well as certain other persons serving at the request of the corporation in related capacities. This permitted indemnity is sufficiently broad to permit indemnification for liabilities arising under the Securities Act of 1933, including reimbursement for expenses incurred.

         The indemnification authorized under Delaware law is not exclusive and is in addition to any other rights granted to officers and directors under the Articles of Incorporation or Bylaws of the corporation or any agreement between officers and directors and the corporation. The registrant's Bylaws provide for the indemnification of directors, former directors and officer to the maximum extent permitted by Delaware law. The registrant's Bylaws also provide that it may purchase and maintain insurance on behalf of a director or officer against liability asserted against the director or officer in such capacity. In addition, the registrant has entered into Indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                  Item 25.  Other Expenses of Issuance and Distribution.

         The following table provides the costs and expenses, other than the underwriting discount, payable by the registrant in connection with the securities being registered. All amounts are estimates, except the Securities and Exchange Commission registration fee. All of these costs and expenses will be borne by the registrant.

Securities and Exchange Commission filing fee            $  2,460

Accountants' fees and expenses                             15,000

Legal fees and expenses                                    50,000

Blue Sky fees and expenses                                 10,000

Miscellaneous                                              23,000
                                                           ------

Total                                                    $100,460


         We have agreed to bear all expenses, other than selling commissions and fees, in connection with this registration and sale of the shares of common stock being offered by the selling stockholders in this offering.

                  Item 26.  Recent Sales of Unregistered Securities.

         Within the past three years, the registrant has sold the following securities that were not registered under the Securities Act. The purchases and sales were exempt pursuant to Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder as transactions by an issuer not involving a public offering, where the purchasers represented their intention

         1. On March 3, 1998, the Company issued 1,092,150 shares of common stock and warrants to purchase 327,645 shares of common stock for gross proceeds of approximately $3,000,000 in a private placement financing to an unaffiliated accredited investor. The warrants are exercisable until March 3, 2005 if during the period ending August 25, 1999, the average of the closing bid prices of the Company's common stock during any consecutive 20 trading days is equal to or less than $2.7469. As a result of this provision, on December 2, 1998 the warrant holder exercised their warrants and purchased 327,645 shares of common stock at an aggregate exercise price of $1.2188 per share resulting in gross proceeds of $399,000. The shares issued in connection with this transaction and issuable upon exercise of the warrants were registered under the Securities Act of 1933 on April 22, 1998. Fees and expenses associated with this offering amounted to approximately $173,000 yielding net proceeds of $2,827,000. In connection with this transaction, the Board of Directors authorized the grant of warrants to the placement agent to purchase 21,429 shares of the Company's common stock at a price of $4.2118 per share exercisable for a period of five years. On June 3, 1998, the Company received gross proceeds of $6,147,000 as a result of the conversion of 910,650 of the Company's redeemable Common Stock Purchase Warrants (the "Warrants") issued in connection with the Company's initial public offering in May 1993. The Company issued 1,649,202 shares of common stock as a result of the conversion. In accordance with the anti-dilution provisions of the Warrants, the holder was entitled to receive 1.811 shares of common stock for each Warrant exercised. The Warrants were exercisable at a price of $6.75 per Warrant until May 26, 1998. In November 1998, the Company negotiated and received a waiver of certain restrictive covenants contained in its revolving line of credit with its commercial bank, together with a revision of the loan covenants and an agreement to extend the line until December 15, 1998.

         2. On February 22, 1999, the Company issued warrants to purchase 30,000 shares of common stock as partial compensation to an unaffiliated investor relations firm. The warrants are exercisable until February 22, 2004 at an exercise price of $1.063 per share. These warrants were exercised on February 23, 2000 (15,000) and March 2, 2000 (15,000).

         3. On February 22, 1999, the Company issued warrants to purchase 100,000 shares of common stock as partial compensation to an unaffiliated investment advisor. The warrants are exercisable until September 9, 2002 at an exercise price of $1.063 per share. These warrants were exercised on December 10, 1999.

         4. On February 22, 1999, the Company issued warrants to purchase 50,000 shares of common stock pursuant to a debt financing arrangement with an unrelated individual. The warrants are exercisable until February 22, 2004 at an exercise price of $1.063 per share. These warrants were exercised on December 3, 1999.

         5. On March 22, 1999, the Company issued warrants to purchase 100,000 shares of common stock representing partial fees pursuant to a debt financing arrangement with an unaffiliated commercial bank. The warrants are exercisable until March 22, 2006 at an exercise price of $1.70 per share. These warrants were exercised on November 23, 1999 under a net exercise provision resulting in the issuance of 38,181 shares.

         6. On June 4, 1999, the Company entered into a financing agreement resulting in $1,200,000 in gross proceeds from the sale of 1,350,000 shares of common stock and the issuance of a warrant to purchase an additional 120,000 shares of common stock in a private placement to an unaffiliated accredited investor. The warrant is exercisable until June 30, 2004 at a per-share exercise price of $1.478125. In addition Union Atlantic Capital, L.C. received a warrant to purchase 25,000 shares of common stock as compensation for brokering the private placement. The warrant is exercisable until June 30, 2004 at a per-share exercise price of 1.478125. The Company filed a registration statement under the Securities Act of 1933 for the shares issued in connection with this transaction and issuable upon exercise of the warrants. The Company received proceeds from this transaction in two tranches of $600,000. The first tranche was funded on June 14, 1999 for $600,000 less fees and expenses associated with this offering of $60,897 yielding net proceeds of $539,103. The second tranche for $600,000 less applicable fees of $58,222 yielding net proceeds of $541,778 was funded on August 18, 1999.

         7. On September 17, 1999, the Company entered into a financing agreement resulting in $1,500,000 in gross proceeds from the sale of 1,583,333 shares of common stock and the issuance of a warrant to purchase an additional 150,000 shares of common stock in a private placement to an unaffiliated accredited investor. The warrant is exercisable until September 17, 2002 at a per-share exercise price of $1.5375. The Company filed a registration statement under the Securities Act of 1933 for the shares issued in connection with this transaction and issuable upon exercise of the warrant. The Company received proceeds from this transaction in two tranches of $750,000. The first tranche was funded on September 21, 1999 for $750,000 less fees and expenses associated with this offering of $64,903 yielding net proceeds of $685,097. The second tranche was funded on November 17, 1999 for $750,000 less fees and expenses associated with this offering of $60,000 yielding net proceeds of $690,000.

         8. On September 22, 1999, the Company received gross proceeds of $135,000 from the issuance of 120,000 shares of common stock resulting from the exercise of common stock warrants issued pursuant to the June 4, 1999 private placement.

         9. In November 1999, the Company completed a financing of $2,000,000 in gross proceeds from the sale of 1,250,000 shares of common stock and the issuance of three warrants to purchase an additional 125,000 shares of common stock in a private placement to three unaffiliated accredited investors. The warrants are exercisable until December 1, 2004 at a per-share exercise price of $3.1969 The shares issued in connection with this transaction and issuable upon exercise of the warrant will be registered under the Securities Act of 1933. Fees and expenses associated with this offering amounted to approximately $42,000 yielding net proceeds of $1,958,000.

         10. During the year ended December 31, 1999, the Company issued at various times, 2,095,780 shares of common stock resulting from other exercises of options and warrants, receiving cash of approximately $2,461,000. On June 1, 1998, the Company recorded a note receivable in the amount of $316,418 in connection with the exercise of stock options to purchase 171,000 shares of common stock by a former director. On December 28, 1999, the Company received $352,000 in full payment of this note, including accrued interest at 8%.

         11. On January 18, 2000, the Company received gross proceeds of $990,000 from the issuance of 330,000 shares of common stock resulting from the exercise of common stock warrants issued pursuant to a private placement with an unaffiliated investor.

         12. On June 9, 2000, the Company entered into a financing agreement resulting in $1,500,000 in gross proceeds from the sale of 1,400,000 shares of common stock and the issuance of a warrant to purchase an additional 140,000 shares of common stock in a private placement, to an unaffiliated accredited investor. The warrant is exercisable until June 30, 2005 at a per-share exercise price of $1.625. In addition, Union Atlantic Capital, L.C. received a warrant to purchase 45,000 shares of common stock as compensation for brokering the private placement. The warrant is exercisable until June 30, 2005 at a per-share exercise price of $1.625. The Company intends to file a registration statement under the Securities Act of 1933 for the shares issued in connection with this transaction and for those to be issued upon exercise of the warrants. The Company received proceeds from this transaction on June 9, 2000. The fees and expenses associated with this offering was $216,000 yielding net proceeds of $1,284,000.

         13. On July 28, 2000, the Company entered into an equity line of credit agreement with Euston Investments Holdings Limited, a British Virgin Islands Corporation, for the future issuance and purchase of shares of our common stock. The equity line of credit agreement establishes what is sometimes termed an equity drawdown facility. We are under no obligation to request a draw for any period. In lieu of providing Euston Investments with a minimum aggregate drawdown commitment, we have issued to Euston Investments a stock purchase warrant to purchase 250,000 shares of our common stock with an exercise price of $1.625. The warrant expires June 12, 2005.

         14. During the nine month period ended September 30, 2000, the Company issued at various times, 446,000 shares of common stock resulting from exercises of options and warrants, receiving cash of approximately $1,120,507. Additional Paid-in Capital of 2,386,047($1,270,000 for the private placement and $1,116,047 from the exercise of stock options and warrants) for this period is net of $245,440 of related legal expenses.

         The issuance of common stock upon the exercise of stock options was exempt either pursuant to Rule 701 under the Securities Act, as a transaction pursuant to a compensatory benefit plan, or pursuant to Section 4(2) as a transaction by an issuer not involving a public offering.

         No underwriters were employed in any of the above transactions. Appropriate legends were affixed to the share certificates and warrants issued in the transactions.

Item 27.  Exhibits and Financial Statement Schedules.

                  (a) The following documents have been previously filed as Exhibits and are incorporated herein by reference except those exhibits indicated with an asterisk which are filed herewith:

Exhibit No.           Description

      2.1 Agreement and Plan of Merger dated as of August 30, 2000 among Focus, Videonics, and PC Video Conversion (21)

      3.1             Second Restated certificate of incorporation of Focus (1)

      3.2 Certificate of Amendment to Second Restated certificate of Incorporation of Focus (3)

      3.3             Restated By-laws of Focus (1)

      4.1             Specimen certificate for Common Stock of Focus (1)

      4.2             Specimen  certificate for Redeemable Common Stock Purchase
                      Warrant (1)

      4.3 Form of Warrant Agreement between Focus, Mellon Securities Trust Company and Thomas James Associates, Inc. (1)

      4.4             Form of Warrant  issued to Thomas James  Associates,  Inc.
                      (1)

      5.1 Form of Opinion of Manatt Phelps & Phillips, LLP, regarding legality of shares of Focus common stock to be registered under this Registration Statement on Form SB-2*

     10.1 Amended and Restated Employment Contract between Focus and a Corporate Officer, effective January 1, 1992 (1)

     10.2             1992 Stock Option Plan, as amended (4)

     10.3 Form of Incentive Stock Option Agreement, as amended, under the 1992 Stock Option Plan, as amended (1)

     10.4 Form of Non-Qualified Stock Option Agreement, as amended, under the 1992 Stock Option Plan, as amended (1)

     10.5             1993 Non-Employee Director Stock Option Plan (4)

     10.6 Form of Non-Qualified Stock Option Agreement under the 1993 Non-Employee director Stock Option Plan (4)

     10.7 Credit Agreement between Focus, Lapis and Silicon Valley Bank dated January 20, 1994 (4)

     10.8 Promissory Note in the principal amount of $2,000,000, dated as of January 20, 1994, made by Focus and Lapis to the order of Silicon Valley Bank (4)

     10.9 Security Agreement, dated as of January 20, 1994, by Focus in favor of Silicon valley Bank (4)

     10.10 Security Agreement, dated as of January 20, 1994, by Lapis in favor of Silicon Valley Bank (4)

     10.11 Pledge Agreement, dated as of January 20, 1994, by Focus in favor of Silicon Valley Bank (4)

     10.12 Purchase and Sale Agreement, dated as of May 25, 1994, between Focus and Inline Software, Inc. (5)

     10.13 Master Purchase Agreement, dated as of August 12, 1994, between Focus and Apple Computer, Inc. (5)

     10.14 Forbearance Letter, dated as of October 6, 1994, to Focus from Silicon Valley Bank (5)

     10.15 Note and Warrant Subscription Agreement, dated as of October 18,1994, between Focus and a Private Lender (5)

     10.16 Security Agreement, dated as of October 18, 1994, between Focus and a Private Lender (5)

     10.17 Term Line of Credit Note, dated October 18, 1994, by Focus in favor of a Private Lender (5)

     10.18 Warrant W-K issued to a Private Lender, dated as of October 18, 1995 (5)

     10.19 Intercreditor and Subordination Agreement, dated as of October 18, 1994, by and between Focus, a Private Lender and Silicon Valley Bank (5)

     10.20 Debt Extension Agreement, dated as of February 22, 1995, by and between Focus and a Private Lender (5)

     10.21            1995 Non-Employee Director Stock Plan (7)

     10.22 Form of Non-Qualified Stock Option Agreement under the .995 Non-Employee Director Stock Plan (6)

     10.23 Form of Settlement Agreement between Focus and Lapis Technologies, Inc. Shareholders (7)

     10.24            Manufacturing  Agreement  between Focus and a manufacturer
                      (7)

     10.25 Loan Document Modification Agreement dated as of April 5, 1996 by and between Focus, Lapis Technologies, Inc. and Silicon Valley Bank (8)

     10.26 Amended and Restated Promissory Note dated as of April 5, 1996 in favor of Silicon Valley Bank (8)

     10.27 Amendment No. 2 to the Note and Warrant Subscription Agreement dated as of June 28, 1996 between Focus and a Private Lender (8)

     10.28 Amended and Restated Term Line of Credit Note dated as of June 28, 1996 in favor of a Private Lender (8)

     10.29 Security Agreement dated as of June 28, 1996 between Focus and a Private Lender (8)

     10.30            Warrant  W96/6,  dated June 28, 1996,  issued to a Private
                      Lender (8)

     10.31 Agreement dated as of June 28, 1996 between Focus and a manufacturer (8)

     10.32 Security Agreement dated as of June 28, 1996 between Focus and a manufacturer (8)

     10.33            Amendment to Master Purchase  Agreement  between Focus and
                      TV OEM. (10)

     10.34 Lease Agreement between Focus and Cummings Properties for the facility at 142 North Road, Sudbury, Massachusetts
                      (10)

     10.35 Agreement of Plan of Merger dated September 30, 1996, by and among Focus, FOCUS Acquisition Corp., and TView, Inc.
                      (9)

     10.36 Form of Stock Subscription Agreement between Focus and various investors in the December 95 offering (11)

     10.37 Form of Amendment No. 1 to Stock Subscription Agreement dated April 1996 between Focus and various investors in the December 95 Offering (11)

     10.38 Form of Warrant issued to various investors pursuant to Amendment No. 1 (11)

     10.39 Form of Subscription Agreement between Focus and various investors in the March 97 Offering (11)

     10.40 Form of Warrant issued to the placement agent in the March 97 Offering (ii)

     10.41            1997 Director Stock Option Plan (12)

     10.42            Form of Director Stock Option Agreement (12)

     10.43 Key Officer Non-Qualified Stock Option Agreement for a Corporate Officer (12)

     10.44 Key Officer Non-Qualified Stock Option Agreement for a Corporate Officer (12)

     10.45 Key Officer Non-Qualified Stock Option Agreement for a Corporate Officer (12)

     10.46 Subscription Agreement between Focus and Smith Barney Fundamental Value Fund, Inc. dated September 8, 1997 (13)

     10.47 Form of Warrant dated September 10, 1997 issued to designees of the placement agent (13)

     10.48 Lease by Wakefield Ready Mixed Concrete Co., Inc. to FOCUS Enhancements, Inc. dated December 1, 1998

     10.49 Common Stock and Warrants Purchase Agreement with AMRO International, S.A. (14)

     10.50            Form   of   Stock   Purchase   Warrant   issued   to  AMRO
                      International, S.A. (included as Exhibit A to the Common Stock and Warrants Purchase Agreement) . (14)

     10.51            Form  of   Registration   Rights   Agreement   with   AMRO
                      International, S.A. (included as Exhibit B to the Common Stock and Warrants Purchase Agreement. (14)

     10.52 Registration Rights Agreement dated as of July 29, 1998 between Focus and PC Video Conversion, Inc. (15)

     10.53 Form of Common Stock Purchase Warrant issued to Brian Swift and Edward Price. (16)

     10.54            Common Stock  Purchase  Warrant  issued to Silicon  Valley
                      Bank. (16)

     10.55 Common Stock and Warrant Purchase Agreement, as amended, with BNC Bach International Ltd., INC (17)

     10.56            Form  of  Stock  Purchase   warrant  issued  to  BNC  Bach
                      International, Inc. (included as Exhibit A to the Common Stock and Warrant Agreement (17).

     10.57 Form of Registration Rights Agreement with BNC Bach International Ltd., Inc. (included as Exhibit B to the Common Stock and Warrant Purchase Agreement (17).

     10.58 Common Stock and Warrant Purchase Agreement with The Raptor Global Portfolio Ltd., The Altar Rock Fund L.P. and Roseworth Group, LTD (18)

     10.59 Form of Stock Purchase Warrant issued to The Raptor Global Portfolio Ltd. (for 87,150 shares), The Altar Rock Fund L.P. (for 350 shares) and Roseworth Group, Ltd. (for 37,500 shares) (included as Exhibit A to the Common Stock and Warrant Purchase Agreement) (18).

     10.60 Form of Registration Rights Agreement with The Raptor Global Portfolio Ltd., The Altar Rock Fund L.P. and Roseworth Group, Ltd. (included as Exhibit B to the Common Stock and Warrant Purchase Agreement.) (18)

     10.61            Contract   for   services   to  be   rendered   to   FOCUS
                      Enhancements, Inc. by R.J. Falkner & Company, INC (18).

     10.62 Form of Stock Purchase Warrant issued to each of R. Jerry Falkner and Richard W. West (18).

     10.63            Agreement   between   Union   Atlantic,   L.C.  and  FOCUS
                      Enhancements, Inc. confirming agreement to issue warrant in exchange for fee reduction (18)

     10.64            Stock Purchase Warrant issued to Union Atlantic, L.C. (18)

     10.65 Consulting Agreement dated March 1, 2000 between Focus and William B. Coldrick (20)

     10.66 Consulting Agreement dated May 1, 2000 between Focus and Thomas L. Massie (20)

     10.67 Consulting Agreement dated May 1, 2000 between Focus and Gary M. Cebula (20)

     10.68 Separation Agreement dated May 1, 2000 between Focus and Thomas L. Massie (20)

     10.69 Separation Agreement dated April 30, 2000 between Focus and Gary M. Cebula (20)

     10.70            Separation Agreement dated July 10, 2000 between Focus and
                      J. Stephen Wood (21)

     10.71 Consulting Agreement dated July 10, 2000 between Focus and Red & White Enterprises, Inc. (21)

     10.72 Private Equity Line of Credit Agreement dated July 28, 2000 between Focus and Euston Investments Holdings Limited
                      (21)

     10.73 Registration Rights Agreement dated June 9, 2000 between the investor and Focus (21)

     10.74 Registration Rights Agreement dated July 28, 2000 between Euston Investments Holdings Limited and Focus (21)

     10.75            Common Stock Warrant and Purchase  Agreement dated June 9,
                      2000 (21)

     10.76            Form of Stock Escrow Agreement (1)

     10.77 Agreement of Merger, dated April 12, 1993, between Focus Enhancement, Inc., a Massachusetts corporation, and Focus
                      (1)

     10.78            Certificate   of  Merger,   as  filed  with  the  Delaware
                      Secretary of State on April 12, 1993 (1)

     10.79 Articles of Merger, as filed with the Massachusetts Secretary of State on April 14, 1993 (1)

     10.80            Agreement and Plan of  Reorganization  and Merger  between
                      Focus,    Focus   Acquisition    corporation   and   Lapis
                      Technologies, Inc. dated as of November 29, 1993 (2)

     10.81 Agreement and Plan of Merger, dated as of August 30, 2000, among Focus Enhancements, Inc., PC Video Conversion, Inc. and Videonics, Inc. (21)

     10.82 Promissory Note, dated October 26, 2000, from Focus Enhancements, Inc. to Carl Berg (22)

     10.83 Security Agreement dated October 26, 2000, between Focus Enhancements, Inc. and Carl Berg (22)

     10.84            2000 Stock Option Plan (23)

     10.85            Employment   agreement  between  Focus   Enhancements  and
                      Michael L. D'Addio*

     10.86 Amendment to Private Equity Line of Credit between Focus and Euston Investments Holdings Limited.*

     23.1             Consent of Wolf & Company P.C., independent accountants of
                      Focus*

     23.2 Consent of PricewaterhouseCoopers, L.L.P., independent accountants of Videonics, Inc.*

     23.3 Consent of Manatt Phelps & Phillips, LLP, counsel to Focus (included with Exhibit 5.1 hereof)*

     24.1 Power of Attorney (included on signature page of this Registration Statement on Form SB-2)*

-----------------

        1 Filed as an exhibit to Focus's Registration Statement on Form SB-2, No. 33-60248-B, and incorporated herein by reference.

        2 Filed as an exhibit to Focus's Current Report on Form 8-K dated November 29, 1993, and incorporated herein by reference.

        3 Filed as an exhibit to Focus's Form 10-QSB for the period ended September 30, 1995, and incorporated herein by reference.

        4 Filed as an exhibit to Focus's Form 10-KSB for the year ended December 31, 1993, and incorporated herein by reference.

        5 Filed as an exhibit to Focus's Form 10-KSB for the year ended December 31, 1994, and incorporated herein by reference.

        6 Filed, as an exhibit to Focus's Registration Statement on Form S-8, No. 33-80651, filed with the Commission on December 19, 1995, and incorporated herein by reference.

        7 Filed as an exhibit to Focus's Registration Statement on Form SB-2, No. 33-80033, and incorporated herein by reference.

        8 Filed as an exhibit to Focus's Form 10-QSB for the period ended June 30, 1995, and incorporated herein by reference.

        9             Filed as an exhibit to Focus's Form 8-K dated  November 4,
                      1996

        10            Filed as an  exhibit  to Focus  Form  10-KSB  for the year
                      ended  December  31,  1995  and  incorporated   herein  by
                      reference.

        11 Filed as an exhibit to Focus's Registration Statement on Form S-3, No. 333-26911, filed with the Commission on May 12, 1997, and incorporated herein by reference.

        12 Filed as an exhibit to Focus's Registration Statement on Form S-8, No. 333-33243, filed with the Commission on August 8, 1997, and incorporated herein by reference.

        13            Filed as an exhibit to  Focus's  Form 8-K dated  September
                      10, 1997

        14 Filed as an exhibit to Focus's Registration Statement on Form S-3, No. 333-81177, filed with the Commission on June 21, 1999, and incorporated herein by reference.

        15 Filed as an exhibit to Focus's Form 10-QSB dated August 14, 1998 and incorporated herein by reference.

        16 Filed as an exhibit to Focus's Form 10-QSB dated May 17, 1999 and incorporated herein by reference.

        17 Filed as an exhibit to Focus's Registration Statement on Form S-3, No. 333-82163, filed with the Commission on July 2, 1999, and incorporated herein by reference.

        18 Filed as an exhibit to Focus's Registration Statements on From S-3, No. 333-94621, filed with the Commission on January 13, 2000, and incorporated herein by reference.

        19 Filed as an exhibit to Focus' Form 10-QSB dated May 22, 2000 and incorporated herein by reference.

        20 Filed as an exhibit to Focus' Form l0-QSB dated August 21, 2000, and incorporated herein by reference.

        21 Filed as an exhibit to Focus' Current Report on Form 8-K dated September 8, 2000, and incorporated herein by reference.

        22 Filed as an exhibit to Focus' Current Report on Form 8-K dated October 31, 2000, as amended by Focus' Current Report on Form 8-K/A dated November 2, 2000, and incorporated herein by reference.

        23            Filed as an exhibit to Focus'  Registration  Statement  on
                      Form  S-4  filed  on   October   30,   2000  as   amended,
                      incorporated herein by reference.

Item 28.  Undertakings

Item 512 of Regulation S-B.         Rule 415 Offering.

         (a)  The undersigned small business issuer hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to: (i) include any prospectus required by section 10(a) (3) of the Securities Act; (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range maybe reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) include any additional or changed material information on the plan of distribution

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


         (b) The undersigned Registrant hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Act of 1934, as amended (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question to whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Wilmington, Commonwealth of Massachusetts, on February 7, 2001.

                                       FOCUS ENHANCEMENTS, INC.



                                       By: /s/ Michael L D'Addio
                                           ---------------------
                                           Michael L D'Addio
                                           President and Chief Executive Officer
                                           (Principal Executive Officer)



                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Brett A. Moyer and Richard Nardella each of them, to file one or more amendments (including additional post-effective amendments) to this Registration Statement, which amendments may make such changes as any of such persons deem appropriate, and each person, individually and in each capacity stated below, hereby appoints each of such persons as attorney-in-fact to execute in his name and on his behalf any of such amendments to the Registration Statement.

         Pursuant to the requirements of the Securities Act, this amendment to the registrant's registration statement has been signed by the following persons in the capacities and on the dates indicated. In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


  Signature                                 Title                                     Date
  ---------                                 -----                                     ----

/s/ Michael L D'Addio                       President and Chief                       February 7, 2001
---------------------------------------     Executive Officer
Michael L D'Addio

/s/ Gary L. Williams                        Vice President of Finance                 February 7, 2001
---------------------------------------     & Chief Financial Officer
Gary L. Williams                            (Principal Accounting Officer)


/s/ Thomas L. Massie                        Chairman of the Board                     February 7, 2001
---------------------------------------     of Directors
Thomas L. Massie

/s/ John C. Cavalier                        Director                                  February 7, 2001
---------------------------------------
John C. Cavalier

/s/ William B. Coldrick                     Director                                  February 7, 2001
---------------------------------------
William B. Coldrick

/s/ Timothy E. Mahoney                      Director                                  February 7, 2001
---------------------------------------
Timothy E. Mahoney

/s/ William Dambrackas                      Director                                  February 7, 2001
---------------------------------------
William Dambrackas